PROSPECTUS
Manulife Private Credit
Plus Fund

Manulife Private Credit Plus Fund	I	S	D
	MPIDX	MPSBX	MPDBX
Manulife Private Credit Plus Fund (the “fund”) is a Massachusetts business trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a continuously offered, non-diversified,
closed-end
management investment company. The fund’s investment objective is to seek income and, to a lesser extent, capital appreciation. The fund operates as a fund of funds and, under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in private credit investments. There can be no assurance that the fund will achieve its investment objective.
John Hancock Investment Management LLC serves as the fund’s investment adviser (the “Advisor”). Under the supervision of the Advisor and with oversight by the Board of Trustees of the fund (the “Board”), Manulife Investment Management (US) LLC (the “Subadvisor” or “Manulife (US)”) handles the fund’s portfolio management activities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

	Per Class I Share	Per Class S Share	Per Class D Share	Total
Price to Public 1	At current NAV	At current NAV plus sales load	At current NAV plus sales load	$500,000,000 plus sales load
Maximum Sales Load as a Percentage of Purchase Amount 2	None	3.50%	1.50%
Total Proceeds to the Fund 3	Current NAV	Current NAV	Current NAV	$500,000,000

1	Class I Shares, Class S Shares and Class D Shares of beneficial interest (the “Shares”) are continuously offered at current net asset value (“NAV”), which will fluctuate.
2
Class S Share investments may be subject to a sales charge of up to 3.50% and Class D Shares may be subject to a sales charge of up to 1.50%. Such sales load will not form part of an investor’s investment in the fund. The sales load may be waived in certain circumstances at the Advisor’s discretion. See “Distribution Arrangements.”

3
Total Proceeds to the fund assume that all registered Shares will be sold in a continuous offering and the maximum sales load is incurred as applicable. The proceeds may differ from that shown if other than the maximum sales load is paid on average, the then-current net asset value at which Shares are sold varies from that shown and/or additional Shares are registered.

John Hancock Investment Management Distributors LLC (the “Distributor”) acts as the distributor of the Shares, on a best efforts basis, subject to various conditions. Shares may be purchased by Eligible Investors (as defined herein) through brokers, dealers or banks that have entered into selling agreements with the Distributor, or through intermediaries that have an agreement with the Distributor related to the purchase of Shares. Neither the Distributor nor any other adviser, broker or dealer is obligated to buy from the fund any of the Shares. The Distributor serves as the principal underwriter for the fund. The Distributor is an affiliate of the Advisor.
In consideration for distribution and investor services in connection with Class S Shares and Class D Shares of the fund, the fund pays the Distributor or a designee a monthly fee equal to 0.85% per annum of the aggregate value of the fund’s Class S Shares outstanding and equal to 0.25% per annum of the aggregate value of the fund’s Class D Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee (as defined below) being calculated). The Advisor or its affiliates may pay from their own resources compensation to broker-dealers and other intermediaries in connection with placement of Shares or servicing of investors. These arrangements may result in receipt by such broker-dealers and other intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which otherwise would have been paid in connection with their placement of shares of a different investment fund. A prospective investor with questions regarding this arrangement may obtain additional detail by contacting his, her or its intermediary directly. Prospective investors also should be aware that this payment could create incentives on the part of an intermediary to view the fund more favorably relative to investment funds not making payments of this nature or making smaller such payments.
Shares are an illiquid investment. An investment in the fund should be considered a speculative investment that entails substantial risks, including but not limited to:

•
The fund’s Shares are not listed on any securities exchange and it is not anticipated that a secondary market for the fund’s Shares will develop. Thus, an investment in the fund may not be suitable for investors who may need the money they invest in a specified timeframe;

•	The amount of distributions that the fund may pay, if any, is uncertain;

•	The fund may pay distributions in significant part from sources that may not be available in the future;

•	All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income;

•	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn or otherwise;

•	The fund currently does not intend to offer to repurchase Shares at any time during the first two years of operations of the fund; and

•
An investor may pay a sales load up to 3.50% for Class S Shares and up to 1.50% for Class D Shares as described in this Prospectus. If an investor pays the maximum 3.50% sales load for Class S Shares, the investor must experience a total return on his or her net investment of more than 3.50% in order to recover these expenses. If an investor pays the maximum 1.50% sales load for Class D Shares, the investor must experience a total return on his or her net investment of more than 1.50% in order to recover these expenses.

This Prospectus sets forth concisely the information about the fund that a prospective investor should know before investing. You should read this Prospectus, which contains important information, before deciding whether to invest in the fund. You should retain the Prospectus for future reference. A Statement of Additional Information (SAI) dated September 18, 2024, containing additional information about the fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. A copy of the SAI may be obtained without charge by calling
800-225-6020
(toll-free) or from the SEC’s website at sec.gov. Copies of the fund’s annual report and semi-annual report, when available, and other information about the fund may be obtained upon request by writing to the fund, by calling
800-225-6020,
or by visiting the fund’s website at
https://www.jhinvestments.com/mpidx
. You also may obtain a copy of any information regarding the fund filed with the SEC from the SEC’s website (sec.gov).

The fund’s Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
September 18, 2024

PROSPECTUS SUMMARY
The following is only a summary of this Prospectus and does not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this Prospectus and in the Statement of Additional Information (“SAI”), especially the information set forth under the heading “Investment Objective and Principal Investment Strategies” and “Risk Factors.”

The Fund	Manulife Private Credit Plus Fund, a Massachusetts business trust (the “fund”).

Continuous Offering	The fund
continuously offers and sells shares of beneficial interests (the “Shares”) designated as Class I Shares (“Class I Shares”), Class S Shares (“Class S Shares”), and Class D Shares (“Class D Shares”), through John Hancock Investment Management Distributors LLC (the “Distributor”). Investors who purchase Shares in the offering, and other persons who acquire Shares and are admitted to the fund by its Board of Trustees (each, individually a “Trustee” and collectively, the “Board”), will become shareholders of the fund (the “Shareholders”). The fund currently intends to accept purchases of Shares as of the last business day of each calendar month. All Shares are sold at the most recently calculated net asset value per Share for the class of Shares purchased as of the date on which the purchase is accepted. The minimum initial investment in the fund by any account is $25,000 for Class I Shares and $10,000 for Class S Shares and Class D Shares with additional investment minimums of $5,000 for Class I Shares, Class S Shares and Class D Shares. The minimum investment amounts may be reduced or waived by the fund at the fund’s sole discretion.
See
“Purchase Terms.” At the discretion of the Board and provided that it is in the best interests of the fund and Shareholders to do so, the fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly. In each repurchase offer, the fund may offer to repurchase its Shares at their net asset value (“NAV”) on the relevant valuation date.
See
“Repurchases and Transfers of Shares.”

Investment Objective and Principal Investment Strategies

Investment Objective	The fund’s investment objective is to seek income and, to a lesser extent, capital appreciation. There can be no assurance that the fund will achieve its investment objective.

Investment Strategies	The fund operates as a fund of funds and, under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in private credit investments (“Private Credit Investments”). Private Credit Investments include: (i) Senior Loans (as defined below); (ii) Asset-Based Lending Investments (as defined below); and (iii) Credit Investments (as defined below).

Under normal market conditions, the fund intends to invest in the following categories, subject to the following ranges:

• 50% to 70% of its net assets in Senior Loans; • 20% to 40% of its net assets in Asset-Based Lending Investments and/or Credit Investments; and

•  0% to 20% of its net assets in liquid investments including, but not limited to, publicly traded debt instruments (broadly syndicated loans, high yield bonds, convertible securities and notes), money market funds and other short-term bond funds and U.S. Treasury securities (“Liquid Investments”).

Although variations outside of these ranges are generally not anticipated, the Subadvisor may, during the fund’s initial “ramp up” period and under certain market or economic conditions, deviate from these percentage allocations. There is no limit on the range of maturities and credit quality of securities in which the fund and Underlying Funds (as defined below) may invest. Such securities may include below-investment grade securities. In response to adverse market, economic or political conditions, the fund may invest in high-quality fixed income securities, money market instruments and money market funds or may hold significant positions in cash or cash equivalents for defensive purposes.

The fund’s investment strategy may be implemented both directly by investing in Private Credit Investments and indirectly by investing in affiliated and unaffiliated underlying funds, including, but not limited to, closed-end
investment companies, business development companies (“BDCs”), private funds (other than affiliated private funds), and exchange-traded funds (“ETFs”) (the “Underlying Funds”) as determined by the Subadvisor.

The investment performance of the fund will reflect both the Subadvisor’s allocation decisions with respect to the Underlying Funds as well as the investment decisions made by the Underlying Funds’ managers and the performance of direct investments selected by the Subadvisor.

Senior Loans

Senior Loans are investments, made either directly by the fund or through Underlying Funds, in directly originated first and second lien term loans, delayed draw term loans, revolving credit facilities, and club deals. The fund or an Underlying Fund may also make investments and acquire securities in connection with Senior Loans, including equity co-investments.
Equity
co-investments
in which the fund may invest are typically small investments in a direct or indirect parent company of the borrower. Senior Loans do not include commercial mortgage loans (including subordinated real estate mezzanine financing). The Subadvisor or the manager of an Underlying Fund typically expects to employ a buy-and-hold
strategy. The fund or an Underlying Fund may invest in loans either by transacting directly at the initial funding date or acquiring loans in secondary market transactions. The fund’s or an Underlying Fund’s commitments in connection with a portion of the loans in which it invests may be unfunded.

The fund or an Underlying Fund may invest in loans secured by substantially all of the assets of the borrower and the other loan parties (subject to customary exceptions), including a pledge of the equity of the borrower and its subsidiaries. While real property is not a primary source of collateral, occasionally mortgages are part of the collateral package if the borrower owns particularly valuable real property. The fund or an Underlying Fund may also invest in subordinated debt obligations to the extent permitted by the fund’s or an Underlying Fund’s investment restrictions.

Asset-Based Lending Investments

Asset-Based Lending Investments are investments, made either directly by the fund or through Underlying Funds, in loans secured by an asset and include, among other investments:

•  Healthcare Loans & Royalty-Backed Credit: healthcare loans secured by revenue and intellectual property rights primarily on
FDA-approved
drugs and devices and royalty streams secured primarily by
FDA-approved
drugs and devices;

•  Transportation Assets: transportation assets such as loans and leases backed by commercial aircraft, aircraft engines, shipping vessels or other transportation and equipment;

•  Residential Real Estate Lending: the origination and acquisition of residential real estate loans and legacy mortgage loan pools, including distressed or nonperforming loans, and newly originated non-agency
mortgage loans;

•  Commercial Real Estate Lending: the origination and acquisition of commercial real estate loans secured by housing-related and traditional commercial real estate property types;

•  Consumer-Related Assets: acquisition of consumer loans, including distressed or nonperforming loans; high-yield asset-backed securities (“ABS”) backed by various forms of non-mortgage
household debt largely focused on select market segments such as: automobile loans and leases, credit cards and personal installment loans; and other types of consumer loans;

•  Corporate Asset-Based Credit: asset-based corporate credit secured by real estate, equipment, receivables, inventory and intellectual property rights, among other assets;

•  Equipment: the leasing or lease financing of a wide range of equipment which is mission critical to the operations of a lessee. Equipment may include, for example, injection molding machines, industrial cranes, so-called
“yellow metal” (i.e. earth moving equipment), titled and
non-titled
vehicles, but would not include equipment that would be categorized as transportation assets, such as ships and aircraft; and

•  Liquid Securitized Credit: securities backed by residential real estate (“RMBS”), commercial real estate (“CMBS”), collateralized mortgage obligations (“CMOs”) secured corporate loans (“CLOs”) and ABS.

Except for RMBS, CMBS, CMOs, CLOs and ABS, which may range from most senior
(AAA-rated)
to most subordinate
(BB-rated,
B-rated
and equity), most loans and investments made either directly by the fund or through Underlying Funds are not rated. If a loan or investment is rated, it will usually be rated by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Kroll Bond Rating Agency or DBRS Morningstar, and may be rated below investment-grade. Disclosure regarding the ratings of each of these rating agencies is included in the SAI.

Credit Investments

Credit Investments are investments, made either directly by the fund or through Underlying Funds, in indirect lending (including first lien loans, second lien loans, unitranche loans and mezzanine debt); opportunistic credit (including private credit solutions, special situations and market dislocations); structured credit (including CLOs); real assets credit (including infrastructure and real estate); and distressed credit.

Other Investment Strategies

The fund also may, but is not required to, make other investments as follows:

The fund may invest in notes, bills, debentures, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the fund may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a Credit Investment or in connection with a reorganization of a borrower. The fund may also engage in short sales. The fund may use derivative instruments to gain investment exposure to Credit Investments, provide downside protection and to dampen volatility.

In addition to making investments and having exposure to investments in U.S. entities and U.S. markets, the fund may make investments in and be exposed to investments in
non-U.S.
entities, including issuers in emerging markets. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The fund expects that its investment in
non-U.S.
issuers will be made primarily in U.S. dollar denominated securities, but it reserves the right to purchase securities and/or have exposure to investments that are foreign currency denominated. Some
non-U.S.
securities may be less liquid and more volatile than securities of comparable U.S. issuers.

The fund may invest in instruments that, at the time of investment, are illiquid (generally any investment that the fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment). The fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale, such as but not limited to closed-end
funds, BDCs and partnerships.

The fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high quality debt instruments maturing in one year or less, among other instruments.

The fund is not limited to the types of investments described above and may invest in other types of investments consistent with the fund’s investment objective.

The Investment Advisor and Subadvisor	The fund’s investment advisor is John Hancock Investment Management LLC (the “Advisor” or “JHIM”) and its subadvisor is Manulife Investment Management (US) LLC (the “Subadvisor” or “Manulife (US)”).

The Advisor is a registered investment adviser with the SEC under the Investment Advisers Act of 1940 (“Advisers Act”) and is an indirect principally owned subsidiary of Manulife Financial Corporation. The Advisor is responsible for overseeing the management of the fund, including its day-to-day
business operations and monitoring the Subadvisor. As of June 30, 2024, the Advisor had total assets under management of approximately $160.7 billion.

The Subadvisor is a registered investment adviser with the SEC under the Advisers Act and is a Delaware limited partnership. The Subadvisor handles the fund’s portfolio management activity, subject to oversight by the Advisor. As of June 30, 2024, the Subadvisor had total assets under management of approximately $206 billion.

The Distributor	John Hancock Investment Management Distributors LLC acts as the distributor of Shares on a best efforts basis, subject to various conditions, pursuant to the terms of a distribution agreement entered into with the fund. The Distributor maintains its principal office at 200 Berkeley Street, Boston, Massachusetts, 02116.

Custodian	State Street Bank and Trust Company, located at One Congress Street, Suite 1, Boston, Massachusetts 02114, currently acts as custodian with respect to the fund’s assets.

Transfer Agent	SS&C GIDS, Inc. (“SS&C”) located at 80 Lamberton Road, Windsor, Connecticut 06095, currently acts as transfer agent and dividend paying agent with respect to the fund’s assets.

Board of Trustees	The Board has an oversight role with respect to the fund and will include a majority of members (“Independent Trustees”) who will not be “interested persons” of the fund or of the Advisor as defined in Section 2(a)(19) of the 1940 Act. The Board will initially consist of four members, three of whom will be Independent Trustees.

Fees and Expenses	The fees and expenses of the fund are set forth below under “Fees and Expenses.” In consideration of the advisory services provided by the Advisor to the fund, the Advisor is entitled to a Management Fee (as defined below). The fund’s fees and expenses also include the following other fees: transfer agent fee, custody fee, and distribution and service fee. Class I Shares, Class S Shares and Class D Shares are subject to different fees and expenses.

Credit Facility	The fund may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions which may or may not be affiliated with the Advisor (each, a “Financial Institution”) and approved by the Board. The fund may borrow under a credit facility for a number of reasons, including without limitation, in connection with its investment activities, to make quarterly income distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the fund with temporary liquidity. To facilitate such Borrowing Transactions, the fund may pledge its assets to the Financial Institution.

Organization and Offering Expenses	The fund incurred organization costs of $371,337 and offering costs of $509,595 upon commencement of operations. Organization costs are expensed as incurred. Offering Costs are amortized over the fund’s first year of operations.

Expense Limitation Agreement	The Advisor contractually agrees to reduce its Management Fee for the fund or, if necessary, make payment to the fund, in an amount equal to the amount by which “Other Fund Level Expenses” of the fund incurred in the ordinary course of the fund’s business, exceed 0.50% of monthly net assets of the fund. “Other Fund Level Expenses” means all the expenses of the fund, excluding: (a) the Advisor’s Management Fee; (b) interest expenses; (c) taxes, (d) portfolio brokerage commissions; (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the fund; (f) Rule
12b-1

fees (if applicable); (g) short dividends; (h) Acquired Fund Fees and Expenses (as defined below); and (i) class specific expenses. This agreement expires on September 30, 2025, unless renewed by mutual agreement of the Advisor and the fund based upon a determination that this is appropriate under the circumstances at that time. The Advisor also contractually agrees to reduce its Management Fee for the fund or, if necessary, make payment to the fund, so that the sum of: (a) the aggregate Management Fee (excluding any incentive fee) paid to the Advisor with respect to both the fund and that portion of any Underlying Fund (excluding any unaffiliated Underlying Fund) held by the fund; and (b) the advisory fee (excluding any incentive fee) paid to an affiliate of the Advisor with respect to that portion of an Underlying Fund (excluding any unaffiliated Underlying Fund) held by the fund, does not exceed the annual rate of 1.25% of the fund’s monthly net assets. This agreement expires on September 30, 2025, unless renewed by mutual agreement of the Advisor and the fund based upon a determination that this is appropriate under the circumstances at that time.

INVESTING IN THE FUND

Eligible Investors	Shares will be offered only to “Eligible Investors”. This means that to purchase Shares of the fund, a prospective Shareholder will be required to certify that the Shares are being acquired by an investor who is either: (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; or (ii) a
“non-U.S.
Person” investor within the meaning of Regulation S under the 1933 Act.

Purchase of Shares	The fund offers three separate classes of Shares designated as Class I Shares, Class S Shares and Class D Shares to certain Eligible Investors. Shares generally may only be purchased through brokers, dealers or banks that have entered into selling agreements with the Distributor, or through intermediaries that have an agreement with the Distributor related to the purchase of Shares. The fund currently intends to accept purchases of Shares as of the last business day of each calendar month. The Board may discontinue accepting purchases on a monthly basis at any time.

Closed-End Fund Structure: Limited Liquidity and Transfer Restrictions	The fund has been organized as a
closed-end
management investment company.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) in that closed-end
fund shareholders do not have the right to redeem their shares on a daily basis. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end
funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities and closed-end
funds are not subject to such a limitation.

The fund does not list the Shares on any securities exchange, and it is not expected that any secondary market will develop for the Shares. Shareholders will not be able to tender for repurchase their Shares on a daily basis because the fund is a closed-end
fund. Shares may not currently be exchanged for shares of any other fund. However, in order to provide liquidity, the fund intends on a quarterly basis to conduct repurchase offers for a portion its outstanding Shares.

An investment in the fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares. Shares should be viewed as a long-term investment.

Repurchases of Shares by the Fund	Because the fund is a closed-end fund, Shareholders do not have the right to require the fund to repurchase any or all of their Shares. At the sole discretion of the Board and provided that it is in the best interests of the fund and Shareholders to do so, the fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly or take any other action permitted by the tender offer rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and described in the written tender offer notice that will be provided to Shareholders for each repurchase offer. In determining whether the fund should offer to repurchase Shares from Shareholders, the Board will consider the recommendations of the Advisor as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Advisor currently expects that it will generally recommend to the Board that the fund offer to repurchase Shares from shareholders quarterly with tender offer valuation dates occurring on the last business day of March, June, September and December (each, a “Valuation Date”); however, there can be no assurance that any such tender offers will be conducted on a quarterly basis or at all. The fund currently does not intend to offer to repurchase Shares at any time during the first two years of operations of the fund. The fund is not required to conduct tender offers and may be less likely to conduct tender offers during periods of exceptional market conditions.

The Advisor expects that, generally, it will recommend to the Board that each repurchase offer ordinarily be limited to the repurchase of no more than 5% of the Shares outstanding although any particular recommendation may be outside this range. If the value of Shares tendered for repurchase exceeds the value the fund intended to repurchase, the fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata
basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer. See “Repurchases and Transfers of Shares.”

The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than twenty (20) business days after the commencement date of the repurchase offer and at least ten (10) business days from the date that notice of an increase or decrease in the percentage of the Shares being sought or consideration offered is first published, sent or given to Shareholders. The Expiration Date may be extended by the Board in its sole discretion. The fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

The fund has the right to repurchase Shares from a Shareholder if the Board determines that the repurchase is in the best interests of the fund or upon the occurrence of certain events specified in the fund’s Agreement and Declaration of Trust.

Distributions	The fund intends to make regular quarterly cash distributions to Shareholders. The fund will distribute annually any net short-term capital gain and any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss).

Distributions to Shareholders cannot be assured, and the amount of each quarterly distribution may vary. See “Distributions” and “Federal Income Tax Matters.”

Dividend Reinvestment Plan	Each Shareholder will automatically be a participant under the fund’s Dividend Reinvestment Plan (“DRP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares. Election not to participate in the DRP and to receive all income dividends and/or capital gains distributions, if any, in cash may be made by notice to the fund or, if applicable, to a Shareholder’s broker or other intermediary (who should be directed to inform the fund).

Provision of Tax Information to Shareholders; Shareholder Reports	The fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form 1099 as is required by law to assist Shareholders in preparing their tax returns. The fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report. Shareholders may also receive additional periodic reports regarding the fund’s operations.

TAXATION	The fund expects to qualify as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). For each taxable year that the fund so qualifies, the fund is not subject to federal income tax on that part of its taxable income that it distributes to Shareholders. Taxable income consists generally of net investment income and any capital gains. The fund will distribute substantially all of its net investment income and gains to Shareholders. These distributions generally will be taxable as ordinary income or capital gains to the Shareholders. Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. The fund will inform Shareholders of the amount and character of the distributions to Shareholders. See “Investing in the fund - Dividend Reinvestment Plan.”

RISK FACTORS	An investment in the fund involves significant risks, some of which are described in more detail in the “Risk Factors” section of this Prospectus.
Given the significant risks, an investment in Shares may not be appropriate for all investors. You should carefully consider your ability to assume these risks before making an investment in the fund.
FEES AND EXPENSES
The purpose of the table below is to help you understand all fees and expenses that you, as a Shareholder, would bear directly or indirectly. In accordance with SEC requirements, the table below shows the fund’s expenses as a percentage of approximately $60,406,198 in net assets, as of December 31, 2023, and not as a percentage of total assets. By showing expenses as a percentage of net assets, expenses are not expressed as a percentage of all of the assets in which the fund invests.

Shareholder Transaction Expenses	Class I Shares	Class S Shares	Class D Shares
Sales Load on Purchases (as a percentage of offering price) 1	None	3.50%	1.50%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee	1.25%	1.25%	1.25%
Distribution and Service Fee 2	0.00%	0.85%	0.25%
Other Expenses 3	1.03%	1.03%	1.03%
Acquired Fund Fees and Expenses 4	1.49%	1.49%	1.49%
Total Annual Fund Operating Expenses	3.77%	4.62%	4.02%
Fee Waiver and/or Expense Reimbursements 5	-1.54%	-1.54%	-1.54%
Total Annual Fund Operating Expenses after Fee Waiver and/or Expense Reimbursements	2.23%	3.08%	2.48%

(1)
Class S and Class D Share investments may be subject to a maximum sales charge of 3.50% and 1.50%, respectively. Such a sales load will not form part of an investor’s investment in the fund. Any sales load will reduce the amount of an investor’s initial or subsequent investment in the fund, and the impact on a particular investor’s investment returns would not be reflected in the returns of the fund. The sales load may be waived in certain circumstances as described in this Prospectus or as otherwise approved by the Advisor.
(2)
In connection with Class S Shares of the Fund, the Fund pays a Distribution and Service Fee equal to 0.85% per annum of the aggregate value of the Fund’s Class S Shares outstanding and in connection with Class D Shares of the Fund, the Fund pays a Distribution and Service Fee equal to 0.25% per annum of the aggregate value of the Fund’s Class D shares, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Distribution and Service Fee is payable quarterly. The Distributor may pay all or a portion of the Distribution and Service Fee to the broker-dealers that sell Shares of the Fund or provide investor services and/or administrative assistance to Shareholders. See “Distribution and Service Fee” below.

(3)
“Other Expenses” are based on estimated amounts for the current fiscal year. Other Expenses include the fund’s operating expenses, including professional fees, transfer agency fees, administration fees, custody fees, offering costs and other operating expenses.

(4)	“Acquired Fund Fees and Expenses” are based on indirect net expenses associated with the fund’s investments in underlying investment companies.
(5)
The Advisor contractually agrees to reduce its Management Fee for the fund or, if necessary, make payment to the fund, in an amount equal to the amount by which “Other Fund Level Expenses” of the fund incurred in the ordinary course of the fund’s business, exceed 0.50% of monthly net assets of the fund. “Other Fund Level Expenses” means all the expenses of the fund, excluding: (a) the Advisor’s Management Fee; (b) interest expenses; (c) taxes, (d) portfolio brokerage commissions; (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the fund; (f) Rule
12b-1
fees (if applicable); (g) short dividends; (h) Acquired Fund Fees and Expenses; and (i) class specific expenses. This agreement expires on September 30, 2025, unless renewed by mutual agreement of the Advisor and the fund based upon a determination that this is appropriate under the circumstances at that time. The Advisor also contractually agrees to reduce its Management Fee for the fund or, if necessary, make payment to the fund, so that the sum of: (a) the aggregate Management Fee (excluding any incentive fee) paid to the Advisor with respect to both the fund and that portion of any Underlying Fund held (excluding any unaffiliated Underlying Fund) by the fund; and (b) the advisory fee (excluding any incentive fee) paid to an affiliate of the Advisor with respect to that portion of an Underlying Fund (excluding any unaffiliated Underlying Fund) held by the fund, does not exceed the annual rate of 1.25% of the fund’s monthly net assets. This agreement expires on September 30, 2025, unless renewed by mutual agreement of the Advisor and the fund based upon a determination that this is appropriate under the circumstances at that time.

For a more complete description of the various fees and expenses of the fund, see “Management of the Fund.”
EXAMPLE
The following example illustrates the expenses that you would pay on a $1,000 investment in Shares, for the time periods indicated and then redeem or hold all of your Shares at the end of those periods. This example assumes a 5% average annual return and that fund expenses will not change over the periods. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:*
Cumulative Expenses Paid for the Period of:

Expenses ($)	Class I	Class S	Class D
Year 1	23	65	40
Year 3	101	156	122
Year 5	181	248	205
Year 10	391	481	422
The example should not be considered a representation of future expenses. Actual expenses may be higher or lower.

*
The example assumes that the total annual fund operating expenses (excluding any sales loads on reinvested dividends, fee waivers and/or expense reimbursements) set forth in the Annual Expenses table above are as shown and remain the same for each year, and that all dividends and distributions are reinvested at net asset value. The expenses used to calculate the fund’s examples do not include fee waivers or expense reimbursements. Actual expenses may be greater or less than those assumed. Moreover, the fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

The fund bears all costs of its organization and operation, including but not limited to expenses of preparing, printing and mailing all shareholders’ reports, notices, prospectuses, proxy statements and reports to regulatory agencies; expenses relating to the issuance, registration and qualification of shares; government fees; interest charges; expenses of furnishing to Shareholders their account statements; taxes; expenses of redeeming shares; brokerage and other expenses connected with the execution of portfolio securities transactions; expenses pursuant to a fund’s plan of distribution; fees and expenses of custodians including those for keeping books and accounts maintaining a committed line of credit and calculating the NAV of shares; fees and expenses of transfer agents and dividend disbursing agents; legal, accounting, financial, management, tax and auditing fees and expenses of the fund (including an allocable portion of the cost of the Advisor’s employees rendering such services to the fund); the compensation and expenses of officers and Trustees (other than persons serving as President or Trustee who are otherwise affiliated with the funds the Advisor or any of their affiliates); expenses of Trustees’ and shareholders’ meetings; trade association memberships; insurance premiums; and any extraordinary expenses.
The Advisor shall be entitled to receive from the fund as compensation for its services a Management Fee.
The Advisor shall be paid at the end of each calendar month a fee at the annual rate of 1.25% of the value of the fund’s monthly net assets (the “Management Fee”).
$41,930 of offering costs were expensed during the period ended December 31, 2023 and $391,454 of unamortized offering costs are included in “Other assets” within the fund’s Statement of assets and liabilities.

FINANCIAL HIGHLIGHTS
This table details the financial performance of the fund, including total return information showing how much an investment in the fund has increased or decreased each period (assuming reinvestment of all dividends and distributions).
This information, except for the
six-month
period ended June 30, 2024, has been audited by Ernst & Young LLP, the fund’s independent registered public accounting firm. The financial statements of the fund: (i) for the fiscal period ended December 31, 2023, as well as Ernst & Young LLP’s related opinion as included in the fund’s most recent annual report to shareholders; and (ii) for the period ended June 30, 2024, as included in the fund’s most recent semi-annual report to shareholders, have been incorporated by reference into the SAI. Copies of the fund’s most recent annual report and semi-annual report are available upon request.

CLASS I SHARES Period ended	6-30-24 1		12-31-23 2
Per share operating performance
Net asset value, beginning of period	$20.26		$20.00
Net investment income 3	0.52		0.43
Net realized and unrealized gain (loss) on investments	0.05		0.16
Total from investment operations	0.57		0.59
Less distributions
From net investment income	(0.49)		(0.33)
Net asset value, end of period 4	$20.34		$20.26
Total return (%) 5	2.82	6	2.94	6
Ratios and supplemental data
Net assets, end of period (in millions)	$101		$60
Ratios (as a percentage of average net assets):
Expenses before reductions 7	2.34	8	1.32	6
Expenses including reductions 7	0.73	8	0.22	6
Net investment income	5.07	8	2.13	6
Portfolio turnover (%)	13		0	9

1	Six months ended 6-30-24. Unaudited.
2	Period from 10-16-23 (commencement of operations) to 12-31-23.
3	Based on average monthly shares outstanding.
4	The fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. No secondary market for the fund’s shares exists.
5	Total returns would have been lower had certain expenses not been reduced during the period.
6	Not annualized.
7	Ratios do not include expenses indirectly incurred from underlying funds and can vary based on the mix of underlying funds held by the fund.
8	Annualized.
9	Portfolio turnover for the period is 0% due to no sales activity.

THE FUND
The fund commenced operations on October 16, 2023 and is a continuously offered non-diversified,
closed-end
management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The fund was organized on January 4, 2023, as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust (the “Declaration of Trust”).
The fund’s principal office is located at the Advisor’s offices at 200 Berkeley Street, Boston, Massachusetts, 02116. The Advisor’s telephone number is
617-663-2430.
Investment advisory services are provided to the fund by the Advisor, John Hancock Investment Management LLC, a limited liability company organized under Massachusetts law, pursuant to an investment advisory agreement approved by the fund’s Board of Trustees (the “Advisory Agreement”). Under the supervision of the Advisor and oversight by the Board of Trustees of the fund (the “Board”), Manulife Investment Management (US) LLC (the “Subadvisor” or “Manulife (US)”) handles the fund’s portfolio management activities. The fund’s business and affairs are overseen by the Board.
USE OF PROCEEDS
The net proceeds to the fund will be invested in accordance with the fund’s investment objective and policies (as stated below) as soon as practicable. The fund currently anticipates being able to do so, under normal circumstances within three months after receipt. Pending investment of the net proceeds in accordance with the fund’s investment objective and policies, the fund will invest in high-quality, short-term debt securities, cash and/or cash equivalents. Investors should expect, therefore, that before the fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the fund would earn interest income at a modest rate. If the fund’s investments are delayed, the first planned distribution could consist principally of a return of capital.

INVESTMENT PROGRAM
Investment Objective and Principal Investment Strategies
Investment Objective
The fund’s investment objective is to seek income and, to a lesser extent, capital appreciation. There can be no assurance that the fund will achieve its investment objective. The Board of Trustees of the fund (the “Board”) may change the investment objective of the fund without Shareholder approval.
Investment Strategies
The fund operates as a fund of funds and, under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in private credit investments (“Private Credit Investments”). Private Credit Investments include: (i) Senior Loans (as defined below); (ii) Asset-Based Lending Investments (as defined below); and (iii) Credit Investments (as defined below).
Under normal market conditions, the fund intends to invest in the following categories, subject to the following ranges:

•	50% to 70% of its net assets in Senior Loans;

•	20% to 40% of its net assets in Asset-Based Lending Investments and/or Credit Investments; and

•
0% to 20% of its net assets in liquid investments including, but not limited to, publicly traded debt instruments (broadly syndicated loans, high yield bonds, convertible securities and notes), money market funds and other short-term bond funds and U.S. Treasury securities (“Liquid Investments”).

Although variations outside of these ranges are generally not anticipated, the Subadvisor may, during the fund’s initial “ramp up” period and under certain market or economic conditions, deviate from these percentage allocations. There is no limit on the range of maturities and credit quality of securities in which the fund and Underlying Funds (as defined below) may invest. Such securities may include below-investment grade securities. In response to adverse market, economic or political conditions, the fund may invest in high-quality fixed income securities, money market instruments and money market funds or may hold significant positions in cash or cash equivalents for defensive purposes.
The fund’s investment strategy may be implemented both directly by investing in Private Credit Investments and indirectly by investing in affiliated and unaffiliated underlying funds, including, but not limited to, closed-end
investment companies, business development companies (“BDCs”), private funds (other than affiliated private funds), and exchange-traded funds (“ETFs”) (the “Underlying Funds”) as determined by the Subadvisor.
The investment performance of the fund will reflect both the Subadvisor’s allocation decisions with respect to the Underlying Funds as well as the investment decisions made by the Underlying Funds’ managers and the performance of direct investments selected by the Subadvisor.
The Subadvisor considers environmental, social, and/or governance (“ESG”) factors, alongside other relevant factors, as part of its investment process. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. The ESG characteristics utilized in the fund’s investment process may change over time and one or more characteristics may not be relevant with respect to all issuers that are eligible fund investments.
Senior Loans
Senior Loans are investments, made either directly by the fund or through Underlying Funds, in directly originated first and second lien term loans, delayed draw term loans, revolving credit facilities, and club deals. The fund or an Underlying Fund may also make investments and acquire securities in connection with Senior Loans, including equity co-investments.
Equity
co-investments
in which the fund may invest are typically small investments in a direct or indirect parent company of the borrower. Senior Loans do not include commercial mortgage loans (including subordinated real estate mezzanine financing). The Subadvisor or the manager of an Underlying Fund typically expects to employ a buy-and-hold
strategy. The fund or an Underlying Fund may invest in loans either by transacting directly at the initial funding date or acquiring loans in secondary market transactions. The fund’s or an Underlying Fund’s commitments in connection with a portion of the loans in which it invests may be unfunded.
The fund or an Underlying Fund may invest in loans secured by substantially all of the assets of the borrower and the other loan parties (subject to customary exceptions), including a pledge of the equity of the borrower and its subsidiaries. While real property is not a primary source of collateral, occasionally mortgages are part of the collateral package if the borrower owns particularly valuable real property. The fund or an Underlying Fund may also invest in subordinated debt obligations to the extent permitted by the fund’s or an Underlying Fund’s investment restrictions.
Asset-Based Lending Investments
Asset-Based Lending Investments are investments, made either directly by the fund or through Underlying Funds, in loans secured by an asset and include, among other investments:

•
Healthcare Loans & Royalty-Backed Credit: healthcare loans secured by revenue and intellectual property rights primarily on
FDA-approved
drugs and devices and royalty streams secured primarily by
FDA-approved
drugs and devices;

•	Transportation Assets: transportation assets such as loans and leases backed by commercial aircraft, aircraft engines, shipping vessels or other transportation and equipment;

•
Residential Real Estate Lending: the origination and acquisition of residential real estate loans and legacy mortgage loan pools, including distressed or nonperforming loans, and newly originated non-agency
mortgage loans;

•	Commercial Real Estate Lending: the origination and acquisition of commercial real estate loans secured by housing-related and traditional commercial real estate property types;

•
Consumer-Related Assets: acquisition of consumer loans, including distressed or nonperforming loans; high-yield asset-backed securities (“ABS”) backed by various forms of non-mortgage
household debt largely focused on select market segments such as: automobile loans and leases, credit cards and personal installment loans; and other types of consumer loans;

•	Corporate Asset-Based Credit: asset-based corporate credit secured by real estate, equipment, receivables, inventory and intellectual property rights, among other assets;

•
Equipment: the leasing or lease financing of a wide range of equipment which is mission critical to the operations of a lessee. Equipment may include, for example, injection molding machines, industrial cranes, so-called
“yellow metal” (i.e. earth moving equipment), titled and
non-titled
vehicles, but would not include equipment that would be categorized as transportation assets, such as ships and aircraft; and

•
Liquid Securitized Credit: securities backed by residential real estate (“RMBS”), commercial real estate (“CMBS”), collateralized mortgage obligations (“CMOs”) secured corporate loans (“CLOs”) and ABS.

Except for RMBS, CMBS, CMOs, CLOs and ABS, which may range from most senior
(AAA-rated)
to most subordinate
(BB-rated,
B-rated
and equity), most loans and investments made either directly by the fund or through Underlying Funds are not rated. If a loan or investment is rated, it will usually be rated by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Kroll Bond Rating Agency or DBRS Morningstar, and may be rated below investment-grade. Disclosure regarding the ratings of each of these rating agencies is included in the SAI.

Credit Investments
Credit Investments are investments, made either directly by the fund or through Underlying Funds, in indirect lending (including first lien loans, second lien loans, unitranche loans and mezzanine debt); opportunistic credit (including private credit solutions, special situations and market dislocations); structured credit (including CLOs); real assets credit (including infrastructure and real estate); and distressed credit.
Other Investment Strategies
The fund also may, but is not required to, make other investments as follows:
The fund may invest in notes, bills, debentures, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the fund may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a Credit Investment or in connection with a reorganization of a borrower. The fund may also engage in short sales.
The fund may use derivative instruments to gain investment exposure to Credit Investments, provide downside protection and to dampen volatility.
In addition to making investments and having exposure to investments in U.S. entities and U.S. markets, the fund may make investments in and be exposed to investments in
non-U.S.
entities, including issuers in emerging markets. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The fund expects that its investment in
non-U.S.
issuers will be made primarily in U.S. dollar denominated securities, but it reserves the right to purchase securities and/or have exposure to investments that are foreign currency denominated. Some
non-U.S.
securities may be less liquid and more volatile than securities of comparable U.S. issuers.
The fund may invest in instruments that, at the time of investment, are illiquid (generally any investment that the fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment). The fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale, such as but not limited to closed-end
funds, BDCs and partnerships.
The fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high quality debt instruments maturing in one year or less, among other instruments.
The fund is not limited to the types of investments described above and may invest in other types of investments consistent with the fund’s investment objective.
RISK FACTORS
Below are descriptions of the principal factors that may play a role in shaping the fund’s and the underlying funds’ overall risk profile. Pursuant to the request of the SEC staff, the fund ordered the descriptions of the six most significant risks to the fund, based on the currently expected impact to the fund’s net asset value, yield and total return, so that they appear first. The fund’s other main risks follow in alphabetical order, not in order of importance. For further details about the fund’s risks, including additional risk factors that are not discussed in this Prospectus because they are considered non-principal factors, see the fund’s SAI.

PRINCIPAL RISKS OF INVESTING IN THE FUND
Fund of Funds Risk
The fund’s ability to achieve its investment objective will depend largely, in part, on: (i) the underlying fund’s performance, expenses, and ability to meet their investment objectives; and (ii) properly rebalancing assets among underlying funds and different asset classes. The fund is also subject to risks related to: (i) layering of fees of the underlying funds; and (ii) conflicts of interest associated with the Subadvisor’s ability to allocate fund assets without limit to other funds it advises and/or other funds advised by affiliated subadvisors. There is no assurance that either the fund or the underlying funds will achieve their investment objectives.
Affiliated Subadvised Fund Conflicts of Interest Risk.
The Subadvisor may allocate the fund’s assets without limit to underlying funds managed by the Subadvisor and/or other affiliated subadvisors (“Affiliated Subadvised Funds”). Accordingly, rebalancings of the assets of the fund present a conflict of interest because there is an incentive for the Subadvisor to allocate assets to the Subadvisor and other Affiliated Subadvised Funds rather than underlying funds managed by unaffiliated subadvisors. In this regard, the Subadvisor and other affiliated subadvisors of Affiliated Subadvised Funds benefit from the Subadvisor’s allocations of fund assets to such funds through the additional fees they earn on such allocated fund assets. The Subadvisor has a duty to allocate assets only to underlying funds it has determined are in the best interests of shareholders, and make allocations to Affiliated Subadvised Funds on this basis without regard to any such economic incentive. As part of its oversight of the fund and the Subadvisor, the Advisor will monitor to ensure that allocations are conducted in accordance with these principles.
Multi-Manager Risk; Limited Universe of Subadvisors and Underlying Funds.
A fund’s ability to achieve its investment objective depends upon a subadvisor’s skill in determining a fund’s strategic allocation to investment strategies and in selecting the best mix of underlying funds. The allocation of investments among the different subadvisors managing underlying funds with different styles and asset classes, such as equity, debt, U.S., or foreign securities, may have a more significant effect on the performance of a fund of funds when one of these investments is performing more poorly than the other. There is no assurance that allocation decisions will result in the desired effects. Investment decisions made by the subadvisor may cause a fund of funds to incur losses or to miss profit opportunities on which it might otherwise have capitalized. Moreover, at times, the Subadvisor may invest fund assets in underlying funds managed by a limited number of subadvisors. In such circumstances, the fund’s performance could be substantially dependent on the performance of these subadvisors. Similarly, the Subadvisor’s allocation of a fund of fund’s assets to a limited number of underlying funds may adversely affect the performance of the fund of funds, and, in such circumstances, it will be more sensitive to the performance and risks associated with those funds and any investments in which such underlying funds focus.
Senior Loans Risk
The fund may be subject to greater levels of credit risk, call (or “prepayment”) risk, settlement risk and liquidity risk than funds that do not invest in senior loans. Senior loans are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the fund’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment
rate and a senior loan may lose significant value before a default occurs. The fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior loans. In addition, the senior loans in which the fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively less liquid relative to markets for other more liquid fixed income securities. Consequently, transactions in senior loans may involve greater costs than transactions in more actively traded securities. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make senior loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in the fund being unable to realize full value for the senior loans and/or may result in the fund not receiving the proceeds from a sale of a senior loan for an extended period after such sale, each of which could result in losses to the fund. Senior loans may have extended trade settlement periods which may result in cash not being immediately available to the fund. If an issuer of a senior loan prepays or redeems the loan prior to maturity, the fund may have to reinvest the proceeds in other senior loans or similar instruments that may pay lower interest rates. Senior loans in which the fund invests may or may not be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. The fund may have limited rights to exercise remedies against such collateral or a borrower, and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require the fund to act collectively with other creditors to exercise its rights with respect to a senior loan. Because of the risks involved in investing in senior loans, an investment in the fund should be considered speculative. Junior loans, which are secured and unsecured subordinated loans, second lien loans and subordinate bridge loans, involve a higher degree of overall risk than senior loans of the same borrower due to the junior loan’s lower place in the borrower’s capital structure and, in some cases, their unsecured status.
Asset-Backed Securities (“ABS”)
The investment characteristics of ABS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The risk of each ABS depends both on the underlying assets and the legal structure of such security. Primarily, these securities do not have the benefit of the same security interest in the related collateral (
e.g.
, automobile loans or leases, student loans or other consumer loans). There is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Further, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on certain ABS include both interest and a partial payment of principal. This partial payment of principal may be composed of a scheduled principal payment as well as an unscheduled payment from the voluntary prepayment, refinancing or foreclosure of the underlying collateral. As a result of these unscheduled payments of principal, or prepayments on the underlying collateral, the price and yield of ABS can be adversely affected.
The risk of investing in ABS is ultimately dependent upon payment of loans or leases by the debtor. The collateral supporting ABS is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. As with mortgage-backed securities, ABS are often backed by a pool of assets representing the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an ABS is affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the collateral pool, the originator of the financial obligations or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.
Fixed-Income Securities Risk
Fixed-income securities are generally subject to two principal types of risk, as well as other risks described below: (1) interest-rate risk and (2) credit quality risk.
Interest-Rate Risk.
Fixed-income securities are affected by changes in interest rates. When interest rates decline, the market value of fixed-income securities generally can be expected to rise. Conversely, when interest rates rise, the market value of fixed-income securities generally can be expected to decline. The longer the duration or maturity of a fixed-income security, the more susceptible it is to interest-rate risk. Duration is a measure of the price sensitivity of a debt security, or a fund that invests in a portfolio of debt securities, to changes in interest rates, whereas the maturity of a security measures the time until final payment is due. Duration measures sensitivity more accurately than maturity because it takes into account the time value of cash flows generated over the life of a debt security. Recent and potential future changes in government monetary policy may affect interest rates. In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the U.S. Federal Reserve (“Fed”) raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s NAV, to decline, potentially suddenly and significantly. As a result, the fund may experience higher levels of repurchase requests and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance. In response to certain market conditions, governmental authorities and regulators may considerably lower interest rates, which, in some cases could result in negative interest rates. These actions, including their reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent the fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the fund’s uninvested cash.
Credit Quality Risk.
Fixed-income securities are subject to the risk that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments. If the credit quality of a fixed-income security deteriorates after the fund has purchased the security, the market value of the security may decrease and lead to a decrease in the value of the fund’s investments. An issuer’s credit quality could deteriorate as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, or other factors. Funds that may invest in lower-rated fixed-income securities, commonly referred to as non-investment
grade securities (or “junk bonds”), are riskier than funds that may invest in higher-rated fixed-income securities.
Investment-Grade Fixed-Income Securities in the Lowest Rating Category Risk.
Investment-grade fixed-income securities in the lowest rating category (such as Baa by Moody’s Investors Service, Inc. or BBB by S&P Global Ratings or Fitch Ratings, as applicable, and comparable unrated securities) involve a higher degree of risk than fixed-income securities in the higher rating categories. While such securities are considered investment-grade quality and are deemed to have adequate capacity for payment of principal and interest, such securities lack outstanding investment characteristics and have speculative characteristics as well. For example, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities.
Prepayment of Principal Risk.
Many types of debt securities, including floating-rate loans, are subject to prepayment risk. Prepayment risk is the risk that, when interest rates fall, certain types of obligations will be paid off by the borrower more quickly than originally anticipated and the fund may have to invest the proceeds in securities with lower yields. Securities subject to prepayment risk can offer less potential for gains when the credit quality of the issuer improves.
Extension Risk.
Extension risk is the danger that borrowers will defer prepayments due to market conditions. Extension risk is generally a concern in secondary market, structured-credit product investments. For instance, rising interest rates might discourage homeowners from refinancing their mortgages, which reduces prepayment flows. That extends the duration of the loans in a mortgage-backed security beyond what the valuation and risk models initially predicted. As a result, in a period of rising interest rates, such securities may exhibit additional volatility and may lose value.
Lending Risk
An underlying fund may originate loans to, or purchase, assignments of or participations in loans made to, various issuers, including distressed companies. Such investments may include senior secured, junior secured and mezzanine loans and other secured and unsecured debt that has been recently originated or that trade on the secondary market. The value of an underlying fund’s investment in loans may be detrimentally affected to the extent a borrower defaults on its obligations, there is insufficient collateral and/or there are extensive legal and other costs incurred in collecting on a defaulted loan. However, there can be no assurance that the value assigned by an underlying fund to collateral underlying a loan of the underlying fund can be realized upon liquidation, nor can there be any assurance that collateral will retain its value.
Moreover, loans may also be supported by collateral, the value of which may fluctuate. In addition, active lending/origination by the underlying fund may subject it to additional regulation. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral. Should the underlying fund need to collect on a defaulted loan, litigation could result. In addition, even before litigation is commenced, the underlying fund could experience substantial costs in trying to collect on defaulted investments, such as legal fees, collection agency fees, or discounts related to the assignment of a defaulted loan to a third party. Any litigation may consume substantial amounts of an underlying fund’s advisor’s time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
There will be no limits with respect to loan origination by the fund other than: (i) the diversification limits of the 1940 Act; and (ii) the restrictions on investments involving the underlying fund’s advisor’s affiliates (e.g., securitizations where such advisor is sponsor).
Delayed Funding Loans and Revolving Credit Facilities Risk
The fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
Changes in U.S. Law
Changes in the state and U.S. federal laws applicable to the fund, including changes to state and U.S. federal tax laws, or applicable to the Advisor, the Subadvisor and other securities or instruments in which the fund may invest, may negatively affect the fund’s returns to Shareholders. The fund may need to modify its investment strategy in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.
Credit and Counterparty Risk
This is the risk that the issuer or guarantor of a fixed-income security, the counterparty to an over-the-counter
(“OTC”) derivatives contract (see “Risk Factors - Hedging, Derivatives, and Other Strategic Transactions Risk”), or a borrower of the fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise honor its obligations. Credit risk associated with investments in fixed-income securities relates to the ability of the issuer to make scheduled payments of principal and interest on an obligation. If the fund invests in fixed-income securities, it will be subject to varying degrees of risk that the issuers of the securities will have their credit ratings downgraded or will default, potentially reducing the fund’s share price and income level. Nearly all fixed-income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations, domestic or foreign governments, or their subdivisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States; the ability to borrow from the U.S. Treasury; only by the credit of the issuing U.S. government agency, instrumentality, or corporation; or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by congressional appropriations, and their fixed-income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. An agency of the U.S. government has placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). When a fixed-income security is not rated, a manager may have to assess the risk of the security itself. Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets.
Funds that invest in below-investment-grade securities, also called non-investment
grade (or “junk”) bonds (e.g., fixed-income securities rated Ba or lower by Moody’s Investors Service, Inc. or BB or lower by S&P Global Ratings or Fitch Ratings, as applicable, at the time of investment, or determined by a manager to be of comparable quality to securities so rated) are subject to increased credit risk. The sovereign debt of many foreign governments, including their subdivisions and instrumentalities, falls into this category. Below-investment-grade securities offer the potential for higher investment returns than higher-rated securities, but they carry greater credit risk: their issuers’ continuing ability to meet principal and interest payments is considered speculative, they are more susceptible to real or perceived adverse economic and competitive industry conditions, and they may be less liquid than higher-rated securities.
In addition, the fund is exposed to credit risk to the extent that it makes use of OTC derivatives (such as forward foreign currency contracts and/or swap contracts) and engages to a significant extent in the lending of fund securities or the use of repurchase agreements. OTC derivatives transactions can be closed out with the other party to the transaction. If the counterparty defaults, the fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the fund will succeed in enforcing them. The fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the fund has incurred the costs of litigation. While the Subadvisor intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions.
Creditor Risk
Debt is generally subject to various creditor risks, including, but not limited to: (i) the possible invalidation of a loan as a “fraudulent conveyance” under the relevant creditors’ rights laws; (ii) so called lender liability claims by the issuer of the obligations; and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any underlying property, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of an investment in any such property.
Distressed Loans Risk
The fund may invest in structured products collateralized by below investment grade or distressed loans or securities. Investments in such structured products are subject to the risks associated with below investment grade securities. Such securities are characterized by high risk. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities.
Distribution Risk
There can be no assurance that quarterly distributions paid by the fund to Shareholders will be maintained at current levels or increase over time. The fund’s cash available for distribution may vary widely over the short- and long-term. If, for any calendar year, the total distributions made exceed the fund’s net investment taxable income and net capital gain, the excess generally will be treated as a return of capital to each Shareholder (up to the amount of the Shareholder’s basis in his or her share of the fund) and thereafter as gain from the sale of Shares. The amount treated as a return of capital reduces the Shareholder’s adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Shares. Distributions in any year may include a substantial return of capital component. Distributions are not fixed but are declared at the discretion of the Board.
Economic and Market Events Risk
Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; bank failures; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates were to rise or economic conditions deteriorate.

In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.
In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Fed raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise, and could cause the value of a fund’s investments, and the fund’s net asset value (“NAV”) to decline, potentially suddenly and significantly. As a result, the fund may experience higher levels of repurchase requests and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance.
In addition, as the Fed increases the target Fed funds rate, any such rate increases among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the fund.
Political turmoil within the United States and abroad may also impact the fund. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the United States and global securities markets and could significantly impair the value of the fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many fund investments, and increase uncertainty in or impair the operation of the United States or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.
Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the United Kingdom (“UK”) left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.
In addition, Brexit may create additional and substantial economic stresses for the UK, including a contraction of the UK economy and price volatility in UK stocks, decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty and declines in business and consumer spending as well as foreign direct investment. Brexit may also adversely affect
UK-based
financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU.
A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect fund performance. For example, the coronavirus
(COVID-19)
pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus
(COVID-19)
and the United States ended the public health emergency and national emergency declarations relating to the coronavirus
(COVID-19)
pandemic on May 11, 2023, the continued impact of coronavirus
(COVID-19)
and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing
political, social and economic risks. Any such impact could adversely affect the fund’s performance, resulting in losses to your investment.
Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.
As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of the fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead Russia’s economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.
In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and the fund’s investments may be affected, which may reduce the fund’s performance. Further, inflation may lead to a rise in interest rates, which may negatively affect the value of debt instruments held by the fund, resulting in a negative impact on the fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Equity Securities Risk
Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate, and can decline and reduce the value of a fund investing in equities. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. The value of equity securities purchased by a fund could decline if the financial condition of the companies in which the fund is invested declines, or if overall market and economic conditions deteriorate. An issuer’s financial condition could decline as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, irregular and/or unexpected trading activity among retail investors, or other factors. Changes in the financial condition of a single issuer can impact the market as a whole. Even a fund that invests in high-quality, or blue chip, equity securities, or securities of established companies with large market capitalizations (which generally have strong financial characteristics), can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be less able to react quickly to changes in the marketplace. The fund generally does not attempt to time the market. Because of its exposure to equities, the possibility that stock market prices in general will decline over short or extended periods subjects the fund to unpredictable declines in the value of its investments, as well as periods of poor performance.
Growth Investment Style Risk.
Certain equity securities (generally referred to as growth securities) are purchased primarily because a manager believes that these securities will experience relatively rapid earnings growth. Growth securities typically trade at higher multiples of current earnings than other securities. Growth securities are often more sensitive to market fluctuations than other securities because their market prices are highly sensitive to future earnings expectations. At times when it appears that these expectations may not be met, growth stock prices typically fall.
Value Investment Style Risk.
Certain equity securities (generally referred to as value securities) are purchased primarily because they are selling at prices below what the manager believes to be their fundamental value and not necessarily because the issuing companies are expected to experience significant earnings growth. The fund bears the risk that the companies that issued these securities may not overcome the adverse business developments or other factors causing their securities to be perceived by the manager to be underpriced or that the market may never come to recognize their fundamental value. A value security may not increase in price, as anticipated by the manager investing in such securities, if other investors fail to recognize the company’s value and bid up the price or invest in markets favoring faster growing companies. The fund’s strategy of investing in value securities also carries the risk that in certain markets, value securities will underperform growth securities. In addition, securities issued by U.S. entities with substantial foreign operations may involve risks relating to economic, political or regulatory conditions in foreign countries.
ESG Integration Risk
The Subadvisor considers ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing the fund. The portion of the fund’s investments for which the Subadvisor considers these ESG factors may vary, and could increase or decrease over time. In certain situations, the extent to which these ESG factors may be applied according to the Subadvisor’s integrated investment process may not include U.S. Treasuries, government securities, or other asset classes. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by the Subadvisor, carries the risk the fund may perform differently, including underperforming, funds that do not utilize ESG criteria, or funds that utilize different ESG criteria. Integration of ESG factors into the fund’s investment process may result in the Subadvisor making different investments for the fund than for a fund with a similar investment universe and/or investment style that does not incorporate such considerations in its investment strategy or processes, and the fund’s investment performance may be affected. Because ESG factors are one of many considerations for the fund, the Subadvisor may nonetheless include companies with low ESG characteristics or exclude companies with high ESG characteristics in the fund’s investments.
The ESG characteristics utilized in the fund’s investment process may change over time, and different ESG characteristics may be relevant to different investments. Although the Subadvisor has established its own structure to oversee ESG integration in accordance with the fund’s investment objective and strategies, successful integration of ESG factors will depend on the Subadvisor’s skill in researching, identifying, and applying these factors, as well as on the availability of relevant data. The method of evaluating ESG factors and subsequent impact on portfolio composition, performance, proxy voting decisions and other factors, is subject to the interpretation of the Subadvisor in accordance with the fund’s investment objective and strategies. ESG factors may be evaluated differently by different advisors, and may not carry the same meaning to all investors and advisors. The Subadvisor may employ active shareowner engagement to raise ESG issues with the management of select portfolio companies. The regulatory landscape with respect to ESG investing in the United States is evolving and any future rules or regulations may require the fund to change its investment process with respect to ESG integration.
Exchange-Traded Funds (ETFs) Risk
ETFs are a type of investment company bought and sold on a securities exchange. The fund could purchase shares of an ETF to gain exposure to a portion of the U.S. or a foreign market. The risks of owning shares of an ETF include the risks of directly owning the underlying securities and other instruments the ETF holds. A lack of liquidity in an ETF (e.g., absence of an active trading market) could result in the ETF being more volatile than its underlying securities. The existence of extreme market volatility or potential lack of an active trading market for an ETF’s shares could result in the ETF’s shares trading at a significant premium or discount to its NAV. An ETF has its own fees and expenses, which are indirectly borne by the fund. The fund may also incur brokerage and other related costs when it purchases and sells ETFs. Also, in the case of passively-managed ETFs, there is a risk that an ETF may fail to closely track the index or market segment that it is designed to track due to delays in the ETF’s implementation of changes to the composition of the index or other factors.
Exchange-Traded Notes (ETNs) Risk
ETNs are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities and trade on a major exchange similar to shares of ETFs. This type of debt security differs, however, from other types of bonds and notes because ETN returns are based upon the performance of a market index minus applicable fees, no period coupon payments are distributed, and no principal protections exist. The purpose of ETNs is to create a type of security that combines the aspects of both bonds and ETFs. The value of an ETN may be influenced by time to maturity; level of supply and demand for the ETN; volatility and lack of liquidity in underlying commodities or securities markets; changes in the applicable interest rates; changes in the issuer’s credit rating; and economic, legal, political, or geographic events that affect the referenced commodity or security. The fund’s decision to sell its ETN holdings also may be limited by the availability of a secondary market. If the fund must sell some or all of its ETN holdings and the secondary market is weak, it may have to sell such holdings at a discount. If the fund holds its investment in an ETN until maturity, the issuer will give the fund a cash amount that would be equal to the principal amount (subject to the day’s index factor). ETNs are also subject to counterparty credit risk and fixed-income risk.
Foreign Securities Risk
Funds that invest in securities traded principally in securities markets outside the United States are subject to additional and more varied risks, as the value of foreign securities may change more rapidly and extremely than the value of U.S. securities. Less information may be publicly available regarding foreign issuers, including foreign government issuers. Foreign securities may be subject to foreign taxes and may be more volatile than U.S. securities. Currency fluctuations and political and economic developments may adversely impact the value of foreign securities. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs, and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities, some or all of which may not be reclaimable. Also, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency or assets from a country); political changes; or diplomatic developments could adversely affect the fund’s investments. In the event of nationalization, expropriation, confiscatory taxation, or other confiscation, the fund could lose a substantial portion of, or its entire investment in, a foreign security. Foreign countries, especially emerging market countries, also may have problems associated with settlement of sales. Such problems could cause the fund to suffer a loss if a security to be sold declines in value while settlement of the sale is delayed. In addition, there may be difficulties and delays in enforcing a judgment in a foreign court resulting in potential losses to the fund.
Some of the foreign securities risks are also applicable to funds that invest a material portion of their assets in securities of foreign issuers traded in the United States.
If applicable, depositary receipts are subject to most of the risks associated with investing in foreign securities directly because the value of a depositary receipt is dependent upon the market price of the underlying foreign equity security. Depositary receipts are also subject to liquidity risk. Additionally, the Holding Foreign Companies Accountable Act (“HFCAA”) could cause securities of foreign companies, including American depositary receipts, to be delisted from U.S. stock exchanges if the companies do not allow the U.S. government to oversee the auditing of their financial information. Although the requirements of the HFCAA apply to securities of all foreign issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, a fund’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The fund may also need to seek other markets in which to transact in such securities, which could increase the fund’s costs.

Currency risk.
Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the fund’s investments. Currency risk includes both the risk that currencies in which the fund’s investments are traded, or currencies in which the fund has taken an active investment position, will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or currency controls or political developments in the United States or abroad. Certain funds may engage in proxy hedging of currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the fund owns or wants to own. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the fund could lose money on its investment and also lose money on the position designed to act as a proxy hedge. Certain funds may also take active currency positions and may cross-hedge currency exposure represented by their securities into another foreign currency. This may result in the fund’s currency exposure being substantially different than that suggested by its securities investments. All funds with foreign currency holdings and/or that invest or trade in securities denominated in foreign currencies or related derivative instruments may be adversely affected by changes in foreign currency exchange rates. Derivative foreign currency transactions (such as futures, forwards, and swaps) may also involve leveraging risk, in addition to currency risk. Leverage may disproportionately increase the fund’s portfolio losses and reduce opportunities for gain when interest rates, stock prices, or currency rates are changing.
Continental Europe.
European securities may be affected significantly by economic, regulatory, or political developments affecting European issuers. All countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Economic and Monetary Union. Eastern European markets are relatively undeveloped and may be particularly sensitive to economic and political events affecting those countries.
Hedging, Derivatives, and Other Strategic Transactions Risk
The ability of the fund to utilize hedging, derivatives, and other strategic transactions to benefit the fund will depend in part on its Subadvisor’s ability to predict pertinent market movements and market risk, counterparty risk, credit risk, interest-rate risk, and other risk factors, none of which can be assured. The skills required to utilize hedging and other strategic transactions are different from those needed to select a fund’s securities. Even if the Subadvisor only uses hedging and other strategic transactions in the fund primarily for hedging purposes or to gain exposure to a particular securities market, if the transaction does not have the desired outcome, it could result in a significant loss to the fund. The amount of loss could be more than the principal amount invested. These transactions may also increase the volatility of the fund and may involve a small investment of cash relative to the magnitude of the risks assumed, thereby magnifying the impact of any resulting gain or loss. For example, the potential loss from the use of futures can exceed the fund’s initial investment in such contracts. In addition, these transactions could result in a loss to the fund if the counterparty to the transaction does not perform as promised.
The fund may invest in derivatives, which are financial contracts with a value that depends on, or is derived from, the value of underlying assets, reference rates, or indexes. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. The fund may use derivatives for many purposes, including for hedging and as a substitute for direct investment in securities or other assets. Derivatives may be used in a way to efficiently adjust the exposure of the fund to various securities, markets, and currencies without the fund actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of fund assets and making new investments over time. Further, since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the fund uses derivatives for leverage, investments in the fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit risks associated with leverage, the fund is required to comply with the Rule
18f-4
under the 1940 Act (the “Derivatives Rule”) as outlined below. For a description of the various derivative instruments the fund may utilize, refer to the SAI.

The Derivatives Rule mandates that the fund adopt and/or implement:
(i) value-at-risk
limitations (“VaR”); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (“Limited Derivatives User”) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule. Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks. The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, the fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. In addition, when-issued or forward settling securities transactions that physically settle within
35-days
are deemed not to involve a senior security.
At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the assets of the fund. Legislation or regulation may change the way in which the fund itself is regulated. The Advisor cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the fund’s ability to achieve its investment objectives.
The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other, more traditional assets. In particular, the use of derivative instruments exposes the fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party’s consent to assign the transaction to a third party. If the counterparty defaults, the fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the fund will be subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the fund when the fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the fund has incurred the costs of litigation. While the Subadvisor intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the fund contracts with a limited number of counterparties, the fund’s risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the fund. Derivatives are also subject to a number of other risks, including market risk, liquidity risk, and operational risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indexes they are designed to hedge or closely track. Suitable derivatives transactions may not be available in all circumstances. The fund is also subject to the risk that the counterparty closes out the derivatives transactions upon the occurrence of certain triggering events. In addition, the Subadvisor may determine not to use derivatives to hedge or otherwise reduce risk exposure. Government legislation or regulation could affect the use of derivatives transactions and could limit the fund’s ability to pursue its investment strategies.
A detailed discussion of various hedging and other strategic transactions appears in the SAI. To the extent that the fund utilizes the following list of certain derivatives and other strategic transactions, it will be subject to associated risks. The main risks of each appear below.
Credit default swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, risk of default of the underlying reference obligation, and risk of disproportionate loss are the principal risks of engaging in transactions involving credit default swaps.

Futures Contracts.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), and risk of disproportionate loss are the principal risks of engaging in transactions involving futures contracts.
Interest-Rate Swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, and risk of disproportionate loss are the principal risks of engaging in transactions involving interest-rate swaps.
Options.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), and risk of disproportionate loss are the principal risks of engaging in transactions involving options. Counterparty risk does not apply to exchange-traded options.
Reverse Repurchase Agreements
. An event of default or insolvency of the counterparty to a reverse repurchase agreement could result in delays or restrictions with respect to the fund’s ability to dispose of the underlying securities. A reverse repurchase agreement may be considered a form of leverage and may, therefore, increase fluctuations in the fund’s NAV.
Swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, settlement risk, risk of default of the underlying reference obligation, and risk of disproportionate loss are the principal risks of engaging in transactions involving swaps.
Illiquidity of Shares
The fund is a
closed-end
investment company designed primarily for long-term investors and is not intended to be a trading vehicle. The fund does not currently intend to list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop. Shares therefore are not readily marketable. Because the fund is a closed-end
investment company, Shares in the fund may not be tendered for repurchase on a daily basis, and they may not be exchanged for shares of any other fund.
Although the fund, at the sole discretion of the Board, will consider whether to make periodic repurchase offers of its outstanding Shares at net asset value, Shares are significantly less liquid than shares of funds that trade on a stock exchange. There is no guarantee that you will be able to sell all of your Shares that you desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed by Shareholders holding Shares of the fund, the fund will repurchase only a pro rata
portion of the Shares tendered by each Shareholder. The potential for pro-ration
may cause some investors to tender more Shares for repurchase than they otherwise would wish to have repurchased. In addition, in extreme cases, the fund may not be able to complete repurchases due to the fund’s holding of illiquid investments. In that event, you may be able to sell your Shares only if you are able to find an investor willing to purchase your Shares. Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and must be approved by the Board. Due to the requirements regarding tenders offers and the frequency with which the fund expects to offer to repurchase Shares, in the event the fund makes repurchase offers it is unlikely that the fund will be able to extend the expiration date of, or increase the amount of, any repurchase offer, which may result in an investor needing to subscribe to more than one repurchase offer to exit the fund in the case of oversubscribed repurchase offers.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on those Shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the fund may increase, which would tend to further reduce returns to the holders of Shares. Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the fund’s portfolio.

Interest Rate Risk
Interest rate risk is the risk that fixed-income securities such as debt securities and preferred securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall. The fund’s investments in debt securities and preferred securities means that the NAV and market price of the Shares will tend to decline if market interest rates rise. Given the historically low level of interest rates in recent years and the likelihood that interest rates will increase when the national economy strengthens, the risk of the potentially negative impact of rising interest rates on the value of the fund’s portfolio may be significant. In addition, the longer the average maturity of the fund’s portfolio of debt securities, the greater the potential impact of rising interest rates on the value of the fund’s portfolio and the less flexibility the fund may have to respond to the decreasing spread between the yield on its portfolio securities.
During periods of declining interest rates, an issuer may exercise its option to prepay principal of debt securities or to redeem preferred securities earlier than scheduled, forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. Recent and potential future changes in government monetary policy may affect the level of interest rates.
In certain market conditions, governmental authorities and regulators may considerably lower interest rates, which, in some cases could result in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent the fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the fund’s uninvested cash.
Lending Risk
The fund may originate loans to, or purchase, assignments of or participations in loans made to, various issuers, including distressed companies. Such investments may include senior secured, junior secured and mezzanine loans and other secured and unsecured debt that has been recently originated or that trade on the secondary market. The value of the fund’s investment in loans may be detrimentally affected to the extent a borrower defaults on its obligations, there is insufficient collateral and/or there are extensive legal and other costs incurred in collecting on a defaulted loan. However, there can be no assurance that the value assigned by the fund to collateral underlying a loan of the fund can be realized upon liquidation, nor can there be any assurance that collateral will retain its value.
Moreover, loans may also be supported by collateral, the value of which may fluctuate. In addition, active lending/origination by the fund may subject it to additional regulation. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral. Should the fund need to collect on a defaulted loan, litigation could result. In addition, even before litigation is commenced, the fund could experience substantial costs in trying to collect on defaulted investments, such as legal fees, collection agency fees, or discounts related to the assignment of a defaulted loan to a third party. Any litigation may consume substantial amounts of the Advisor’s and the Subadvisor’s time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
There will be no limits with respect to loan origination by the fund other than: (i) the diversification limits of the 1940 Act; and (ii) the restrictions on investments involving the Subadvisor’s affiliates (e.g., securitizations where the Subadvisor is sponsor).
Leverage Risk
Leverage creates risks for Shareholders, including the likelihood of greater volatility of NAV and market price of, and distributions from, the Shares and the risk that fluctuations in the costs of borrowings may affect the return to Shareholders. To the extent the income derived from investments purchased with funds received from leverage exceeds the cost of leverage, the fund’s distributions will be greater than if leverage had not been used. Conversely, if the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the amount available for distribution to Shareholders will be less than if leverage had not been used. In the latter case, the Advisor, in its best judgment, may nevertheless determine to maintain the fund’s leveraged position if it deems such action to be appropriate. While the fund has preferred shares or borrowings outstanding, an increase in short-term rates would also result in an increased cost of leverage, which would adversely affect the fund’s income available for distribution. There can be no assurance that a leveraging strategy will be successful.

The fee paid to the Advisor is calculated on the basis of the Advisor’s net assets, including assets attributable to any preferred shares that may be issued or to indebtedness, so the fees will be higher when leverage is utilized. In this regard, holders of any preferred shares do not bear the Management Fee. Rather, Shareholders bear the portion of the Management Fee attributable to the assets purchased with the proceeds, which means that Shareholders effectively bear the entire Management Fee.
Leverage may be achieved through the purchase of certain derivative instruments. The fund’s use of derivative instruments exposes the fund to special risks.
Management Risk
The fund is subject to management risk because it relies on the Subadvisor’s ability to pursue the fund’s investment objective, subject to the oversight of the Advisor and the Board. The Subadvisor applies investment techniques and risk analyses in making investment decisions for the fund, but there can be no guarantee that it will produce the desired results. The Subadvisor’s securities selections and other investment decisions might produce a loss or cause the fund to underperform when compared to other funds with similar investment goals. If one or more key individuals leave the employ of the Subadvisor, then the Subadvisor may not be able to hire qualified replacements, or may require an extended time to do so. This could prevent the fund from achieving its investment objective.
Natural Disasters, Adverse Weather Conditions, and Climate Change
Certain areas of the world may be exposed to adverse weather conditions, such as major natural disasters and other extreme weather events, including hurricanes, earthquakes, typhoons, floods, tidal waves, tsunamis, volcanic eruptions, wildfires, droughts, windstorms, coastal storm surges, heat waves, and rising sea levels, among others. Some countries and regions may not have the infrastructure or resources to respond to natural disasters, making them more economically sensitive to environmental events. Such disasters, and the resulting damage, could have a severe and negative impact on the fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the fund invests to conduct their businesses in the manner normally conducted. Adverse weather conditions also may have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.
Climate change, which is the result of a change in global or regional climate patterns, may increase the frequency and intensity of such adverse weather conditions, resulting in increased economic impact, and may pose long-term risks to a fund’s investments. The future impact of climate change is difficult to predict but may include changes in demand for certain goods and services, supply chain disruption, changes in production costs, increased legislation, regulation, international accords and compliance-related costs, changes in property and security values, availability of natural resources and displacement of peoples.
Legal, technological, political and scientific developments regarding climate change may create new opportunities or risks for issuers in which the fund invests. These developments may create demand for new products or services, including, but not limited to, increased demand for goods that result in lower emissions, increased demand for generation and transmission of energy from alternative energy sources and increased competition to develop innovative new products and technologies. These developments may also decrease demand for existing products or services, including, but not limited to, decreased demand for goods that produce significant greenhouse gas emissions and decreased demand for services related to carbon based energy sources, such as drilling services or equipment maintenance services.
Non-Diversified
Risk
Overall risk can be reduced by investing in securities from a diversified pool of issuers, while overall risk is increased by investing in securities of a small number of issuers. If the fund is not diversified within the meaning of the 1940 Act, that means it is allowed to invest a large portion of assets in any one issuer or a small number of issuers, which may result in greater susceptibility to associated risks. As a result, credit, market, and other risks associated with a non-diversified
fund’s investment strategies or techniques may be more pronounced than for funds that are diversified.

Operational and Cybersecurity Risk
With the increased use of technologies, such as mobile devices and cloud-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the fund and its Shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the fund or fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service
attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.
A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the fund. For example, in a denial of service, fund Shareholders could lose access to their electronic accounts indefinitely, and employees of the Advisor, the Subadvisor, or the fund’s other service providers may not be able to access electronic systems to perform critical duties for the fund, such as trading, NAV calculation, shareholder accounting, or fulfillment of fund share purchases and share repurchases Cybersecurity incidents could cause the fund, the Advisor, the Subadvisor, or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, litigation costs, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the fund invests, thereby causing the fund’s investments to lose value.
Cyber-events have the potential to affect materially the fund and the Advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The fund has established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the fund will be able to prevent or mitigate the impact of any or all cyber-events.
The fund is exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the fund’s service providers, counterparties, or other third parties, failed or inadequate processes, and technology or system failures.
The Advisor, the Subadvisor, and their respective affiliates have established risk management systems that seek to reduce cybersecurity and operational risks, and business continuity plans in the event of a cybersecurity breach or operational failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the Advisor, the Subadvisor, or their respective affiliates controls the cybersecurity or operations systems of the fund’s third-party service providers (including the fund’s custodian), or those of the issuers of securities in which the fund invests.
In addition, other disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the fund’s ability to conduct business, in particular if the fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.
Potential Consequences of Regular Repurchase Offers
The fund’s repurchase offer policy may have the effect of decreasing the size of the fund over time from what it otherwise would have been absent significant new investments in the fund. It may also force the fund to sell assets it would not otherwise sell and/or to maintain increased amounts of cash or liquid investments at times. It may also reduce the investment opportunities available to the fund and cause its expense ratio to increase. In addition, because of the limited market for private securities held by the fund, the fund may be forced to sell its liquid securities in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the fund’s ratio of relatively more illiquid securities to relatively more liquid securities for the remaining investors. It is not the intention of the fund to do this; however, it may occur.
Short Sales Risk
The fund may make short sales of securities. This means the fund may sell a security that it does not own in anticipation of a decline in the market value of the security. The fund generally borrows the security to deliver to the buyer in a short sale. The fund must then buy the security at its market price when the borrowed security must be returned to the lender. Short sales involve costs and risk. The fund must pay the lender interest on a security it borrows, and the fund will lose money if the price of the borrowed security increases between the time of the short sale and the date when the fund replaces the borrowed security. Further, if other short positions of the same security are closed out at the same time, a “short squeeze” can occur where demand exceeds the supply for the security sold short. A short squeeze makes it more likely that the fund will need to replace the borrowed security at an unfavorable price. The fund may also make short sales “against the box.” In a short sale against the box, at the time of sale, the fund owns or has the right to acquire the identical security, or one equivalent in kind or amount, at no additional cost.
Subject to regulatory requirements, until the fund closes its short position or replaces a borrowed security, the fund will comply with all applicable regulatory requirements, including the Derivatives Rule.
Subordinated Liens on Collateral
Certain debt investments that the fund may make will be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the fund’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the fund under the agreements governing the debt. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the fund is so entitled. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, the fund will only have an unsecured claim against the company’s remaining assets, if any.
The rights the fund may have with respect to the collateral securing the debt investments it makes with senior debt outstanding may also be limited pursuant to the terms of one or more inter-creditor agreements that the fund enters into with the holders of senior debt. Under such an inter-creditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. The fund may not have the ability to control or direct such actions, even if its rights are adversely affected.
Tax Risk
To qualify for the special tax treatment available to regulated investment companies, the fund must: (i) derive at least 90% of its annual gross income from certain kinds of investment income; (ii) meet certain asset diversification requirements at the end of each quarter; and (iii) distribute in each taxable year at least the sum of 90% of its net investment income (including net interest income and net short term capital gain and 90% of its net exempt interest income). If the fund fails to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the fund will be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to Shareholders. All distributions by the fund from earnings and profits, including distributions of net capital gain (if any), would be taxable to the

Shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate
Shareholders and (ii) for the dividends received deduction in the case of corporate Shareholders, provided that in each case the Shareholder meets applicable holding period requirements. In addition, in order to requalify for taxation as a regulated investment company, the fund might be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Federal Income Tax Matters.”
The tax treatment and characterization of the fund’s distributions may vary significantly from time to time due to the nature of the fund’s investments. The ultimate tax characterization of the fund’s distributions in a calendar year may not finally be determined until after the end of that calendar year. The fund may make distributions during a calendar year that exceed the fund’s net investment income and net realized capital gain for that year. In such a situation, the amount by which the fund’s total distributions exceed net investment income and net realized capital gain generally would be treated as a return of capital up to the amount of the Shareholder’s tax basis in his or her Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Shares. The fund’s income distributions that qualify for favorable tax treatment may be affected by the Internal Revenue Service’s (“IRS”) interpretations of the Code and future changes in tax laws and regulations. See “Federal Income Tax Matters.”
No assurance can be given as to what percentage of the distributions paid on Shares, if any, will consist of long-term capital gain or what the tax rates on various types of income will be in future years. See “Federal Income Tax Matters.”
Valuation Risk
The Board has designated the Advisor as the valuation designee to perform fair value functions for the fund in accordance with the Advisor’s valuation policies and procedures. In accordance with these policies and procedures, the Advisor values the fund’s investments at fair value as determined in good faith when market quotations are not readily available or are deemed to be unreliable. As a result, there can be no assurance that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. The Advisor, as valuation designee, is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters.
Usury Limitations
Interest charged on loans originated or acquired by the fund may be subject to state usury laws imposing maximum interest rates and penalties for violations, including restitution of excess interest and unenforceability of debt.
Risks Related to Equipment Investments
The fund may invest in equipment loans or finance leases. Finance leases are equipment leases which, due to the terms of the lease, constitute loans with the lessee being the legal owner of the underlying equipment and the lessor being the secured party. Equipment loans and finance leases are debt obligations secured by equipment owned and used by the borrower or lessee (as applicable). The fund may also invest in equipment where the fund is the owner of the relevant equipment and the lease is considered an operating lease rather than a financing lease. Investments in equipment loans, finance leases and operating leases have the following principal risks:

•	Credit risk;

•	Interest rate risk;

•	Structural and legal risks;

•	Casualty losses and insurance risks;

•	Changes in supply and demand;

•	Decreases in equipment values;

•	Lessee and/or borrower defaults;

•	Negative developments in the economy that impact the lessee/borrower;

•	Business interruption caused by mechanical failure, human error or force majeure events;

•	Failure to obtain required licenses and approvals to operate equipment or underlying business;

•	Liability risk as owner of equipment;

•	Technological innovation rendering equipment obsolescence; and

•	Remarketing risk.
Risks Related to Healthcare Loans and Royalty-Backed Credit Investments
Healthcare Product-Related Risk
The ability of the fund to generate returns will depend in part on the success of the pharmaceutical, biotechnology, specialty and generic pharmaceuticals, medical devices and products, laboratory and diagnostics products (the “Products”) related to the fund’s investments. To the extent any risks described below adversely affect sales of Products, potential returns for Shareholders will, in turn, be adversely affected.

Products Sales Risk
Sales from Products may be lower than their historical levels or lower than the amounts projected due to pricing pressures, insufficient demand, product competition, lack of market acceptance, obsolescence, safety or efficacy issues, restrictions on distribution imposed or requested by regulatory authorities, narrowing of the approved indication(s) for use, additions of boxed warnings or other warnings or precautions to the labeling, manufacturing shortages, loss of patent protection or other factors.
Medical Withdrawal Risk
After its regulatory approval and introduction into the market, a Product may still be subject to withdrawal from the market at the request or direction of the FDA or a foreign regulatory body. The manufacturer or marketer of a Product may voluntarily withdraw the Product from the market for medical, technical, regulatory, commercial or other reasons. There can be no assurance that a Product will not be withdrawn.
Medical Product Competition Risk
The healthcare industry is highly competitive and rapidly evolving. Each Product is subject to competition from alternative products or procedures that are now available, or that may be developed or become available in the future. The Products face competition from (i) products currently on the market that are approved for other indications, but may be subsequently approved for the same indications as those of the Products,
(ii) off-label
use of products approved for other indications, (iii) the introduction of new products or procedures, and/or (iv) improvements to existing products. Any of these changes may cause a Product to become more expensive than its competitors or less relevant as a therapeutic alternative, thereby decreasing the value of (and in some instances, rendering worthless) the expected revenue stream on that Product. In addition, a change of law could permit importation into the countries for which the fund is entitled to royalties for Product sales (the “Protected Countries”) of Products for which the fund may not be not entitled to royalties, which would reduce the sales of royalty bearing Products.
Licensees of the Products (“Licensees”) are responsible for the development, production, marketing and sale of the Products. The sale of the Products and the Licensees’ ability to maintain their competitive positions are related to the success of the Licensees’ respective marketing efforts. These efforts rely, in part, on the strength and reputation of a Product’s brand name, the capabilities of the Licensee’s sales force, and underlying trademarks, trade names and related intellectual property. A Licensee’s activities both in marketing the Products and in protecting its intellectual property may be outside the control of the fund. A Licensee’s failure either to market the Products actively or to diligently protect its intellectual property rights could reduce its competitive position. Other factors affecting the market position of the Products include their effectiveness, side effect profile, price and third-party insurance reimbursement policies.
Independent Medical Licensees
Revenue received by the fund is expected to include royalties paid by the Licensees or, in the case of bonds or other securities collateralized by royalties, payments supported by royalties paid by the Licensees. These Licensees are not owned by or affiliated with the fund and some of these Licensees may have interests that are different from the fund’s interests. These Licensees may be motivated to maximize income by allocating resources to other products and, in the future, may decide to focus less attention on the Products. There can be no assurance that each of these parties has adequate resources and motivation to continue to produce, market and sell the Products. Aside from any limited audit rights relating to the activities of the Licensees that the fund may have in certain circumstances, the fund does not have oversight rights with respect to the Licensees’ operations. The fund also has limited information on the Licensees’ operations. While the fund may be able to receive certain information relating to sales of Products through the exercise of audit rights and review of royalty reports, if available, the fund will not have the right to review or receive other important information relating to Products, including the results of any studies conducted by the Licensees or others, or complaints from doctors or users of the Products, that the Licensees may have. The market performance of the Products, therefore, may be diminished by any number of factors relating to the Licensees that are beyond the fund’s control.
In addition, royalty payments are determined by the Licensees based on their reported sales. Each Licensee’s calculation of the royalty payments is subject to and dependent upon the adequacy and accuracy of its sales and accounting functions, and errors may occur from time to time in the calculations made by a Licensee. While the fund may have certain audit rights with respect to the calculations and sales data for the associated royalty payments, such audit rights will be limited. In addition, such audits may occur many months following the fund’s recognition of the royalty revenue, may require the fund to adjust its royalty revenues in later periods and may require expense on the part of the fund.
Generic Medical Product Substitutes
Although the Products are based upon patents and/or patent applications with exclusive rights and may have other types of exclusivity under relevant laws, a regulatory authority may, upon expiration of such exclusivities, authorize marketing by a third party for a generic substitute for a Product, in which case the Product would become subject to competition from such generic substitute. Generic substitutes are typically sold at significantly lower prices than branded products. Governmental and other pressures to reduce pharmaceutical costs, including from third-party payers such as health maintenance organizations and health insurers, could influence physicians or pharmacies to increasingly use generic substitutes for the Products.
Potential Medical Product Liability Claims
The manufacturers, developers or marketers of the Products could become subject to product liability claims. A successful product liability claim could adversely affect the amount of revenue generated by the fund. Although the fund believes that it will not bear responsibility in the event of a product liability claim against the company manufacturing, marketing and/or selling the underlying Products, there can be no assurance that such claims would not materially and adversely affect the fund.
Patent and Other Intellectual Property Rights May Be Challenged and/or Otherwise Compromised
The success of the fund’s investments will frequently depend, at least in part, on the existence of valid and enforceable claims of issued patents and/or claims in pending patent applications in the United States and elsewhere throughout the world, and/or possibly on other forms of registered and/or unregistered intellectual property rights. For instance, in the case of royalty investments, the fund’s right to receive payments will depend on the sales of Products covered by such intellectual property rights. In the case of credit investments in companies in the healthcare industry, these companies’ performance and consequently the success of the fund’s investments in these companies will similarly be dependent on these intellectual property rights. The patents, patent applications, and/or other intellectual property rights on which these royalty streams or other investments depend may be challenged, invalidated, rendered unenforceable or otherwise compromised. By way of example only, there can be no assurance that a third party will not assert ownership or other rights in or to any such patents, patent applications or other intellectual property, or that any patent applications on which royalty streams or other investments may depend will proceed to grant. Similarly, there can be no assurance that, in the context of a patent challenge or otherwise, evidence such as prior art references, will not be uncovered that could have an adverse effect on the scope, validity or enforceability of any of the patents or on the patentability of any of the patent applications on which the royalty streams or other investments depend. Any challenge or other compromise of the patents, patent applications or other intellectual property rights on which the royalty streams or other investments depend may adversely affect the performance of the fund.
Challenges from the Licensees
Challenges to patent rights on which the royalty streams, and possibly other investments, may depend may come from Licensees as well as third parties. Pursuant to the Supreme Court decision of
Medimmune v. Genentech
, 549 U.S. 118, 127 S. Ct. 764 (2007), a licensee need not terminate its license agreement before seeking a declaratory judgment in federal court that the underlying patent is invalid, unenforceable, or not infringed. Therefore, there can be no assurance that a Licensee paying royalties contributing to the royalty streams will not challenge patent rights on which those royalties are based.
Medical Intellectual Property May be Infringed or Circumvented by Others
There is a risk that third parties may use the patents, patent applications and/or other intellectual property rights on which the royalty streams and other investments depend without authorization from the licensor or in the case of royalty streams, without otherwise paying royalties to the licensor. There also is a risk that companies within the healthcare industry may develop or otherwise obtain intellectual property that potentially could reduce any competitive advantage afforded by the patents, patent applications and/or other intellectual property on which the royalty streams or other investments depend. The undetected or unremedied use of these intellectual rights by third parties, and/or the design-around or circumvention of these intellectual property rights, could adversely affect the payments that the fund would receive.
Medical Trade Secrets
The fund’s right to receive payments in relation to royalty streams or other investments may depend, in part, on trade secrets, know-how
and technology which are not protected by patents. This information is typically protected through confidentiality agreements with parties that have access to such information, such as collaborative partners, licensors, employees and consultants. Any of these parties may breach the agreements and disclose or use the confidential information, and third parties might learn of or use the information in some other lawful or unlawful way. Any such disclosure or use of the trade secrets, know-how
or technology, whether lawful or unlawful, may adversely affect the payments that the fund would receive.
Foreign Jurisdiction Treatment of Medical Product Revenue Sources
A significant a portion of the royalty streams and other investments of the fund may relate to income generated from the manufacture, use or sale of the Products outside of the United States. The patents, patent applications and/or other intellectual property rights on which the royalty streams or other investments depend may not extend in each jurisdiction in which such Products are made, used or sold, and thus it may not be possible to prevent competitors from exploiting competing products in such markets. In addition, foreign jurisdictions have differing procedures and/or standards for prosecuting and/or maintaining patents, and may provide differing degrees of protection against the infringement or other unauthorized use of patents or other intellectual property. These variations among various international jurisdictions may affect the payments that the fund would receive.
The Fund Depends on Third Parties to Maintain, Enforce and Defend Patent Rights and Other Intellectual Property Rights on which the Fund’s Right to Receive Payments May Depend
While the value of the fund’s investments, including royalty streams may be highly dependent on the prosecution, maintenance, defense and/or enforcement of the patents, patent applications and other intellectual property rights, in most, if not all cases, the fund has no ability to control these activities and must rely on the willingness and ability of the licensor or its designee to undertake these activities. It is anticipated that the licensor or its designee will be in the best position to prosecute, maintain, enforce and/or defend the underlying patent and other intellectual property rights and that the licensor or its designee will have the requisite business and financial motivation to do so. However, there can be no assurance that these third parties will seek to vigorously prosecute, maintain, enforce or defend such rights, or that their efforts to do so will be successful. Any failure to successfully prosecute, maintain, enforce or defend such rights could have a material adverse effect on the respective investment and on the fund. The fund may not have the ability to participate in patent or other proceedings brought by or against the licensor or its designee, and if it does, the fund could incur substantial litigation costs.
Changes in Intellectual Property Law
Legislative, judicial and/or regulatory changes could occur during the term of the fund with respect to intellectual property matters that may adversely affect its ability to derive income from the royalty streams and other investments. By way of example only, in the United States, patent reform legislation is pending, that among other things, potentially could create additional risks with respect to validity and/or enforceability of patents.
Infringement of Third Party Patents and Other Intellectual Property Rights
The commercial success of the Products depends, in part, on avoiding infringement of the intellectual property rights of others. Third party issued patents or patent applications, trademarks, copyright, designs or other intellectual property rights claiming subject matter used to manufacture, market, sell and/or use the Products could exist. There can be no assurance that a license would be available for such subject matter if such infringement were to exist or, if offered, would be offered on reasonable and/or commercially feasible terms. Without such a license, it may be possible for third parties to assert infringement or other intellectual property claims against a Licensee based on such patents or other intellectual property rights. For instance, in the case of royalty streams, an adverse outcome in infringement proceedings could subject the Licensee to significant liabilities to third parties, require disputed rights to be licensed from third parties or require the Licensee to cease or modify its manufacturing, marketing, distribution, sale and/or use of the Products, thereby reducing the royalty streams.
Finite Terms and Other Contractual Matters
Rights to receive payments in respect of royalty streams typically have limited terms that are generally not subject to extension. Following the termination or expiration of the licensed intellectual property rights, or the termination or expiration of the license or contractual right to receive payments under any agreement pursuant to which the fund has the right to receive payments, the fund may not receive any further revenue related to the relevant Product, even if the Product continues to be sold. There also is a risk that disputes may arise with respect to the license agreements pertaining to the patents, patent applications and/or other intellectual property rights on which the royalty streams depend that adversely affect the fund’s right or ability to collect payments.
Product Development Risks
Though it is not the primary focus of the fund, the fund may in certain circumstances acquire some interests in Products undergoing development or clinical trials that have not yet received marketing approval by any regulatory authority. There can be no assurance that the FDA or other regulatory authorities will approve or clear such Products, or that such Products will be brought to market in a timely manner or at all. The research, development, preclinical and clinical trials, manufacturing, labeling, and marketing related to a health care company’s products are subject to an extensive regulatory approval process by regulatory agencies. The process for obtaining required regulatory approvals, including the required preclinical and clinical testing, is very lengthy, costly, and uncertain. There can be no guarantee that, even after such time and expenditures, a company will be able to obtain the necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products or that the approved labeling will be sufficient for favorable marketing and promotional activities. If a company is unable to obtain these approvals in a timely fashion, or if after approval for marketing, a product is later shown to be ineffective or to have unacceptable side effects not discovered during testing, the company may experience significant adverse effects, which in turn could negatively affect the performance of the fund.
Manufacturing and Supply Risk
Pharmaceutical products are manufactured in specialized facilities that, in major markets, require the approval of, and are subject to ongoing regulation by, regulatory agencies. For example, in the United States, Europe, and Japan (among other countries), drug product manufacturers must achieve and maintain compliance with current Good Manufacturing Practices (“
GMPs
”) set forth in national regulations and harmonized guidelines developed through the International Conference on Harmonization (“
ICH
”). To the extent these manufacturing standards are not met, manufacturing facilities may be closed or the production of applicable Products may be interrupted until such time as any deficiencies noted by such agencies are remedied. Any such closure or interruption may interrupt, for an indefinite period of time, the manufacture and distribution of a Product.
In addition, manufacturers of such Products may rely on third parties for aspects of the manufacturing process, including packaging of the Products or supplying bulk raw material used in the manufacture of the Products. Licensees generally rely on a small number of key, highly specialized suppliers, manufacturers and packagers. Any interruptions, however minimal, in the operation of these facilities could have a material adverse effect on Product sales.
Medical Enforcement Risk
Marketed medical products are subject to extensive postmarketing requirements, including laws and regulations related to advertising and promotion, safety surveillance and reporting, and price reporting. Failure to comply with these requirements could result in a range of enforcement actions that could have a material adverse effect on Product sales, including investigations, administrative penalties, judicial oversight, and potentially even market withdrawal.

Uncertainty Related to Healthcare Reimbursement and Reform Measures
In both the U.S. and foreign markets, sales of a health care company’s products and its success depend in part on the availability of reimbursement from third-party payors, including government health administration authorities (such as Medicare or Medicaid in the United States), private health insurers, and other health management organizations. The revenues and profitability of life sciences companies may be affected by the continuing efforts of governmental and other payors to contain or reduce the costs of healthcare. Payors are increasingly challenging the prices charged for medical products and services that they reimburse. If the Products of the companies the fund invests in are determined to not meet the criteria for coverage or reimbursement, these organizations may not reimburse the Products or may at lower levels. Significant uncertainty exists as to the reimbursement status of newly approved products. There can be no assurance that a company’s proposed product will be considered cost-effective or that adequate third-party reimbursement will be available to enable a company to maintain price levels sufficient to realize an appropriate return on its investment in product development.
In addition, changes in government legislation or regulation, changes in formulary or compendia listings, or changes in payors’ policies may reduce reimbursement of such products. If reimbursement is reduced or is not available for a Product, sales would diminish and decrease cash flows available to satisfy royalty payment obligations, thereby harming the fund’s revenue. In addition, macroeconomic factors may affect the ability of patients to pay for Products by, for example, diminishing the income patients have to pay out-of-pocket
costs and/or obtain sufficient health insurance coverage.
Risks Related to Transportation Investments
The Fund’s Aviation Investment Strategy Depends on the Continual Leasing and Remarketing of Aircrafts and Aircraft Engines
The fund’s ability to lease and remarket its aircrafts or aircraft engines will depend on general market and competitive conditions at the time the initial leases are entered into and expire. If the fund is not able to lease or remarket an aircraft or aircraft engine or to do so on favorable terms, it may be required to attempt to sell the aircraft or aircraft engine to provide funds for debt service obligations or other expenses. The fund’s ability to lease, remarket or sell the aircraft or aircraft engine on favorable terms or without significant off-lease
time and costs could be negatively affected by depressed conditions in the commercial aviation industry, airline bankruptcies, the effects of terrorism, war, natural disasters and/or epidemic diseases on airline passenger traffic trends, declines in the values of aircrafts and aircraft engines, and various other general market and competitive conditions and factors which are outside of the fund’s control. If the fund is unable to lease and remarket its aircraft or aircraft engine on favorable terms, the fund may incur substantial losses.
The Fund Could Incur Significant Costs Resulting from Aviation Lease Defaults
If the fund is required to repossess an aircraft or aircraft engine after a lessee default, it may incur significant costs. Those costs likely would include legal and other expenses associated with court or other governmental proceedings, particularly if the lessee is contesting the proceedings or is in bankruptcy. In addition, during any such proceedings the relevant aircraft or aircraft engine would likely not be generating revenue. The fund could also incur substantial maintenance, refurbishment or repair costs if a defaulting lessee fails to pay such costs and where such maintenance, refurbishment or repairs are necessary to put the aircraft or aircraft engine in suitable condition for remarketing or sale. The fund may also incur storage costs associated with any aircraft or aircraft engine that the fund repossesses and is unable to place immediately with another lessee.
It may also be necessary to pay off liens, taxes and other governmental charges on the aircraft or aircraft engine to obtain clear possession and to remarket the aircraft or aircraft engine effectively, including, in some cases, liens that the lessor might have incurred in connection with the operation of its other aircrafts or aircraft engines. The fund could also incur other costs in connection with the physical possession of the aircraft or aircraft engine.
The fund may suffer other negative consequences as a result of a lessee default, the related termination of the lease and the repossession of the related aircraft or aircraft engine. It is likely that its rights upon a lessee default will vary significantly depending upon the jurisdiction and the applicable law, including the need to obtain a court order for repossession of the aircraft or aircraft engine and/or consents for deregistration or export of the aircraft or aircraft engine. It is expected that when a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. Certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft or aircraft engine without paying lease rentals or performing all or some of the obligations under the relevant lease.
If the fund repossesses an aircraft or aircraft engine, the fund may not necessarily be able to export or deregister and profitably redeploy the aircraft or aircraft engine. For instance, where a lessee or other operator flies only domestic routes in the jurisdiction in which the aircraft or aircraft engine is registered, repossession may be more difficult, especially if the jurisdiction permits the lessee or the other operator to resist deregistration. The fund may also incur significant costs in retrieving or recreating records required for registration of the aircraft or aircraft engine, and in obtaining the Certificate of Airworthiness for an aircraft or aircraft engine. If, upon a lessee default, the fund incurs significant costs in connection with repossessing its aircraft or aircraft engine, is delayed in repossessing its aircraft or aircraft engine or is unable to obtain possession of its aircraft or aircraft engine as a result of lessee defaults, the fund may incur substantial losses.
The Fund May Experience Abnormally High Maintenance or Obsolescence Issues with Its Aircraft or Aircraft Engine
Aircrafts and aircraft engines are long-lived assets, requiring long lead times to develop and manufacture, with particular types and models becoming obsolete or less in demand over time when newer, more advanced aircrafts or aircraft engines are manufactured. The fund’s aircrafts and aircraft engines have exposure to obsolescence, particularly if unanticipated events occur which shorten the life cycle of such aircraft or aircraft engine types. These events include but are not limited to government regulation, technological innovations or changes in airline customers’ preferences. These events may shorten the life cycle for aircraft or aircraft engine types in the fund’s fleet and, accordingly, may negatively impact lease rates or result in losses.
Further, variable expenses like fuel, crew or aging aircraft or aircraft engine corrosion control or modification programs and airworthiness directives could make the operation of older aircraft more costly to the fund’s lessees and may result in increased lessee defaults. The fund may also incur some of these increased maintenance expenses and regulatory costs upon acquisition or remarketing of its aircraft or aircraft engine. Any of these expenses or costs may cause the fund to incur substantial losses.
The Value of the Aircrafts or Aircraft Engines the Fund Will Acquire and the Market Rates for Leases Could Decline
Aircraft or aircraft engine values and market rates for leases have from time to time experienced sharp decreases due to a number of factors including, but not limited to, decreases in passenger demand, increases in fuel costs, government regulation and increases in interest rates. Operating leases place the risk of realization of residual values on aircraft or aircraft engine lessors because only a portion of the equipment’s value is covered by contractual cash flows at lease inception.
In addition to factors linked to the commercial aviation industry generally, many other factors may affect the value of the aircraft or aircraft engine that the fund acquires and market rates for leases, including:

•	the particular maintenance, operating history and documentary records of the aircraft or aircraft engine;

•	the number of operators using that type of aircraft or aircraft engine;

•	aircraft or aircraft engine age;

•	the regulatory authority under which the aircraft or aircraft engine is operated;

•	any renegotiation of an existing lease on less favorable terms;

•	the negotiability of clear title free from mechanics’ liens and encumbrances;

•	any regulatory and legal requirements that must be satisfied before the aircraft or aircraft engine can be purchased, sold or re-leased;

•	compatibility of aircraft or aircraft engine configurations or specifications with other aircrafts or aircraft engines owned by operators of that type;

•	comparative value based on newly manufactured competitive aircrafts or aircraft engines; and

•	the availability of spare parts.
Any decrease in the value of aircrafts or aircraft engines that the fund acquires and market rates for leases, which may result from the above factors or other unanticipated factors, could cause the fund to incur substantial losses.
Liability Risk as Lessor
Section 44112 of Title 49 of the United States Code (“
Section
 44112
”) provides that lessors of aircrafts or aircraft engines generally will not be liable for any personal injury or death, or damage to or loss of property (collectively, for purposes of this section, “
Losses
”);
provided
that such lessor is not in actual possession or control of the equipment at the time of such Loss. Under common law, the owner of an aircraft or aircraft engine may be held liable for injuries or damage to passengers or property, and such damage awards can be substantial. Because certain case law interpreting Section 44112 provides that lessors of aircrafts or aircraft engines may be liable for Losses, there can be no assurance that the provisions of Section 44112 would fully protect the lessor and the fund from all liabilities in connection with any Losses that may be caused by any aircraft or aircraft engine it owns. Therefore, each lessee typically will be required to indemnify the fund for, or insure the fund against, such claims by third parties. Nonetheless, in the event that Section 44112 does not apply in a particular action, there is the possibility that the lessee might not have the financial resources or insurance to fulfill its indemnity obligations. It should be noted, however, that this description is limited to U.S. law, and to the extent that the law in foreign jurisdictions is applicable (
e.g.
, in a jurisdiction where an accident occurs), different rules may apply. For example, certain foreign jurisdictions may impose strict liability upon an owner of an aircraft or an aircraft engine. Such liability may apply with respect to claims of passengers, employees or third parties for death, injury and/or damages to public or private property (including consequences of terrorist attacks) or environmental damages. Operators and airlines may be unable or unwilling to indemnify the fund, resulting in losses to the fund.
Risks of Aircraft or Aircraft Engine Lease Receivables, Enhanced Equipment Trust Certificates, Aircraft Engine Mortgages and other Aviation-Related Asset-Backed Securities that Seek to Monetize Leases or Mortgages
The fund may invest in airline/aircraft or aircraft engine assets, which may include aircraft or aircraft engine lease receivables (“
ALRs
”). ALRs are asset-backed securities that are generally structured as pass-through trusts. The aircraft or aircraft engine is sold to the trust which leases it to the airline companies. Unlike receivables backed by loans or interest rates, however, ALRs may entail a higher risk because of the nature of the underlying assets, which are expensive to maintain and operate and are difficult to sell. Moreover, aircrafts and aircraft engines are subject to many laws in different jurisdictions, and the repossession of the aircraft or aircraft engine from lessees may be difficult and costly.
In addition, the fund may invest in enhanced equipment trust certificates (“
EETCs
”). Although any entity may issue EETCs, to date, U.S. airlines are the primary issuers. An airline EETC is an obligation secured by the aircrafts or aircraft engines as collateral. EETCs may be less liquid than other investments.
Furthermore, the fund may invest in aviation-related asset-backed securities that seek to monetize leases or mortgages. Aircraft and aircraft engine mortgage monetization notes and aircraft and aircraft engine lease monetization notes are asset-backed securities that represent interests in pools of aircraft and aircraft engine mortgages or operating leases, respectively, on various aircraft and aircraft engine types of airlines located throughout the world. Holders of such securities bear various risks, including, among other things, lease rates and residual values, increased fuel costs, credit, technological, legal, regulatory, terrorism and geopolitical risks. Uncertainty and instability in certain countries in which airlines are located could have a material adverse effect on such securities as well. Additionally, with respect to lease monetization notes, portfolio management and the remarketing and re-leasing
of aircrafts and aircraft engines upon lease expiration or default is typically the responsibility of a designated servicer. No assurance can be given that the aircraft or aircraft engine will be re-leased
after the expiration of the initial term, or if
re-leased,
on the same terms or on more favorable terms. Further, the value of aircraft or aircraft engine mortgage monetization notes and aircraft and aircraft engine lease monetization notes are affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the collateral pool, the originator of the financial obligations or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement. Finally, aircrafts and aircraft engines are subject to many laws in different jurisdictions, and the repossession of aircrafts and aircraft engines from lessees or borrowers may be difficult and costly.

Investments by the fund in single aircraft or aircraft engine mortgages on the secondary market will be subject to similar risks as investments in aircraft and aircraft engine mortgage monetization notes. However, such investments may not have the benefit of diversification across a wider range of aircraft and aircraft engine assets and airlines or credit enhancement as may be the case with aircraft and aircraft engine mortgage monetization notes.
Airline Regulation
The airline industry is subject to regulation in the United States by, among others, the U.S. Department of Transportation and the U.S. Federal Aviation Administration (“
FAA
”) and outside the U.S. by additional agencies.
Failure to Obtain Certain Required Licenses and Approvals
Airlines are subject to extensive regulation under the laws of the jurisdictions in which they are registered and in which they operate. As a result, the fund expects that certain aspects of its leases will require licenses, consents or approvals, including consents from governmental or regulatory authorities for certain payments under its leases and for the import, export or deregistration of the aircraft or aircraft engine. Subsequent changes in applicable law or administrative practice may increase such requirements and governmental consent, once given, could be withdrawn. Furthermore, consents needed in connection with the future remarketing or sale of an aircraft or aircraft engine may not be forthcoming. Any of these events could negatively affect the fund’s ability to remarket or sell aircrafts or aircraft engines which may cause the fund to incur substantial losses.
Effects of the Aviation Security Act
The U.S. Aviation and Transportation Security Act (the “
Aviation Security Act
”), among other things, subjects substantially all aspects of U.S. civil aviation security to federal oversight and mandates enhanced security measures, including: (i) improved flight deck security; (ii) deployment of federal air marshals on flights; (iii) improved security of airport perimeter access; (iv) airline crew security training; (v) augmented security screening of passengers, baggage, cargo, mail, employees and vendors; (vi) improved training and qualifications of security screening personnel; (vii) additional provision of passenger data to U.S. Customs and Border Protection; and (viii) more detailed background checks on passengers and airline and airport personnel. The implementation of the requirement that all checked baggage be screened by explosives detection systems has resulted, and may continue to result, in significant equipment acquisitions by the government and changes to baggage processing facilities and procedures. The changes mandated by the Aviation Security Act have increased costs for airlines providing service in the U.S., and have resulted in delays and disruptions to air travel, which have adversely affected, and may to continue to adversely affect, the aviation industry in general. It is expected that the Aviation Security Act will continue to impose additional costs on the airlines and may adversely impact the performance of the fund.
Effect of Airworthiness Directives and Operating Restrictions
The maintenance and operation of aircraft and aircraft engines are strictly regulated by the FAA in the U.S. and similar governmental authorities in foreign jurisdictions. These rules and regulations govern such matters as certification, registration, inspection, operation and maintenance procedures, personnel certification and record keeping. Periodically, the FAA issues airworthiness directives requiring changes to aircraft or aircraft engine maintenance programs and procedures. Such airworthiness directives are issued from time to time with respect to aircraft and aircraft engines to ensure that they remain airworthy and safe. Future regulatory changes may also increase the cost of operating and/or maintaining aircraft and aircraft engines, which may adversely affect their residual value and the profitability of the fund, as can the failure of a lessee to comply with the maintenance provisions as set forth in its lease. The cost of compliance with such requirements may be significant.
Environmental Regulations May Negatively Affect the Airline Industry
Governmental regulations regarding aircraft and aircraft engine noise and emissions levels apply based on where the relevant aircraft or aircraft engine is registered and operated. For example, jurisdictions throughout the world have adopted noise regulations which require all aircrafts and aircraft engines to comply with noise level standards. In addition to the current requirements, the United States and the International Civil Aviation Organization (the “
ICAO
”), have specific standards for noise levels which applies to engines manufactured or certified on or after January 1, 2006. Currently, U.S. regulations would not require any phase-out
of aircrafts or aircraft engines that qualified with the older standards applicable to engines manufactured or certified prior to January 1, 2006, but the European Union has established a framework for the imposition of operating limitations on aircrafts and aircraft engines that do not comply with the new standards and has incorporated aviation-related emissions into the European Union’s Emission Trading Scheme beginning in 2013. These regulations could limit the economic life of the aircraft and aircraft engines, reduce their value, limit the fund’s ability to lease or sell the non-compliant
aircraft and aircraft engines or, if engine modifications are permitted, require the fund to make significant additional investments in the aircraft and aircraft engines to make them compliant.
In addition to more stringent noise restrictions, the United States and other jurisdictions are beginning to impose more stringent limits on nitrogen oxide, carbon monoxide and carbon dioxide emissions from engines, consistent with current ICAO standards. These limits generally apply only to engines manufactured after 1999. Because aircraft engines are replaced from time to time in the normal course, it is likely that the number of such engines would increase over time. The ICAO is developing a global scheme based on market-based measures to limit CO2 emissions from international aviation to be implementing by 2020. Concerns over global warming could result in more stringent limitations on the operation of aircraft powered by older, noncompliant engines, as well as newer engines.
European countries generally have relatively strict environmental regulations that can restrict operational flexibility and decrease aircraft and aircraft engine productivity. The European Union’s Emissions Trading Scheme requires that all of the emissions associated with international flights that land or take off within the European Union are subject to the trading program, even those emissions that are emitted outside of the European Union. The United Kingdom doubled its air passenger duties, in recognition of the environmental costs of air travel and similar measures may be implemented in other jurisdictions as a result of environmental concerns.
These regulations could limit the economic life of the aircraft and aircraft engines, reduce their value, limit the fund’s ability to lease or sell the compliance aircraft and aircraft engines or, if engine modifications are permitted, require the fund to make significant additional investments in the aircraft and aircraft engines to make them compliant, which could cause the fund to incur substantial losses. Further, compliance with current or future regulations, taxes or duties imposed to deal with environmental concerns could cause lessees to incur higher costs and to generate lower net revenues, resulting in a negative impact on their financial conditions. Consequently, such compliance may affect lessees’ ability to make rental and other lease payments and reduce the value the fund receives for the aircraft or aircraft engine upon any disposition, which could cause the fund to incur substantial losses.
Cyclical Nature of the Maritime Sector
The maritime sector is cyclical, with volatility in charter rates, profitability and vessel values. Future demand for vessels will be dependent upon continued economic growth in numerous international economies, and will be influenced by seasonal and regional changes in demand and changes in the capacity of the world’s shipping fleets. A decline in demand for commodities or other products transported in ships or an increase in the supply of such vessels could materially adversely affect the fund’s investments. Historically, demand for vessels has generally been influenced by factors including global and regional economic conditions, developments in international trade, changes in seaborne and other transportation patterns, such as port congestion and canal closures, currency exchange rates, armed conflict and terrorist activities including piracy, political developments, and sanctions, embargoes and strikes. Additionally, supply of vessels has generally been influenced by factors including the number of expected new building vessel deliveries, the scrapping rate of older vessels, access to traditional debt to finance the construction of new vessels, changes in environmental or other regulations that may limit the useful life of certain vessels.
In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up
include new building prices, secondhand vessel values in relation to scrap prices, costs of fuel supplies and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of the fund’s control, and the Subadvisor may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

Maritime Risks
The operation of an ocean-going vessel carries inherent risks. These risks include, among others, the possibility of marine disaster, piracy, environmental accidents, grounding, fire, explosions and collisions, cargo and property losses or damage, business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions and work stoppages or other labor problems with crew members serving on vessels including crew strikes and/or boycotts.
Such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to counterparties’ reputation and customer relationships generally.
International Operations Risks
The maritime sector is an inherently risky business involving global operations. A counterparty’s vessels will be at risk of damage or loss because of events such as mechanical failure, collision, human error, war, terrorism, piracy, cargo loss and bad weather. All these hazards can result in death or injury to persons, increased costs, loss of revenues, loss or damage to property (including cargo), environmental damage, higher insurance rates, damage to the counterparty’s customer relationships, harm to its reputation as a safe and reliable operator and delay or rerouting. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These sorts of events could interfere with shipping routes and result in market disruptions which could have a material adverse effect on the fund’s financial condition, cash flows and ability to pay distributions.
Maritime Claims
Maritime claimants may seek to arrest a vessel owned or held by a counterparty and used as security for an investment by the fund. Crew members, suppliers of goods and services to a vessel and other parties may be entitled to maritime liens against that vessel for unsatisfied debts, claims or damages, which liens may be senior to the fund’s investment in the capital structure of a counterparty. In many jurisdictions, a maritime lien holder may enforce its lien by arresting or attaching a vessel and commencing foreclosure proceedings. The arrest or attachment of one or more of the vessels of a counterparty could result in a significant loss of earnings for the related off-hire
period. In addition, in some jurisdictions, under the “sister ship” theory of liability, a claimant may arrest both the vessel that is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. In countries with “sister ship” liability laws, claims might be asserted against a counterparty or any of its vessels for liabilities of other vessels that it owns. The arrest or attachment of one or more vessels could have an adverse impact on the performance of the fund.
Risks Related to Commercial Real Estate and Residential Real Estate Investments
Investments in Real Estate Investments and Real Estate Debt Generally
The fund may seek to originate and acquire loans secured by commercial or residential real estate. Any deterioration of real estate fundamentals generally could negatively impact the fund’s performance by making it more difficult for borrowers to satisfy their debt payment obligations, increasing the default risk applicable to borrowers and making it relatively more difficult for the fund to meet its investment objective. Real estate investments are subject to various risks, including: (i) economic and market fluctuations; (ii) changes in environmental, zoning and other laws; (iii) casualty or condemnation losses; (iv) regulatory limitations on rents; (v) decreases in property values; (vi) changes in the appeal of properties to tenants; (vii) tenant defaults; (viii) changes in supply and demand; (ix) energy supply shortages; (x) various uninsured or uninsurable risks; (xi) natural disasters; (xii) changes in government regulations (such as rent control); (xiii) changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xiv) increased mortgage defaults; (xv) increases in borrowing rates; and (xvi) negative developments in the economy that depress travel activity, demand and real estate values generally.

Debt investments are subject to credit and interest rate risks.
Risks Associated with Commercial Real Estate Loans
Loans on commercial real estate properties generally lack standardized terms, which may complicate their structure and increase due diligence costs. Commercial real estate properties tend to be unique and are more difficult to value than residential properties. Commercial real estate loans also tend to have shorter maturities than residential mortgage loans and are generally not fully amortizing, which means that they may have a significant principal balance or “balloon” payment due on maturity. Loans with a balloon payment involve a greater risk to a lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the collateral property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the property, mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the financial condition and operating history of the property and the borrower, tax laws, prevailing economic conditions and the availability of credit for loans secured by the specific type of property.
Investing in commercial real estate loans is subject to cyclicality and other uncertainties. The cyclicality and leverage associated with commercial real estate loans also have historically resulted in periods, including significant periods, of adverse performance, including performance that may be materially more adverse than the performance associated with other investments. Commercial real estate loans generally are non-recourse
to borrowers. Commercial real estate loans are subject to the effects of: (i) the ability of tenants to make lease payments; (ii) the ability of a property to attract and retain tenants, which may in turn be affected by local conditions, such as an oversupply of space or a reduction in demand for rental space in the area, the attractiveness of properties to tenants, competition from other available space and the ability of the owner to pay leasing commissions, provide adequate maintenance and insurance, pay tenant improvement costs and make other tenant concessions; (iii) the failure or insolvency of tenant businesses; (iv) interest rate levels and the availability of credit to refinance such loans at or prior to maturity; (v) compliance with regulatory requirements and applicable laws, including environmental controls and regulations and (vi) increased operating costs, including energy costs and real estate taxes. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties and such tenants may seek the protection of the bankruptcy laws, which can result in termination of lease contracts. If the properties securing the loans do not generate sufficient income to meet operating expenses, debt service, capital expenditure and tenant improvements, the obligors under the loans may be unable to make payments of principal and interest in a timely fashion. Income from and values of properties are also affected by such factors as the quality of the property manager, applicable laws, including tax laws, interest rate levels, the availability of financing for owners and tenants and the impact of and costs of compliance with environmental controls and regulations.
Risks Associated with Residential Mortgage Loans
The fund may invest in loans secured by residential real estate, including potentially mortgages made to borrowers with lower credit scores. Accordingly, such mortgage loans may be more sensitive to economic factors that could affect the ability of borrowers to pay their obligations under the mortgage loans. A decline or an extended flattening of home prices and appraisal values may result in increases in delinquencies and losses on residential mortgage loans, particularly with respect to second homes and investor properties and with respect to any residential mortgage loan where the aggregate loan amount (including any subordinate liens) is close to or greater than the related property value.
Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable-rate mortgage loans. Borrowers with adjustable payment mortgage loans will be exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.
Certain residential mortgage loans may be structured with negative amortization features. Negative amortization arises when the mortgage payment in respect of a loan is smaller than the interest due on such loan. On any such mortgage loans, if the required minimum monthly payments are less than the interest accrued on the loan, the interest shortfall is added to the principal balance, causing the loan balance to increase rather than decrease over time. Because the related mortgagors may be required to make a larger single payment upon maturity, the default risk associated with such mortgage loans may be greater than that associated with fully amortizing mortgage loans.

The market for mortgage loans has been and may continue to be negatively affected by the coronavirus
(COVID-19)
pandemic. The U.S. government, its agencies or its instrumentalities previously implemented initiatives in response to the economic impacts of the coronavirus
(COVID-19)
pandemic applicable to federally backed mortgage loans. Similar initiatives may be implemented in the future. The fund cannot predict with certainty the extent to which such initiatives or the economic effects of the pandemic generally may affect rates of prepayment or default or adversely impact the value of the fund’s investments in securities in the mortgage industry as a whole.
Risks Associated with Mezzanine Investments
The fund may invest in mezzanine debt which has significant leverage ranking ahead of the fund’s investment. While the Subadvisor anticipates that the fund’s investment will usually benefit from the same or similar financial and other covenants as those enjoyed by the leverage ranking ahead of the fund’s investment, and will usually benefit from cross-default provisions, some or all of such terms may not be part of particular investments. The Subadvisor anticipates that the fund’s usual security for its mezzanine investments will be pledges of ownership interests, directly and/or indirectly, in a property-owning entity, and in some cases the fund may not have a mortgage or other direct security interest in the underlying real estate assets. Moreover, it is likely that the fund will be restricted in the exercise of its rights in respect of its mezzanine investments by the terms of subordination agreements between it and the debt or other securities ranking ahead of the mezzanine capital. Accordingly, the fund may not be able to take the steps necessary to protect its mezzanine investments in a timely manner or at all and there can be no assurance that the rate of return objectives of the fund or any particular investment will be achieved. To protect its original investment and to gain greater control over the underlying assets, the fund may need to elect to purchase the interest of a senior creditor or take an equity interest in the underlying assets, which may require additional investment by the fund.
Risks Associated With
B-notes
and Preferred Equity Interests
The fund may hold
B-notes
and preferred equity interests, each of which are subordinate or otherwise junior in a borrower’s capital structure and involve privately negotiated structures. To the extent the fund holds subordinated debt or mezzanine tranches of a borrower’s capital structure or preferred equity interests, such investments and the fund’s remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in the borrower’s capital structure and, to the extent applicable, contractual intercreditor and/or participation agreement provisions, which will expose the fund to greater risk of loss.
As the terms of such loans and investments are subject to contractual relationships among lenders, co-lending
agents and others, they can vary significantly in their structural characteristics and other risks. For example, the rights of holders of
B-notes
to control the process following a borrower default may vary from transaction to transaction. Further,
B-notes
typically are secured by a single property and accordingly reflect the risks associated with significant concentration.
Risks Associated with Construction Loans
The fund may invest in mortgage loans used to finance the cost of construction or rehabilitation of a property, including ground up construction. Such construction lending may expose the fund to increased lending risks. Construction loans generally expose a lender to greater risk of non-payment and loss than permanent commercial mortgage loans because repayment of the loans often depends on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of construction and stabilization of the project, or operation of the property with an income stream sufficient to meet operating expenses, including debt service on such replacement financing. For construction loans, increased risks include the accuracy of the estimate of the property’s value at completion of construction and the estimated cost of construction—all of which may be affected by unanticipated construction delays and cost over-runs. Construction delays and cost over-runs may result from increasing costs or shortages of skilled labor and/or framing, concrete, steel and other building materials, environmental damage, delays in obtaining the requisite approvals, permits, licenses or certifications from the relevant authorities, legal actions, work stoppages, operational issues relating to construction, budget overruns and lack of financing. Construction loans typically involve an expectation that the borrower’s sponsors will contribute sufficient equity funds in order to keep the loan “in balance,” and the sponsors’ failure or inability to meet this obligation could also result in delays in construction or an inability to complete construction. Construction loans also expose the lender to additional risks of contractor non-performance, or borrower disputes with contractors resulting in mechanic’s or materialmen’s liens on the property and possible further delay in construction.
In addition, as the lender under a construction loan, the fund may be obligated to fund all or a significant portion of the loan at one or more future dates. The fund may not have the funds available at such future date(s) to meet its funding obligations under the loan. In that event, the fund would likely be in breach of the loan unless it is able to acquire the funds from alternative sources, which it may not be able to achieve on favorable terms or at all. Furthermore, construction loans may have multiple lenders and if another lender fails to fund its obligations, the fund could be faced with the choice of either funding for that defaulting lender or suffering a delay or protracted interruption in the progress of construction.
Risks Related to Consumer-Related Asset-Backed Securities
Asset-Backed Securities.
See Asset-Backed Securities below.
Consumer Finance Industry Regulatory Environment
The fund may be subject to a wide variety of laws and regulations in the jurisdictions where it operates in respect of its consumer finance activities, including supervision and licensing by numerous governmental entities. These laws and regulations may create significant constraints on the fund’s consumer finance investments and result in significant costs related to compliance. Failure to comply with these laws and regulations could impair the ability of the fund to continue to make such investments and result in substantial civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses, and damage to reputation, brand and customer relationships.
The Dodd-Frank Act imposes significant regulatory oversight on the financial industry and grants the Consumer Financial Protection Bureau, or the CFPB, extensive rulemaking and enforcement authority, all of which may substantially impact the fund’s consumer finance investments.
The fund may also invest in other consumer debt and specialty finance markets, including, but not limited to, credit card receivables, asset-backed regulatory relief transactions, litigation finance, royalty transactions, equipment (e.g., renewable energy, construction, information technology, medical, logistics) and insurance-linked contracts.
Noncompliance with Consumer Financial Protection Laws
If certain consumer loan contracts do not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting the loan contract. Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing
entity) is liable to the obligor for any failure of the contract to comply with these laws. This could result in delays in payment or losses on such loan contracts.
Risks Associated with Corporate Asset-Based Credit
The fund may invest in asset-based corporate credit secured by real estate, equipment, receivables, inventory and intellectual property rights. A fundamental risk associated with the fund’s investments in asset-based corporate credit is that the companies in whose debt the fund invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. A number of factors may impact the failure of such companies to make payments on their loans, such as, among other factors, (i) an adverse development in their business, (ii) an economic downturn, (iii) poor performance by their management teams, (iv) legal, tax or regulatory changes, (v) a change in the competitive environment, or (vi) a force majeure event. The companies may be operating at a loss or have significant variations in operating results, or may otherwise be experiencing financial distress even when the Subadvisor expects them to remain stable. Additionally, the companies may require substantial additional capital to support their operations or to maintain their competitive position and as a result of that may become highly leveraged.
For further information, see “Asset-Backed Securities” below.

Risks Related to Liquid Securitized Credit
Asset-Backed Securities.
For the risks of investing in asset-back securities, see “Asset-Backed Securities” below.
Commercial Mortgage-Backed Securities
Collateral underlying CMBS generally consists of mortgage loans secured by income producing property, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, rental apartments, nursing homes, senior living centers and self-storage properties. The fund may invest directly in CMBS. Performance of a commercial mortgage loan depends primarily on the net income generated by the underlying mortgaged property. The market value of a commercial property similarly depends on its income-generating ability. As a result, income generation will affect both the likelihood of default and the severity of losses with respect to a commercial mortgage loan. Any decrease in income or value of the commercial real estate underlying an issue of CMBS could result in cash flow delays and losses on the related issue of CMBS.
Most commercial mortgage loans underlying CMBS are effectively non-recourse
obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgage loans, payments on the subordinated classes of the related CMBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of CMBS may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related CMBS. Revenues from the assets underlying such CMBS may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court appointed receiver to control collateral cash flow. The owner of CMBS does not have a contractual relationship with the borrowers of the underlying commercial mortgage loans. The CMBS holder typically has no right directly to enforce compliance by the borrowers with the terms of the loan agreement, nor any rights of set-off
against the borrower, nor will it have the right to object to certain changes to the underlying loan agreements, nor to move directly against the collateral supporting the related loans.
At any one time, a portfolio of CMBS may be backed by commercial mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the commercial mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations.
Residential Mortgage-Backed Securities
Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Residential mortgage loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the related mortgaged property or properties are located, the terms of the loan, the borrower’s “equity” in the mortgaged property or properties and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed single-family properties may be very limited.

At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations.
Prepayments on the underlying residential mortgage loans in an issue of RMBS will be influenced by the prepayment provisions of the related mortgage notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the underlying residential mortgage loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. RMBS are particularly susceptible to prepayment risks as they generally do not contain prepayment penalties and a reduction in interest rates will increase the prepayments on the RMBS, resulting in a reduction in yield to maturity for holders of such securities.
The mortgage-backed securities market has been and may continue to be negatively affected by the coronavirus
(COVID-19)
pandemic. The U.S. government, its agencies or its instrumentalities may implement initiatives in response to the economic impacts of the coronavirus
(COVID-19)
pandemic applicable to federally backed mortgage loans. These initiatives could involve forbearance of mortgage payments or suspension or restrictions of foreclosures and evictions. The fund cannot predict with certainty the extent to which such initiatives or the economic effects of the pandemic generally may affect rates of prepayment or default or adversely impact the value of the fund’s investments in securities in the mortgage industry as a whole.
Risks Associated With
“B-pieces”
The fund may invest in, or, in the event the fund finances its assets through securitization transactions, it may retain, so-called
“B-pieces”,
representing the most subordinated tranches issued by a CMBS, RMBS or other securitization. Although CMBS and RMBS generally have the benefit of first ranking security (or other exclusive priority rights) over any collateral, the timing and manner of the disposition of such collateral will be controlled by the related servicers, and in certain cases, may be controlled by or subject to consultation rights of holders of more senior classes of securities outstanding or by an operating advisor appointed to protect the interests of such senior classes. There can be no assurance that the proceeds of any sale of collateral or other realization on collateral will be adequate to repay the fund’s investment in full, or at all. In addition,
“B-pieces”
generally receive principal distributions only after more senior classes of CMBS and RMBS have been paid in full, and receive interest distributions only after the interest distributions then due to more senior classes have been paid. As a result, investors in
“B-pieces”
will generally bear the effects of losses and shortfalls on the underlying loans and unreimbursed expenses of the CMBS or RMBS issuer before the holders of other classes of CMBS or RMBS with a higher payment priority, with the concomitant potential for a higher risk of loss for such
“B-pieces.”
In addition, the prioritization of payments of principal to senior classes may cause the repayment of principal of such
“B-pieces”
to be delayed and/or reduced. Generally, all principal payments received on the mortgage loans will be first allocated to more senior classes of CMBS or RMBS, in each case, until their respective principal balances are reduced to zero, before principal is allocated to the
“B-pieces”
of CMBS or RMBS. Therefore,
“B-pieces”
may not receive any principal for a substantial period of time. In addition, generally
“B-pieces”
will be subject to the allocation of “appraisal reductions” which will restrict their ability to receive any advances of interest that might otherwise be made by the related servicer.
Generally, a shortfall in payment to investors in
“B-pieces”
of CMBS or RMBS will not result in a default being declared or the restructuring or unwinding of the transaction. To the extent that
“B-pieces”
represent a small percentage of the CMBS or RMBS issued in relation to the underlying collateral, a small loss in the value of such collateral may result in a substantial loss for the holders of such
“B-pieces”
and may impact the performance of the fund.
CLOs
The fund’s investments in CLOs and other structured vehicles will be frequently subordinate in right of payment to other securities sold by the applicable CLO or other structured vehicle and will not be readily marketable. Depending upon the default rate on the collateral of the CLO and other structured vehicles, the fund may incur substantial losses on its investments. In addition, when the fund sells securities or assets held by it to a CLO and other structured vehicle, the fund may not receive any residual interest in such CLO and other structured vehicle so that any profits that the fund might have recognized on such securities or assets will no longer inure to the benefit of the fund.

The market value of CLOs and other structured vehicles will generally fluctuate with, among other things, the financial condition of the obligors on the underlying debt obligations or, with respect to synthetic securities, of the obligors on or issuers of the reference obligations, general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. The performance of CLOs and other structured vehicles will be adversely affected by macroeconomic factors, including the following: (i) general economic conditions affecting capital markets and participants therein; (ii) the economic downturns and uncertainties affecting economies and capital markets worldwide; (iii) concerns about financial performance, accounting and other issues relating to various publicly traded companies; and (iv) recent and proposed changes in accounting and reporting standards and bankruptcy legislation. In addition, interest payments on CLOs and other structured vehicles (other than the most senior tranche or tranches of a given issue) are generally subject to deferral. If distributions on the collateral underlying a CLO and other structured vehicle security are insufficient to make payments on the CLOs and other structured vehicles, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of the CLO or other structured vehicle issuer to pay such deficiency will be extinguished. CLOs and other structured vehicles (particularly the subordinated interests) may provide that, to the extent funds are not available to pay interest, such interest will be deferred or paid “in kind” and added to the outstanding principal balance of the related security. Generally, the failure by the issuer of a CLO or other structured vehicles security to pay interest in cash does not constitute an event of default as long as a more senior class of securities of such issuer is outstanding and the holders of the securities that have failed to pay interest in cash (including the fund) will not have available to them any associated default remedies.
CMOs
A fund may invest in mortgage-backed securities called CMOs. CMOs are issued in separate classes with different stated maturities. As the mortgage pool experiences prepayments, the pool pays off investors in classes with shorter maturities first. By investing in CMOs, the fund may manage the prepayment risk of mortgage-backed securities. However, prepayments may cause the actual maturity of a CMO to be substantially shorter than its stated maturity.
Residual Interests
The fund may make substantial investments in unsecured equity tranches and equivalent junior subordinate securities of structured finance vehicles. Such residuals will represent subordinated interests in the relevant structured finance vehicle only and are not secured by any assets of such structured finance vehicle. Residuals will be subordinated to all other securities of the structured finance vehicle and all other amounts due under the priority of payments set forth in the operative documents of such structured finance vehicle. As such, the greatest risk of loss relating to defaults in the collateral or asset portfolio of the structured finance vehicle is borne by the residuals. The fund, therefore, as holder of the residuals, will rank behind all of the creditors, whether secured or unsecured and known or unknown, of the structured finance vehicle.
The investment in residuals will expose the fund to the highly leveraged investments in the collateral securing the other obligations of, and securities issued by, the structured finance vehicle. Therefore, the market value of these investments would be anticipated to be significantly affected by, among other things, changes in the market value of the assets, changes in the distribution on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and the availability, prices and interest rate of assets. Due to the leverage inherent in structured finance vehicle structures, changes in the value of the residuals could be greater than the changes in the values of the underlying collateral, the assets constituting which are subject to, among other things, credit and liquidity risk. Accordingly, “equity” or subordinated interests and note classes may not be paid in full and may be subject to total loss. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on each such class of changes in the value of assets, changes in the distribution on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets. Investors must consider with particular care the risks of leverage in residuals because, although the use of leverage creates an opportunity for substantial returns for the fund on the residuals, it increases substantially the likelihood that the fund could lose its entire investment in residuals if the pool of underlying collateral held by the relevant structured finance vehicle is adversely affected by market developments.

Investing in more senior securities issued by structured finance vehicles will involve similar risks, although the exposure of the fund to such risks will be in the context of a more senior position.
Risks Related to Credit Risk Transfers and Significant Risk Transfer Assets
Regulatory Capital Relief Investments
Regulatory capital relief Investments are credit risk transfers (“CRTs”) or significant risk transfers (“SRTs”). These transactions enable a bank or other issuer to transfer the credit risk associated with a pool of underlying obligations (or “reference assets”) to investors, such as the fund, in order to obtain regulatory capital relief, risk limit relief, and/or credit risk hedging with respect to the reference assets. Regulatory capital relief investments are often structured as credit-linked notes. The fund intends to invest in credit-linked notes issued by large multi-national North American and European banks. These credit-linked notes may reference a variety of bank balance sheets assets, including revolving credit facilities and term loans backed by large, medium and small enterprises, commercial real estate loans, auto loans, mortgages, equipment loans and leases, trade receivables and farm/agricultural loans, among others. The fund may also enter into regulatory capital relief trades with other financial institutions.
Under these transactions, a third-party investor (e.g., the fund), agrees to absorb losses on a designated loan portfolio in exchange for a protection payment, which for a credit-linked note would be structured as an interest coupon. The coupon is typically floating rate, with the coupon spread negotiated before closing based on the level of perceived credit protection the bank is receiving relative to the level of risk the investor is undertaking. By transferring the risk of credit losses from these assets away from a bank’s balance sheet, the bank can reduce the amount of regulatory capital it is required to hold against the reference assets without having to take actions such as selling assets or raising equity capital.
Under any such trades into which the fund enters, the fund will be exposed to the credit risk of the underlying portfolio, and if the loans in the portfolio default - which may be more likely if there is a general deterioration in credit markets -the principal of the fund’s credit-linked notes will be used to cover the losses. There may be a risk that the international regulatory framework for banks (known as ‘Basel III’) of the Bank for International Settlements, when fully implemented, may discourage such regulatory capital relief trades and/or may force banks to unwind some or all existing transactions. Most existing credit-linked note transactions can be unwound at the option of the issuer (typically a bank) to address changes in regulation, in which case the then-outstanding principal balance of an investor’s credit-linked notes would be returned to the investor, net of amounts previously drawn to cover losses.
Risks Related to Specialty Finance
Litigation Finance
The fund may extend a loan to a law firm secured by future fee proceeds from some or all of such firm’s portfolio of litigation matters, or it may advance funds to a party in a lawsuit or their counsel in return for a share of litigation proceeds or other financial reward if the party is successful. Where a loan is secured by litigation proceeds, or where the recipient of financing is not obligated to make any payment unless and until litigation proceeds are actually received by the litigant or their counsel, the fund could suffer a complete loss of the capital invested if the matter fails to be resolved in the recipient’s favor. Other risks the fund may face in connection with these financing activities include, without limitation: (i) losses from terminated or rejected settlements; (ii) predictive evaluations of the strength of cases, claims or settlements may turn out to be inaccurate; (iii) losses as a result of inability to collect, or timing uncertainty relating to collection on, judgments or awards; (iv) lack of control over decisions of lawyers acting pursuant to their professional duties in connection with formulating and implementing litigation strategies or otherwise; (v) expenses and uncertainties involving reliance on outside counsel and experts; (vi) changes in law, regulations or professional standards on such financing activities; (vii) poor case selection and case outcomes; (viii) timing or delays inherent to litigation; (ix) changes in counsel; (x) costs of litigation; (xi) inability of a defendant to pay a judgement or settlement; (xii) general competition and industry-related risks; (xiii) conflicts of interest; and (xiv) issues associated with the treatment of these types of investments for tax purposes.
PRINCIPAL RISKS OF INVESTING IN THE UNDERLYING FUNDS
Changes in U.S. Law
Changes in the state and U.S. federal laws applicable to an underlying funds, including changes to state and U.S. federal tax laws, or applicable to the underlying funds’ advisors and other securities or instruments in which the underlying funds may invest, may negatively affect the underlying funds’ returns to shareholders. The underlying funds may need to modify their investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.
Credit and Counterparty Risk
This is the risk that the issuer or guarantor of a fixed-income security, the counterparty to an over-the-counter
(“OTC”) derivatives contract (see “Risk Factors - Hedging, Derivatives, and Other Strategic Transactions Risk”), or a borrower of an underlying fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise honor its obligations. Credit risk associated with investments in fixed-income securities relates to the ability of the issuer to make scheduled payments of principal and interest on an obligation. If an underlying fund invests in fixed-income securities, it will be subject to varying degrees of risk that the issuers of the securities will have their credit ratings downgraded or will default, potentially reducing such underlying fund’s share price and income level. Nearly all fixed-income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations, domestic or foreign governments, or their subdivisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States; the ability to borrow from the U.S. Treasury; only by the credit of the issuing U.S. government agency, instrumentality, or corporation; or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by congressional appropriations, and their fixed-income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. An agency of the U.S. government has placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). When a fixed-income security is not rated, a manager may have to assess the risk of the security itself. Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets.
Funds that invest in below-investment-grade securities, also called non-investment
grade (or “junk”) bonds (e.g., fixed-income securities rated Ba or lower by Moody’s Investors Service, Inc. or BB or lower by S&P Global Ratings or Fitch Ratings, as applicable, at the time of investment, or determined by a manager to be of comparable quality to securities so rated) are subject to increased credit risk. The sovereign debt of many foreign governments, including their subdivisions and instrumentalities, falls into this category. Below-investment-grade securities offer the potential for higher investment returns than higher-rated securities, but they carry greater credit risk: their issuers’ continuing ability to meet principal and interest payments is considered speculative, they are more susceptible to real or perceived adverse economic and competitive industry conditions, and they may be less liquid than higher-rated securities.
In addition, an underlying fund is exposed to credit risk to the extent that it makes use of OTC derivatives (such as forward foreign currency contracts and/or swap contracts) and engages to a significant extent in the lending of underlying fund securities or the use of repurchase agreements. OTC derivatives transactions can be closed out with the other party to the transaction. If the counterparty defaults, the underlying fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the underlying fund will succeed in enforcing them. The underlying fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the underlying fund has incurred the costs of litigation. While an underlying fund’s advisor intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions.
Creditor Risk
Debt is generally subject to various creditor risks, including, but not limited to: (i) the possible invalidation of a loan as a “fraudulent conveyance” under the relevant creditors’ rights laws; (ii) so called lender liability claims by the issuer of the obligations; and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any underlying property, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of an investment in any such property.
Distressed Loans Risk
The underlying funds may invest in structured products collateralized by below investment grade or distressed loans or securities. Investments in such structured products are subject to the risks associated with below investment grade securities. Such securities are characterized by high risk. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities.
Economic and Market Events Risk
Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; bank failures; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates were to rise or economic conditions deteriorate.
In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the U.S. Federal Reserve (“Fed”) or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.
In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Fed raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise, and could cause the value of a fund’s investments, and the fund’s net asset value (“NAV”) to decline, potentially suddenly and significantly. As a result, the fund may experience higher levels of repurchase requests and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance.
In addition, as the Fed increases the target Fed funds rate, any such rate increases among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the underlying funds.
Political turmoil within the United States and abroad may also impact the underlying funds. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the United States and global securities markets and could significantly impair the value of the underlying funds’ investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many underlying fund investments, and increase uncertainty in or impair the operation of the United States or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.
Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the United Kingdom (“UK”) left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.
In addition, Brexit may create additional and substantial economic stresses for the UK, including a contraction of the UK economy and price volatility in UK stocks, decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty and declines in business and consumer spending as well as foreign direct investment. Brexit may also adversely affect
UK-based
financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU.
A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect underlying fund performance. For example, the coronavirus
(COVID-19)
pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus
(COVID-19)
and the United States ended the public health emergency and national emergency declarations relating to the coronavirus
(COVID-19)
pandemic on May 11, 2023, the continued impact of coronavirus

(COVID-19)
and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing
political, social and economic risks. Any such impact could adversely affect the underlying funds’ performance, resulting in losses to your investment.
Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.
As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead Russia’s economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.
In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and the underlying funds’ investments may be affected, which may reduce the underlying funds’ performance. Further, inflation may lead to a rise in interest rates, which may negatively affect the value of debt instruments held by the underlying funds, resulting in a negative impact on the underlying funds’ performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Equity Securities Risk
Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate, and can decline and reduce the value of a fund investing in equities. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. The value of equity securities purchased by a fund could decline if the financial condition of the companies in which the fund is invested declines, or if overall market and economic conditions deteriorate. An issuer’s financial condition could decline as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, irregular and/or unexpected trading activity among retail investors, or other factors. Changes in the financial condition of a single issuer can impact the market as a whole. Even a fund that invests in high-quality, or blue chip, equity securities, or securities of established companies with large market capitalizations (which generally have strong financial characteristics), can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be less able to react quickly to changes in the marketplace. The fund generally does not attempt to time the market. Because of its exposure to equities, the possibility that stock market prices in general will decline over short or extended periods subjects the fund to unpredictable declines in the value of its investments, as well as periods of poor performance.

Growth Investment Style Risk.
Certain equity securities (generally referred to as growth securities) are purchased primarily because a manager believes that these securities will experience relatively rapid earnings growth. Growth securities typically trade at higher multiples of current earnings than other securities. Growth securities are often more sensitive to market fluctuations than other securities because their market prices are highly sensitive to future earnings expectations. At times when it appears that these expectations may not be met, growth stock prices typically fall.
Value Investment Style Risk.
Certain equity securities (generally referred to as value securities) are purchased primarily because they are selling at prices below what the manager believes to be their fundamental value and not necessarily because the issuing companies are expected to experience significant earnings growth. The fund bears the risk that the companies that issued these securities may not overcome the adverse business developments or other factors causing their securities to be perceived by the manager to be underpriced or that the market may never come to recognize their fundamental value. A value security may not increase in price, as anticipated by the manager investing in such securities, if other investors fail to recognize the company’s value and bid up the price or invest in markets favoring faster growing companies. The fund’s strategy of investing in value securities also carries the risk that in certain markets, value securities will underperform growth securities. In addition, securities issued by U.S. entities with substantial foreign operations may involve risks relating to economic, political or regulatory conditions in foreign countries.
Exchange-Traded Funds (ETFs) Risk
ETFs are a type of investment company bought and sold on a securities exchange. The fund could purchase shares of an ETF to gain exposure to a portion of the U.S. or a foreign market. The risks of owning shares of an ETF include the risks of directly owning the underlying securities and other instruments the ETF holds. A lack of liquidity in an ETF (e.g., absence of an active trading market) could result in the ETF being more volatile than its underlying securities. The existence of extreme market volatility or potential lack of an active trading market for an ETF’s shares could result in the ETF’s shares trading at a significant premium or discount to its NAV. An ETF has its own fees and expenses, which are indirectly borne by the fund. The fund may also incur brokerage and other related costs when it purchases and sells ETFs. Also, in the case of passively-managed ETFs, there is a risk that an ETF may fail to closely track the index or market segment that it is designed to track due to delays in the ETF’s implementation of changes to the composition of the index or other factors.
Exchange-Traded Notes (ETNs) Risk
ETNs are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities and trade on a major exchange similar to shares of ETFs. This type of debt security differs, however, from other types of bonds and notes because ETN returns are based upon the performance of a market index minus applicable fees, no period coupon payments are distributed, and no principal protections exist. The purpose of ETNs is to create a type of security that combines the aspects of both bonds and ETFs. The value of an ETN may be influenced by time to maturity; level of supply and demand for the ETN; volatility and lack of liquidity in underlying commodities or securities markets; changes in the applicable interest rates; changes in the issuer’s credit rating; and economic, legal, political, or geographic events that affect the referenced commodity or security. The fund’s decision to sell its ETN holdings also may be limited by the availability of a secondary market. If the fund must sell some or all of its ETN holdings and the secondary market is weak, it may have to sell such holdings at a discount. If the fund holds its investment in an ETN until maturity, the issuer will give the fund a cash amount that would be equal to the principal amount (subject to the day’s index factor). ETNs are also subject to counterparty credit risk and fixed-income risk.
Fixed-Income Securities Risk
Fixed-income securities are generally subject to two principal types of risk, as well as other risks described below: (1) interest-rate risk and (2) credit quality risk.

Interest-Rate Risk.
Fixed-income securities are affected by changes in interest rates. When interest rates decline, the market value of fixed-income securities generally can be expected to rise. Conversely, when interest rates rise, the market value of fixed-income securities generally can be expected to decline. The longer the duration or maturity of a fixed-income security, the more susceptible it is to interest-rate risk. Duration is a measure of the price sensitivity of a debt security, or a fund that invests in a portfolio of debt securities, to changes in interest rates, whereas the maturity of a security measures the time until final payment is due. Duration measures sensitivity more accurately than maturity because it takes into account the time value of cash flows generated over the life of a debt security. Recent and potential future changes in government monetary policy may affect interest rates. In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Fed raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s net asset value, to decline, potentially suddenly and significantly. As a result, the fund may experience higher levels of repurchase requests and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance. In certain market conditions, governmental authorities and regulators may considerably lower interest rates, which, in some cases could result in negative interest rates. These actions, including their reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent an underlying fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the underlying fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the underlying fund’s uninvested cash.
Credit Quality Risk.
Fixed-income securities are subject to the risk that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments. If the credit quality of a fixed-income security deteriorates after the underlying fund has purchased the security, the market value of the security may decrease and lead to a decrease in the value of the underlying fund’s investments. An issuer’s credit quality could deteriorate as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, or other factors. Funds that may invest in lower-rated fixed-income securities, commonly referred to as non-investment
grade securities (or “junk bonds”), are riskier than funds that may invest in higher-rated fixed-income securities.
Investment-Grade Fixed-Income Securities in the Lowest Rating Category Risk.
Investment-grade fixed-income securities in the lowest rating category (such as Baa by Moody’s Investors Service, Inc. or BBB by S&P Global Ratings or Fitch Ratings, as applicable, and comparable unrated securities) involve a higher degree of risk than fixed-income securities in the higher rating categories. While such securities are considered investment-grade quality and are deemed to have adequate capacity for payment of principal and interest, such securities lack outstanding investment characteristics and have speculative characteristics as well. For example, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities.
Prepayment of Principal Risk.
Many types of debt securities, including floating-rate loans, are subject to prepayment risk. Prepayment risk is the risk that, when interest rates fall, certain types of obligations will be paid off by the borrower more quickly than originally anticipated and the underlying fund may have to invest the proceeds in securities with lower yields. Securities subject to prepayment risk can offer less potential for gains when the credit quality of the issuer improves.
Extension Risk.
Extension risk is the danger that borrowers will defer prepayments due to market conditions. Extension risk is generally a concern in secondary market, structured-credit product investments. For instance, rising interest rates might discourage homeowners from refinancing their mortgages, which reduces prepayment flows. That extends the duration of the loans in a mortgage-backed security beyond what the valuation and risk models initially predicted. As a result, in a period of rising interest rates, such securities may exhibit additional volatility and may lose value.

Foreign Securities Risk
Funds that invest in securities traded principally in securities markets outside the United States are subject to additional and more varied risks, as the value of foreign securities may change more rapidly and extremely than the value of U.S. securities. Less information may be publicly available regarding foreign issuers, including foreign government issuers. Foreign securities may be subject to foreign taxes and may be more volatile than U.S. securities. Currency fluctuations and political and economic developments may adversely impact the value of foreign securities. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs, and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities, some or all of which may not be reclaimable. Also, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency or assets from a country); political changes; or diplomatic developments could adversely affect the underlying funds’ investments. In the event of nationalization, expropriation, confiscatory taxation, or other confiscation, the underlying funds could lose a substantial portion of, or its entire investment in, a foreign security. Foreign countries, especially emerging market countries, also may have problems associated with settlement of sales. Such problems could cause the fund to suffer a loss if a security to be sold declines in value while settlement of the sale is delayed. In addition, there may be difficulties and delays in enforcing a judgment in a foreign court resulting in potential losses to the underlying funds.
Some of the foreign securities risks are also applicable to funds that invest a material portion of their assets in securities of foreign issuers traded in the United States.
If applicable, depositary receipts are subject to most of the risks associated with investing in foreign securities directly because the value of a depositary receipt is dependent upon the market price of the underlying foreign equity security. Depositary receipts are also subject to liquidity risk. Additionally, the Holding Foreign Companies Accountable Act (“HFCAA”) could cause securities of foreign companies, including American depositary receipts, to be delisted from U.S. stock exchanges if the companies do not allow the U.S. government to oversee the auditing of their financial information. Although the requirements of the HFCAA apply to securities of all foreign issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, a fund’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The underlying fund may also need to seek other markets in which to transact in such securities, which could increase the underlying fund’s costs.
Currency risk.
Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the underlying funds’ investments. Currency risk includes both the risk that currencies in which the underlying funds’ investments are traded, or currencies in which the underlying funds have taken an active investment position, will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or currency controls or political developments in the United States or abroad. Certain funds may engage in proxy hedging of currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency an underlying fund owns or wants to own. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the underlying fund could lose money on its investment and also lose money on the position designed to act as a proxy hedge. Certain funds may also take active currency positions and may cross-hedge currency exposure represented by their securities into another foreign currency. This may result in the underlying funds’ currency exposure being substantially different than that suggested by its securities investments. All funds with foreign currency holdings and/or that invest or trade in securities denominated in foreign currencies or related derivative instruments may be adversely affected by changes in foreign currency exchange rates. Derivative foreign currency transactions

(such as futures, forwards, and swaps) may also involve leveraging risk, in addition to currency risk. Leverage may disproportionately increase the underlying funds’ portfolio losses and reduce opportunities for gain when interest rates, stock prices, or currency rates are changing.
Continental Europe.
European securities may be affected significantly by economic, regulatory, or political developments affecting European issuers. All countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Economic and Monetary Union. Eastern European markets are relatively undeveloped and may be particularly sensitive to economic and political events affecting those countries.
Hedging, Derivatives, and Other Strategic Transactions Risk
The ability of an underlying fund to utilize hedging, derivatives, and other strategic transactions to benefit the underlying fund will depend in part on its advisor’s ability to predict pertinent market movements and market risk, counterparty risk, credit risk, interest-rate risk, and other risk factors, none of which can be assured. The skills required to utilize hedging and other strategic transactions are different from those needed to select an underlying fund’s securities. Even if an underlying fund’s advisor only uses hedging and other strategic transactions in the underlying fund primarily for hedging purposes or to gain exposure to a particular securities market, if the transaction does not have the desired outcome, it could result in a significant loss to the underlying funds. The amount of loss could be more than the principal amount invested. These transactions may also increase the volatility of an underlying fund and may involve a small investment of cash relative to the magnitude of the risks assumed, thereby magnifying the impact of any resulting gain or loss. For example, the potential loss from the use of futures can exceed an underlying fund’s initial investment in such contracts. In addition, these transactions could result in a loss to the fund if the counterparty to the transaction does not perform as promised.
The underlying funds may invest in derivatives, which are financial contracts with a value that depends on, or is derived from, the value of underlying assets, reference rates, or indexes. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. The underlying funds may use derivatives for many purposes, including for hedging and as a substitute for direct investment in securities or other assets. Derivatives may be used in a way to efficiently adjust the exposure of the underlying fund to various securities, markets, and currencies without the underlying funds actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of underlying fund assets and making new investments over time. Further, since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When an underlying fund uses derivatives for leverage, investments in the underlying fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit risks associated with leverage, the underlying fund is required to comply with Rule
18f-4
under the 1940 Act (the “Derivatives Rule”) as outlined below. For a description of the various derivative instruments the underlying fund may utilize, refer to the SAI.
The regulation of the U.S. and foreign derivatives markets has undergone substantial change in recent years and such change may continue. In particular, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and regulations promulgated or proposed thereunder require many derivatives to be cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on dealers that enter into swaps with a pension plan, endowment, retirement plan or government entity, and required banks to move some derivatives trading units to a non-guaranteed
affiliate separate from the deposit-taking bank or divest them altogether. Although the Commodity Futures Trading Commission has released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, many of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the underlying funds’ ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the underlying funds) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the underlying funds may be unable to fully execute its investment strategies as a result. Limits or restrictions applicable to the counterparties with which the underlying funds engage in derivative transactions also could prevent the underlying funds from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.

The Derivatives Rule mandates that a fund adopt and/or implement:
(i) value-at-risk
limitations (“VaR”); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (“Limited Derivatives User”) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule. Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks.
The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. In addition, when-issued or forward settling securities transactions that physically settle within
35-days
are deemed not to involve a senior security.
At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the assets of the underlying funds. Legislation or regulation may change the way in which the underlying funds are regulated. An underlying fund’s advisor cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the underlying funds’ ability to achieve their investment objectives.
The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other, more traditional assets. In particular, the use of derivative instruments exposes the underlying funds to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party’s consent to assign the transaction to a third party. If the counterparty defaults, an underlying fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, such underlying fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the underlying fund will be subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the underlying fund when the underlying fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for such underlying fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The underlying fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the underlying fund has incurred the costs of litigation. While an underlying fund’s advisor intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent an underlying fund contracts with a limited number of counterparties, the underlying fund’s risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the underlying fund. Derivatives are also subject to a number of other risks, including market risk, liquidity risk and operational risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indexes they are designed to hedge or closely track. Suitable derivatives transactions may not be available in all circumstances. The underlying fund is also subject to the risk that the counterparty closes out the derivatives transactions upon the occurrence of certain triggering events. In addition, an underlying fund’s advisor may determine not to use derivatives to hedge or otherwise reduce risk exposure. Government legislation or regulation could affect the use of derivatives transactions and could limit the underlying fund’s ability to pursue its investment strategies.
A detailed discussion of various hedging and other strategic transactions appears in the SAI. To the extent that an underlying fund utilizes the following list of certain derivatives and other strategic transactions, it will be subject to associated risks. The main risks of each appear below.

Credit default swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, risk of default of the underlying reference obligation, and risk of disproportionate loss are the principal risks of engaging in transactions involving credit default swaps.
Futures Contracts.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), and risk of disproportionate loss are the principal risks of engaging in transactions involving futures contracts.
Interest-Rate Swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, and risk of disproportionate loss are the principal risks of engaging in transactions involving interest-rate swaps.
Options.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), and risk of disproportionate loss are the principal risks of engaging in transactions involving options. Counterparty risk does not apply to exchange-traded options.
Reverse Repurchase Agreements
. An event of default or insolvency of the counterparty to a reverse repurchase agreement could result in delays or restrictions with respect to an underlying fund’s ability to dispose of the underlying securities. A reverse repurchase agreement may be considered a form of leverage and may, therefore, increase fluctuations in the underlying fund’s NAV.
Swaps.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk, settlement risk, risk of default of the underlying reference obligation, and risk of disproportionate loss are the principal risks of engaging in transactions involving swaps.
Inflation Risk
Inflation risk is the risk that the purchasing power of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of an underlying fund’s interests and distributions thereon can decline.
Interest Rate Risk
Interest rate risk is the risk that fixed-income securities such as debt securities and preferred securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall. An underlying fund’s investments in debt securities and preferred securities means that the NAV and market price of an underlying fund’s interests will tend to decline if market interest rates rise. Given the historically low level of interest rates in recent years and the likelihood that interest rates will increase when the national economy strengthens, the risk of the potentially negative impact of rising interest rates on the value of the underlying fund’s portfolio may be significant. In addition, the longer the average maturity of the underlying fund’s portfolio of debt securities, the greater the potential impact of rising interest rates on the value of the underlying fund’s portfolio and the less flexibility the underlying fund may have to respond to the decreasing spread between the yield on its portfolio securities.
During periods of declining interest rates, an issuer may exercise its option to prepay principal of debt securities or to redeem preferred securities earlier than scheduled, forcing an underlying fund to reinvest in lower yielding securities. This is known as call or prepayment risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. Recent and potential future changes in government monetary policy may affect the level of interest rates.
In certain market conditions, governmental authorities and regulators may considerably lower interest rates, which, in some cases could result in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent an underlying fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the underlying fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the underlying fund’s uninvested cash.

Natural Disasters, Adverse Weather Conditions, and Climate Change
Certain areas of the world may be exposed to adverse weather conditions, such as major natural disasters and other extreme weather events, including hurricanes, earthquakes, typhoons, floods, tidal waves, tsunamis, volcanic eruptions, wildfires, droughts, windstorms, coastal storm surges, heat waves, and rising sea levels, among others. Some countries and regions may not have the infrastructure or resources to respond to natural disasters, making them more economically sensitive to environmental events. Such disasters, and the resulting damage, could have a severe and negative impact on an underlying fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the underlying fund invests to conduct their businesses in the manner normally conducted. Adverse weather conditions also may have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.
Climate change, which is the result of a change in global or regional climate patterns, may increase the frequency and intensity of such adverse weather conditions, resulting in increased economic impact, and may pose long-term risks to a fund’s investments. The future impact of climate change is difficult to predict but may include changes in demand for certain goods and services, supply chain disruption, changes in production costs, increased legislation, regulation, international accords and compliance-related costs, changes in property and security values, availability of natural resources and displacement of peoples. Legal, technological, political and scientific developments regarding climate change may create new opportunities or risks for issuers in which the underlying fund invests. These developments may create demand for new products or services, including, but not limited to, increased demand for goods that result in lower emissions, increased demand for generation and transmission of energy from alternative energy sources and increased competition to develop innovative new products and technologies. These developments may also decrease demand for existing products or services, including, but not limited to, decreased demand for goods that produce significant greenhouse gas emissions and decreased demand for services related to carbon based energy sources, such as drilling services or equipment maintenance services.
Non-Diversified
Risk
Overall risk can be reduced by investing in securities from a diversified pool of issuers, while overall risk is increased by investing in securities of a small number of issuers. If a fund is not diversified within the meaning of the 1940 Act, that means it is allowed to invest a large portion of assets in any one issuer or a small number of issuers, which may result in greater susceptibility to associated risks. As a result, credit, market, and other risks associated with a non-diversified
fund’s investment strategies or techniques may be more pronounced than for funds that are diversified.
Operational and Cybersecurity Risk
With the increased use of technologies, such as mobile devices and cloud-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, an underlying fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to such underlying fund and its shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to underlying fund assets, customer data, or proprietary information, or cause the underlying fund or underlying fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service
attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.
A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on an underlying fund. For example, in a denial of service, underlying fund shareholders could lose access to their electronic accounts indefinitely, and employees of the underlying fund’s advisor or the underlying fund’s other service providers may not be able to access electronic systems to perform critical duties for the underlying fund, such as trading, NAV calculation, shareholder accounting, or fulfillment of underlying fund share purchases and share repurchases. Cybersecurity incidents could cause an underlying fund, the underlying fund’s advisor or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, litigation costs, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the underlying fund invests, thereby causing the underlying fund’s investments to lose value.
Cyber-events have the potential to affect materially an underlying fund and its advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The underlying funds have established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the underlying funds will be able to prevent or mitigate the impact of any or all cyber-events.
The underlying funds are exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of an underlying fund’s service providers, counterparties, or other third parties, failed or inadequate processes, and technology or system failures.
The underlying fund’s advisor and its respective affiliates have established risk management systems that seek to reduce cybersecurity and operational risks, and business continuity plans in the event of a cybersecurity breach or operational failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the underlying fund’s advisors or its affiliates controls the cybersecurity or operations systems of the underlying fund’s third-party service providers (including the underlying fund’s custodian), or those of the issuers of securities in which such underlying fund invests.
In addition, other disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect an underlying fund’s ability to conduct business, in particular if the underlying fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the underlying fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the underlying fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.
Usury Limitations
Interest charged on loans originated or acquired by an Underlying may be subject to state usury laws imposing maximum interest rates and penalties for violations, including restitution of excess interest and unenforceability of debt.

MANAGEMENT OF THE FUND
The Board of Trustees
The Board has overall responsibility to oversee the business affairs of the fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the fund as are customarily exercised by the board of trustees of a registered investment company organized as a corporation.
The Board oversees the management of the fund, including the services performed by the Advisor under the Advisory Agreement (defined below) and the Subadvisor under the Subadvisory Agreement (defined below). The name and business addresses of the Trustees and officers of the fund and their principal occupations and other affiliations are set forth under “Those Responsible for Management” in the SAI.
The Advisor and the Subadvisor
The fund’s investment adviser is John Hancock Investment Management LLC. The Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), which in turn is a subsidiary of Manulife Financial Corporation. As of June 30, 2024, the Advisor had total assets under management of approximately $160.7 billion.
The Advisor has engaged Manulife Investment Management (US) LLC as a sub-adviser
to the fund. The Subadvisor is a registered investment adviser with the SEC under the Advisers Act and is a Delaware limited liability company. The Subadvisor handles the fund’s portfolio management activities, subject to oversight by the Advisor.
The Advisor entered into a Subadvisory Agreement dated August 22, 2023, with Manulife (US), a Delaware limited liability company (the “Subadvisory Agreement”). The Subadvisor is a wholly-owned subsidiary of John Hancock Life Insurance Company (U.S.A.) and an affiliate of the Advisor. John Hancock Life Insurance Company (U.S.A.) is a subsidiary of MFC, based in Toronto, Canada. MFC is the holding company of the Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. References to Manulife (US) refer to its predecessor or affiliate organizations and entities. As of June 30, 2024, Manulife (US) had total assets under management of approximately $206 billion. The Subadvisor is located at 197 Clarendon Street Boston MA 02116.
The basis for the Board’s approval of the advisory fees, and of the Advisory Agreement overall, including the Subadvisory Agreement, will be discussed in the fund’s first shareholder report.
Portfolio Management Information
The following individuals are jointly and primarily responsible for the day-to-day
management of the fund’s portfolio.

Nathan W. Thooft, CFA	Eric Menzer, CFA, CAIA, AIF
Chief Investment Officer, Senior Portfolio Manager, Multi-Asset Solutions Team	Head of Advisory Solutions and Senior Portfolio Manager, Multi-Asset Solutions Team
Managed the fund since inception Joined the Subadviser in 2008	Managed the fund since inception Joined the Subadviser in 2006

Jeffrey Kan, CFA	Michael J. Comer, CFA
Senior Portfolio Manager, Multi-Asset Solutions Team Began Investment Career: 2004	Portfolio Manager, Multi-Asset Solutions Team Managed the fund since inception
Managed the fund since inception Joined the Subadviser in 2021	Joined the Subadviser in 2010

Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, other accounts they manage, and their ownership of Shares in the fund.
Advisory Agreement
Pursuant to the Advisory Agreement, the Advisor is responsible, subject to the supervision of the Board, for formulating a continuing investment program for the fund. The Advisory Agreement was initially approved by the fund’s full Board and by the Independent Trustees at a meeting held on July 24, 2023, and is also approved by the initial Shareholder of the fund. The Advisory Agreement is terminable without penalty, on 60 days’ prior written notice by the Board, by vote of a majority of the outstanding Shares of the fund, or by the Advisor. The Advisory Agreement has an initial term that expires two years after the fund has commenced investment operations. Thereafter, the Advisory Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the vote of a majority of the outstanding Shares of the fund, respectively, provided that, in either event, the continuance also is approved by a majority of the Independent Trustees by vote cast at a meeting called for the purpose of voting on such approval. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).
The Advisor shall be entitled to receive from the fund as compensation for its services a Management Fee.
The Advisor shall be paid at the end of each calendar month a fee at the annual rate of 1.25% of the value of the fund’s monthly net assets (the “Management Fee”).
The Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the fund, the Advisor and any trustee, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the fund, for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Advisory Agreement. The Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the fund of the Advisor, or any Trustee, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the fund, as the case may be, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the fund.
The Subadvisory Agreement
The Advisor entered into a Subadvisory Agreement dated August 22, 2023, with the Subadvisor (the “Subadvisory Agreement”). Under the terms of the Subadvisory Agreement, the Subadvisor is responsible for managing the investment and reinvestment of the assets of the fund, subject to the supervision and control of the Board and the Advisor. For services rendered by the Subadvisor under the Subadvisory Agreement, the Advisor (and not the fund) pays the Subadvisor at the end of each calendar month a fee at the annual rate of 0.07% of the value of the fund’s monthly net assets.
***
The basis for the Board of Trustees’ approval of the advisory fees, and of the investment advisory agreement overall, including the subadvisory agreement, will be discussed in the fund’s first shareholder report.
Service Agreement
Pursuant to the Service Agreement, the Advisor is responsible for providing, at the expense of the fund, certain financial, accounting and administrative services such as legal services, tax, accounting, valuation, financial reporting and performance, compliance and service oversight. Pursuant to the Service Agreement, the Advisor shall determine, subject to Board approval, the expenses to be reimbursed by the fund, including an overhead allocation. The payments under the Service Agreement are not intended to provide a profit to the Advisor. Instead, the Advisor provides the services under the Service Agreement because it also provides advisory services under the Advisory Agreement. The reimbursement shall be paid monthly in arrears by the fund.

Distribution and Service Fee
In connection with Class S Shares of the fund, the fund pays the Distributor or a designee a Distribution and Service Fee equal to 0.85% per annum of the aggregate value of the fund’s Class S Shares outstanding and in connection with Class D Shares of the fund, the fund pays the Distributor or a designee a Distribution and Service Fee equal to 0.25% per annum of the aggregate value of the fund’s Class D Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Distribution and Service Fee is payable monthly. The Distributor or designee may transfer or re-allow
a portion of the Distribution and Service Fee to certain intermediaries. The Advisor also may pay a fee out of its own resources to intermediaries.
Pursuant to the conditions of an exemptive order issued by the SEC allowing the fund to issue multiple classes of Shares, the Distribution and Service Fee is paid pursuant to a plan adopted by the fund in compliance with the provisions of Rule
12b-1
under the 1940 Act (the “Class Plan”). The Distribution and Service Fee serves as a vehicle for the fund to pay the Distributor for payments it makes to intermediaries. The Distributor may pay all or a portion of the Distribution and Service Fee it receives to intermediaries. However, the portion of the 0.85% fee under the Class S Plan designated for regulatory purposes as service fees, for the provision of personal investor services as defined under applicable rules, will be deemed not to exceed 0.25% of the fund’s net assets attributable to Class S Shares.
A portion of the Distribution and Services Fee may be paid for ongoing investor servicing. The types of investor services provided include, but are not limited to: advising Shareholders of the net asset value of their Shares; advising Shareholders with respect to making repurchases of Shares; providing information to Shareholders regarding general market conditions; providing Shareholders with copies of the fund’s Prospectus (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from Shareholders regarding the fund, including but not limited to questions concerning their investments in the fund, Shareholder account balances, and reports and tax information provided by the fund; assisting in the enhancement of relations and communications between such Shareholders and the fund; assisting in the establishment and maintenance of such Shareholders’ accounts with the fund; assisting in the maintenance of fund records containing Shareholder information, such as changes of address; providing such other information and liaison services as the fund may reasonably request; and other matters as they arise from time to time.
These arrangements may result in receipt by broker-dealers and their personnel (who themselves may receive all or a substantial part of the relevant payments) or registered investment advisers of compensation in excess of that which otherwise would have been paid in connection with servicing shareholders of a different investment fund. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the intermediary directly. Prospective investors also should be aware that these payments could create incentives on the part of an intermediary to view the fund more favorably relative to investment funds not making payments of this nature or making smaller payments. Such payments may be different for different intermediaries. The Advisor may pay from its own resources additional compensation to intermediaries in connection with sale of Shares or servicing of Shareholders. Intermediaries may in addition charge a fee directly to investors for their services in conjunction with an investment in the fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the fund but will neither constitute an investment made by the investor in the fund nor form part of the assets of the fund. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the fund. Shareholders should direct any questions regarding such fees to the relevant intermediary.
The fund is indirectly subject to a Financial Industry Regulatory Authority, Inc. (“FINRA”) cap on compensation paid to FINRA member firms. The cap includes any placement agent fees and investor distribution and/or service fees.
However, the fund voluntarily agrees to limit the maximum compensation payable to all FINRA member firms (in the aggregate) participating in the fund’s distribution such that it will not exceed 8% of the fund’s offering proceeds until such time as the fund makes at least two repurchase offers per calendar year for its Shares pursuant to Rule
13e-4
and Schedule TO under the Exchange Act. Thereafter, the fund intends to rely on the exemption provided under FINRA Rule 5110(h)(2)(L), including the requirement to limit the total amount of compensation paid to participating members to the amount permitted by the sales charge limitations of FINRA Rule 2341, in which case the underwriting compensation provisions of FINRA Rule 5110 will not apply.

Certain broker-dealers that distribute shares of the fund may impose limits on the total amount of distribution and servicing fees that they may receive with respect to Class D or Class S shares held by a shareholder of the fund. When these limits are reached, the broker-dealer may request that the Fund convert the Class D or Class S shares of the shareholder to an equivalent amount of Class I shares which does not pay distribution and service fees.
DISTRIBUTIONS
The fund intends to make quarterly distributions of net investment income, after payment of interest on outstanding borrowings, if any. The fund will distribute annually any net short-term capital gain and any net capital gain (which is the excess of net long-term capital gain over short-term capital loss). Distributions to Shareholders cannot be assured, and the amount of each quarterly distribution is likely to vary. It is possible, although not intended, that distributions could exceed net investment income and net short-term and long-term capital gain, resulting in a return of capital.
FEDERAL INCOME TAX MATTERS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by U.S. Shareholders, and, to a limited extent,
non-U.S.
Shareholders. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt
organizations, partnerships, Shareholders who are not United States persons (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. Prospective Shareholders should consult their own tax advisors regarding the foreign and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the fund.
In addition to the particular matters set forth in this section, tax-exempt
entities should review carefully those sections of this Prospectus and the SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the fund are consistent with their overall investment plans.
Taxation of the Fund
The fund intends to elect to be treated and to qualify each year as a “regulated investment company” (“RIC”) under Subchapter M of the Code and to comply with applicable distribution requirements so that it generally will not pay U.S. federal income tax on income and capital gains distributed to Shareholders. In order to qualify as a RIC, which qualification the following discussion assumes, the fund must satisfy certain tests regarding the sources of its income and the diversification of its assets. If the fund qualifies as a RIC and, for each taxable year, it distributes to its Shareholders an amount equal to or exceeding the sum of (i) 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) without regard to the deduction for dividends paid and (ii) 90% of the excess of its gross tax-exempt
interest, if any, over certain related expenses, the fund generally will be relieved of U.S. federal income tax on any income of the fund, including “net capital gains” (the excess of net long-term capital gain over net short-term capital loss), distributed to Shareholders. However, if the fund retains any investment company taxable income or net capital gain, it generally will be subject to U.S. federal income tax at regular corporate rates on the amount retained. The fund intends to distribute at least annually all or substantially all of its investment company taxable income, net tax-exempt
interest, and net capital gain.
If the fund does not qualify as a RIC for any taxable year, the fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income (as described below) in the case of individual and other non-corporate
Shareholders and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, in order to requalify for taxation as a regulated investment company, the fund might be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.
Distributions to Shareholders
The fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to Shareholders for federal, state and local income tax purposes to the extent of the fund’s current and accumulated earnings and profits. Such distributions are taxable whether they are received in cash or reinvested in fund Shares. The fund expects that its dividend distributions will generally be taxable to Shareholders at ordinary income rates. The fund’s distributions of its net capital gain will be taxable to individual Shareholders as long-term capital gain, regardless of the length of time the Shareholders have held their Shares. Distributions by the fund in excess of the fund’s current and accumulated earnings and profits will be treated as a tax-free
return of capital to the extent of (and in reduction of) the Shareholders’ tax bases in their Shares and any such amount in excess of their bases will be treated as gain from the sale of Shares, as discussed below.
The fund does not currently expect that it will earn significant amounts of qualified dividend income and, therefore, does not anticipate that any significant portion of its distributions to individual Shareholders will qualify for lower tax rates applicable to qualified dividend income. Likewise, the fund does not anticipate that any significant portion of its dividends paid to Shareholders that are corporations will be eligible for the “dividends received” deduction.
Shareholders are generally taxed on any dividends from the fund in the year they are actually distributed. But dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on the preceding December 31.
If the fund retains any net capital gains for a taxable year, the fund may designate the retained amount as undistributed capital gains in a notice to Shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.
An individual must pay a 3.8% tax on the lesser of (1) the individual’s “net investment income,” which generally includes net gains from the disposition of investment property, or (2) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers). This tax is in addition to any other taxes due on that income. A similar tax applies to estates and trusts. Shareholders should consult their own tax advisors regarding the effect, if any, this provision may have on their investments.
An investor should be aware that, if shares are purchased shortly before the record date for any taxable distribution (including a capital gain distribution), the purchase price likely will reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Shares, in effect resulting in a taxable return of some of the purchase price.
An investor should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual Shareholders.
Shareholders who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on dividends paid by the fund. Capital gain distributions, if any, are not subject to the 30% withholding tax. Exemptions from this withholding tax are also provided for dividends properly designated as interest related dividends or as short-term capital gain dividends paid by the fund with respect to its qualified net interest income or qualified short-term gain. Under legislation known as FATCA, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a foreign entity unless the foreign entity enters into an agreement with either the IRS or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above) or dividends, in each case with respect to any U.S. investment. The withholding tax regime went into effect on July 1, 2014 with respect to U.S.-source income. Proposed regulations (having current effect) eliminate the application of the withholding tax that was scheduled to begin in 2019 with respect to U.S.-source investment sale proceeds. Foreign investors should consult their own tax advisers regarding the impact of FATCA on their investment in the fund.
The fund will inform its Shareholders of the source and status of each distribution made in a given calendar year after the close of such calendar year.
Gain from Repurchases of Shares
The sale of Shares pursuant to a tender offer will be a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or under certain circumstances, as a “dividend.” Under Code Section 302(b), a sale of Shares pursuant to a tender offer generally will be treated as a “sale or exchange” if the receipt of cash by the Shareholder: (a) results in a “complete termination” of the Shareholder’s interest in the fund, (b) is “substantially disproportionate” with respect to the Shareholder, or (c) is “not essentially equivalent to a dividend” with respect to the Shareholder. In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for “sale or exchange” treatment is met, a Shareholder will recognize gain or loss equal to the difference between the price paid by the fund for the Shares purchased in the tender offer and the Shareholder’s adjusted basis in such Shares. If such Shares are held as a capital asset, the gain or loss will generally be capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate
taxpayers is generally (i) the same as the applicable ordinary income rate for capital assets held for one year or less or (ii) either 15% or 20% for capital assets held for more than one year, depending on whether the individual’s income exceeds certain threshold amounts.
If the requirements of Section 302(b) of the Code are not met, amounts received by a Shareholder who sells Shares pursuant to the Offer will be taxable to the Shareholder as a “dividend” to the extent of such Shareholder’s allocable share of the fund’s current or accumulated earnings and profits. To the extent that amounts received exceed such Shareholder’s allocable share of the fund’s current and accumulated earnings and profits, such excess will constitute a non-taxable
return of capital (to the extent of the Shareholder’s adjusted basis in its Shares), and any amounts in excess of the Shareholder’s adjusted basis will constitute taxable capital gain. Any remaining adjusted basis in the Shares tendered to the fund will be transferred to any remaining Shares held by such Shareholder. In addition, if a tender of Shares is treated as a “dividend” to a tendering Shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering
Shareholder whose proportionate interest in the earnings and assets of the fund has been increased by such tender.
Any payments (including constructive dividends) to a tendering Shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation that does not hold his, her or its Shares in connection with a trade or business conducted in the United States (a “Foreign Shareholder”) that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will generally be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering Foreign Shareholder who realizes a capital gain on a tender of Shares will not be subject to U.S. federal income tax on such gain, unless the Shareholder satisfies the “Substantial Presence Test” (i.e., the Shareholder is an individual who is physically present in the United States for 183 days or more and certain other conditions exist). Such persons are advised to consult their own tax adviser. Special rules may apply in the case of Foreign Shareholders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or residents of the U.S. or (iii) that have a special status for U.S. federal tax purposes, such as “controlled foreign corporations,” corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax adviser. Certain Foreign Shareholder entities may also be subject to withholding tax at the rate of 30% under FATCA unless they have provided the fund with a duly completed
W-8BEN-E
(or other applicable type of
W-8)
certifying their compliance with or exemption from FATCA.

The fund generally will be required to withhold tax at the rate of 24% (“backup withholding”) from any payment to a tendering Shareholder that is an individual (or certain other non-corporate
persons) if the Shareholder fails to provide to the fund its correct taxpayer identification number or otherwise establish an exemption from the backup withholding tax rules. A Foreign Shareholder generally will be able to avoid backup withholding with respect to payments by the fund that are treated as made in exchange for tendered Shares only if it furnishes to the fund a duly completed Form
W-8BEN
(or other applicable type of
W-8),
signed under penalty of perjury, stating that it (1) is a nonresident alien individual or a foreign corporation, partnership, estate or trust, (2) has not been and does not plan to be present in the United States for a total of 183 days or more during the calendar year, and (3) is neither engaged, nor plans to be engaged during the year, in a United States trade or business that has effectively connected gains from transactions with a broker or barter exchange. Backup withholding is not an additional tax, and any amounts withheld may be credited against a Shareholder’s U.S. federal income tax liability.
Additionally, any loss realized on a disposition of Shares of the fund may be disallowed under “wash sale” rules to the extent the Shares disposed of are replaced with other Shares of the fund within a period of 61 days beginning 30 days before and ending 30 days after the Shares are disposed of, such as pursuant to a dividend reinvestment in Shares of the fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.
UBTI
Under current law, the fund generally serves to “block” (that is, prevent the attribution to Shareholders of) UBTI from being realized by tax-exempt
Shareholders. Notwithstanding this “blocking” effect, a
tax-exempt
Shareholder of the fund could realize UBTI by virtue of its investment in the fund if Shares in the fund constitute debt-financed property in the hands of the tax-exempt
Shareholder within the meaning of Code Section 514(b). A
tax-exempt
Shareholder also may recognize UBTI if the fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or equity interests in taxable mortgage pools.
Certain Withholding Taxes
The fund may be subject to foreign withholding taxes on income or gains attributable to Asset-Based Lending Assets located in foreign countries. U.S. investors in the fund will not be entitled to a foreign tax credit with respect to any of those taxes.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the fund. Shareholders are generally taxable in their state of residence on dividend and capital gain distributions they receive from the fund. The fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.
Information Reporting and Backup Withholding
After the end of each calendar year, Shareholders will be sent information regarding the amount and character of distributions received from the fund during the year. The fund (or its administrative agent) is required to report to the IRS and furnish to Shareholders the cost basis information and holding period for the fund’s Shares that are repurchased by the fund. The fund will permit Shareholders to elect from among several permitted cost basis methods. Unless a Shareholder contacts the fund to make an election, the fund will use a default cost basis method. The cost basis method a Shareholder elects may not be changed with respect to a repurchase of Shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.
Information returns generally will be filed with the IRS Service in connection with distributions with respect to the Shares unless Shareholders establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. If Shareholders do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments (at the current rate of 24%) if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Shareholders will be allowed as a credit against their U.S. federal income tax liability and may entitle Shareholders to a refund, provided that the required information is timely furnished to the IRS Service.

Other Taxes
The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the fund. All investors are urged to consult with their own tax advisers regarding any proposed investment in the fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required.
Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the fund.
DIVIDEND REINVESTMENT PLAN
Pursuant to the Dividend Reinvestment Plan (“DRP”) established by the fund, each Shareholder will automatically be a participant under the DRP and have all income distributions, whether dividend distributions or capital gains distributions, automatically reinvested in additional Shares. Election not to participate in the DRP and to receive all income distributions, whether dividend distributions or capital gains distributions, in cash may be made by notice to a Shareholder’s intermediary (who should be directed to inform the fund). A Shareholder is free to change this election at any time, however change requests must be received prior to the last business day of the month preceding the next payout to be effective. A Shareholder whose Shares are registered in the name of a nominee (such as an intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Shareholder’s behalf as such nominee will be required to make any such election.
Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRP will be treated as having received a distribution equal to amount payable to them in cash as a distribution had the Shareholder not participated in the DRP.
Shares will be issued pursuant to the DRP at their NAV determined on the next valuation date following the ex-dividend
date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request for change of participation/non-participation
status in the DRP must be received by the fund within the above timeframe to be effective for that dividend or capital gain distribution. The fund may terminate the DRP at any time upon written notice to the participants in the DRP. The fund may amend the DRP at any time upon 30 days’ written notice to the participants. Any expenses of the DRP will be borne by the fund.
A Shareholder holding Shares that participate in the DRP in a brokerage account may not be able to transfer the Shares to another broker and continue to participate in the DRP. For further information on the DRP contact the fund at
800-225-6020.
PURCHASE TERMS
The fund offers three separate classes of Shares designated as Class I Shares, Class S Shares, and Class D Shares, to certain Eligible Investors (as defined below).
Class I Shares are generally only available for purchase (1) through fee-based
programs, also known as wrap accounts, that provide investor’s access to Class I Shares, (2) by pension funds and other institutional investors, including investment companies and U.S. and foreign feeder funds in compliance with the 1940 Act, (3) by endowments, foundations, donor advised funds, and other charitable entities, (4) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Shares, (5) through registered investment advisers, (6) by the Advisor’s employees, officers and directors and their immediate family members, and joint venture partners, consultants and other service providers, (7) by the Trustees, or (8) other categories of investors that are named in an amendment or supplement to this Prospectus.

Class D Shares are generally only available for purchase (1) through fee-based
programs, also known as wrap accounts, that provide investors access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through registered investment advisers transacting via a clearing broker-dealer, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that are named in an amendment or supplement to this Prospectus.
Class S Shares are available through brokerage and transaction-based accounts.
In certain cases, where a holder of Class S Shares or Class D Shares exits a relationship with a participating broker-dealer for the fund and does not enter into a new relationship with a participating broker-dealer for the fund, such holder’s Shares may be exchanged into an equivalent NAV amount of Class I Shares. Before making investment decisions, investors should please consult with a financial professional or broker-dealer regarding their account type.
Shares will generally be offered as of the first business day of each month (the “Purchase Date”) based on the fund’s NAV per Share as of the close of business on the business day immediately preceding the Purchase Date. A completed application in good order must be received by the fund’s Transfer Agent. The fund or the Transfer Agent may also request additional documentation from the investor in order to verify the identity of the investors as required under various laws including the USA Patriot Act of 2001 (“Investor Verification”) and Shares of the fund will not be purchased until this verification is complete. If the fund and the Transfer Agent are unable to complete the verification before the Purchase Date, the investors’ funds will be held in a non-interesting
bearing account by the Transfer Agent and the purchase of the Shares will then be made on the Purchase Date of the following calendar month. In such case, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order. However, if the fund and the Transfer Agent are unable to complete the verification within 30 business days of receipt of a completed application, the purchase of Shares will be rejected and the funds in the amount of the purchase will be returned to the investor.
The Board may discontinue accepting purchases on a monthly basis at any time. All purchases are subject to the receipt of cleared funds three business days prior to the Purchase Date in the full amount of the purchase. Although the fund may accept, in its sole discretion, a purchase prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received. The fund reserves the right to reject any purchase of Shares and the Advisor may, in its sole discretion, suspend the offer of Shares at any time.
All Shares are sold at the most recently calculated net asset value per Share as of the date on which the purchase is accepted. The minimum initial investment in the fund by any account is $25,000 for Class I Shares and $10,000 for Class S Shares and Class D Shares with additional investment minimums of $5,000 for Class I Shares, Class S Shares and Class D Shares. The minimum investment amounts may be reduced or waived by the fund at the fund’s sole discretion. The fund may accept investments for a lesser amount under certain circumstances at its sole discretion. Investors that are employees of the Advisor or its affiliates are eligible to invest in Shares and may be subject to lower minimum investments than other investors. Certain selling brokers, dealers or banks and financial advisors may impose higher or lower minimum investment levels or other requirements than those imposed by the fund. Except as otherwise provided, shares of the fund generally may be sold only to U.S. citizens, U.S. residents, and U.S. domestic corporations, partnerships, trusts or estates. For purposes of this policy, U.S. citizens and U.S. residents must reside in the U.S. and U.S. domestic corporations, partnerships, trusts, and estates must have a U.S. address of record.
Except as otherwise permitted by the fund, initial and any additional purchases of Shares of the fund by any Shareholder must be paid by wire. Initial and any additional contributions to the capital of the fund must be made in a single payment.

Although the fund may, in its discretion, accept contributions of securities, the fund does not currently intend to accept contributions of securities. If the fund chooses to accept a contribution of securities, the securities would be valued in the same manner that the fund values its other assets. Because of anti-money laundering concerns, the fund will not accept investments made in cash. For this purpose, cash includes currency (i.e., coin or paper money), cashier’s checks, bank drafts, travelers’ checks, and money orders.
Each potential investor must also represent and warrant in a purchase agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing Shares for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.
Generally, a sales load of up to 3.50% is charged on purchases of Class S Shares and a sales load of up to 1.50% is charged on purchases of Class D Shares. Class I Shares are not subject to any sales load. The sales load may be waived: (i) for certain institutional investors, employees of the Advisor, the Distributor or a financial intermediary and their affiliates, and members of their immediate families; (ii) purchases by investors maintaining a brokerage account with a registered broker-dealer that has entered into an agreement to with the Distributor to offer Class S or Class D Shares through a load waived network or platform, which may or may not charge transaction fees; and (iii) such other persons as may be authorized by the Advisor at its sole discretion. The sales load will neither constitute an investment made by the investor in the Fund nor form part of the assets of the Fund.
Financial intermediaries may also impose fees (subject to compliance with applicable FINRA rules), terms and conditions on investor accounts and investments in the fund that are in addition to the fees, terms and conditions set forth in this Prospectus. Such terms and conditions are not imposed by the fund, the Distributor or any other service provider of the fund. Any terms and conditions imposed by a financial intermediary, or operational limitations applicable to such parties, may affect or limit a Shareholder’s ability to subscribe for Shares, or otherwise transact business with the fund. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the financial intermediary.
Eligible Investors
Shares will be offered only to Eligible Investors. This means that to purchase Shares of the fund, a prospective Shareholder will be required to certify that the Shares are being acquired by an investor who either: (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; or (ii) a
“non-U.S.
Person” investor within the meaning of Regulation S under the 1933 Act. Except as otherwise provided, shares of a fund generally may be sold only to U.S. citizens, U.S. residents, and U.S. domestic corporations, partnerships, trusts or estates. For purposes of this policy, U.S. citizens and U.S. residents must reside in the U.S. and U.S. domestic corporations, partnerships, trusts, and estates must have a U.S. address of record. Eligible Investors also include investment companies and U.S. and foreign feeder funds in compliance with the 1940 Act. Existing Investors seeking to purchase additional Shares will be required to qualify as Eligible Investors at the time of the additional purchase, except with respect to reinvested distributions. The Advisor may from time to time impose stricter or less stringent eligibility requirements.
Existing Shareholders subscribing for additional Shares other than through a dividend reinvestment will be required to verify their status as Eligible Investors at the time of the additional purchases. The qualifications required to invest in the fund appear in an application form that must be completed by each prospective investor.
Important information about opening a new account
To help the government fight the funding of terrorism and money laundering activities, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.
For individual investors opening an account.
When you open an account, you will be asked for your name, residential address, date of birth, and Social Security number.

For investors other than individuals.
When you open an account, you will be asked for the name of the entity, its principal place of business, and taxpayer identification number (“TIN”), and you may be requested to provide information on persons with authority or control over the account, including, but not limited to, name, residential address, date of birth, and Social Security number. You may also be asked to provide documents, such as articles of incorporation, trust instruments, or partnership agreements, and other information that will help the transfer agent identify the entity. Please see the account application for more details.
DETERMINATION OF NET ASSET VALUE
The net asset value per Share for each class of Shares of the fund is determined monthly (or more frequently as needed) by dividing the value of total assets for the class of Shares minus liabilities for the class of Shares by the total number of Shares outstanding for such class at the date as of which the determination is made. The Class I Shares’ net asset value, plus the Class S Shares’ net asset value, plus the Class D Shares’ net asset value equals the total net asset value of the fund. The Class I Share net asset value, the Class S Share net asset value and the Class D Share net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time. A “Business Day” with respect to the fund is each day the New York Stock Exchange and the fund are open.
REPURCHASES AND TRANSFERS OF SHARES
No Right of Redemption
No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the fund to repurchase those Shares. There is no public market for Shares, and none is expected to develop. With limited exceptions, Shares are not transferable and liquidity normally will be provided only through repurchase offers that will be made from time to time by the fund, as described below. Any transfer of Shares in violation of the Declaration of Trust will not be permitted and will be void. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the fund, as described below. For information on the fund’s policies regarding transfers of Shares, see “Repurchases, Mandatory Repurchases and Transfers of Shares” in the SAI.
Repurchases of Shares
At the sole discretion of the Board and provided that it is in the best interests of the fund and Shareholders to do so, the fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers or take any other action permitted by the tender offer rules under the Exchange Act, and described in the written tender offer notice that will be provided to Shareholders for each repurchase offer. In determining whether the fund should offer to repurchase Shares from Shareholders, the Board will consider the recommendations of the Advisor as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Advisor currently expects that it will generally recommend to the Board that the fund offer to repurchase Shares from shareholders quarterly with tender offer valuation dates occurring on the last business day of March, June, September and December (each, a “Valuation Date”); however, there can be no assurance that any such tender offers will be conducted on a quarterly basis or at all. The fund currently does not intend to offer to repurchase Shares at any time during the first two years of operations of the fund. The fund is not required to conduct tender offers and may be less likely to conduct tenders during periods of exceptional market conditions.
The Advisor expects that, generally, it will recommend to the Board that each repurchase offer ordinarily be limited to the repurchase of no more than 5% of the Shares outstanding although any particular recommendation may be outside this range. Each repurchase offer ordinarily will be limited to the repurchase of no more than 5%. If the value of Shares tendered for repurchase exceeds the value the fund intended to repurchase, the fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata
basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer. Repurchases of Shares by the Fund are subject to Rule 13e-4 under the Exchange Act and will be made only in accordance with such rule. Any consideration offered to be paid in connection with a repurchase offer will be paid promptly in accordance with U.S. federal law.

Repurchases of Shares by the fund are subject to Rule
13e-4
under the Exchange Act and will be made only in accordance with such rule.
In determining whether the fund should repurchase Shares from Shareholders pursuant to written tenders, the Board will consider a variety of factors. The Board expects that the fund will ordinarily offer to repurchase Shares from Shareholders quarterly. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than twenty (20) business days after the commencement date of the repurchase offer and at least ten (10) business days from the date that notice of an increase or decrease in the percentage of the Shares being sought or consideration offered is first published, sent or given to Shareholders. The Expiration Date may be extended by the Board in its sole discretion. The fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. The Board will consider the following factors, among others, in making its determination:

•	whether any Shareholders have requested to tender Shares to the fund;

•	the liquidity of the fund’s assets;

•	the investment plans and working capital requirements of the fund;

•	the relative economies of scale with respect to the size of the fund;

•	the history of the fund in repurchasing Shares; and

•	the economic condition of the securities markets.
The fund has the right to repurchase Shares from a Shareholder if the Board determines that the repurchase is in the best interests of the fund or upon the occurrence of certain events specified in the fund’s Declaration of Trust.
The fund will make repurchase offers, if any, to all of its Shareholders on the same terms. This practice may affect the size of the fund’s offers. Subject to the fund’s investment restriction with respect to borrowings, the fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.
Payment for repurchased Shares may require the fund to liquidate a portion of its Underlying Fund holdings earlier than the Advisor would otherwise liquidate these holdings, which may result in losses, and may increase the fund’s portfolio turnover. The portfolio turnover rate for the fund for the fiscal period ended December 31, 2023 was 0% due to no sales activity.
When Shares are repurchased by the fund, Shareholders will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the fund, the proceeds of repurchases of Shares may be paid by the in-kind
distribution of securities held by the fund, or partly in cash and partly in-kind.
The fund does not expect to distribute securities
in-kind
except in unusual circumstances, such as in the unlikely event that the fund does not have sufficient cash to pay for Shares that are repurchased or if making a cash payment would result in a material adverse effect on the fund or on Shareholders not tendering Shares for repurchase. See “Risk Factors — Illiquidity of Shares” and “Risk Factors — Potential Consequences of Regular Repurchase Offers” for more information. Repurchases will be effective after receipt of all eligible written tenders of Shares from Shareholders and acceptance by the fund.
The Underlying Funds may be permitted to distribute securities in-kind
to investors making withdrawals of capital. Upon the fund’s withdrawal of all or a portion of its interest in an Underlying Fund, the fund may receive securities that are illiquid or difficult to value, which may cause the fund to incur certain expenses in connection with the valuation or liquidation of such securities. In such circumstances, the Advisor will determine whether to attempt to liquidate the security, hold it in the fund’s portfolio or distribute it to investors in the fund in connection with a repurchase by the fund.
A repurchase in kind is less liquid than a cash redemption. If a repurchase is made in kind, securities received may be subject to market risk and the Shareholder could incur taxable gains and brokerage or other charges in converting the securities to cash.

Repurchase Procedures
The fund generally will need to effect withdrawals from the Underlying Funds to pay for the repurchase of the fund’s Shares. Due to liquidity restraints associated with the fund’s investments in Underlying Funds it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued as of the applicable Valuation Date.
Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of Shares as of a date proximate to the Valuation Date. Shareholders desiring to obtain the estimated net asset value of their Shares may call
800-225-6020,
Monday through Friday (except holidays), from 9:00 a.m. to 6:00 p.m., Eastern Time.
The notice provided to Shareholders regarding a repurchases offer will include information that Shareholders should consider in deciding whether or not to participate in the repurchase offer and detailed instructions on how to tender Shares.
The fund’s repurchase offer policy may have the effect of decreasing the size of the fund over time absent significant new investments in the fund. It may also force the fund to sell assets it would not otherwise sell and/or to maintain an increased amount of cash or liquid investments at times, which may adversely affect the fund’s ability to achieve its investment objective. It may also reduce the investment opportunities available to the fund and cause its expense ratio to increase. In addition, because of the limited market for certain of the fund’s private securities, the fund may be forced to sell its more liquid securities in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the fund’s ratio of relatively more illiquid securities to relatively more liquid securities for the remaining investors and could affect its ability to comply with the diversification under the Code. See “Federal Income Tax Matters.”
As stated above, if a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase (and not increased), the fund may repurchase only a pro rata
portion of the Shares tendered by each Shareholder.
Repurchases of Shares by the fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with such rules.
Mandatory Repurchase by the Fund
The Declaration of Trust provides that the fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a shareholder under certain circumstances, including if: (i) ownership of the Shares by the Shareholder or other person will cause the fund to be in violation of certain laws; (ii) continued ownership of the Shares may adversely affect the fund; (iii) any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true; or (iv) it would be in the best interests of the fund to repurchase the Shares or a portion thereof. Notwithstanding the foregoing, involuntary repurchases will be conducted in accordance with Rule
23c-2
under the 1940 Act. Shareholders whose Shares, or a portion thereof, are repurchased by the fund will not be entitled to a return of any amount of sales load, if any, that may have been charged in connection with the Shareholder’s purchase of the Shares.
DISTRIBUTION ARRANGEMENTS
John Hancock Investment Management Distributors LLC acts as the distributor of Shares on a best efforts basis, subject to various conditions, pursuant to the terms of a Distribution Agreement entered into with the fund. Shares may be purchased through (i) brokers, dealers or banks that have entered into selling agreements with the Distributor or (ii) intermediaries that have an agreement with the Distributor related to the purchase of Shares. The Distributor maintains its principal office at 200 Berkeley Street, Boston, Massachusetts, 02116.

Shares are offered and may be purchased on a monthly basis, or at such other times as may be determined by the Board. Neither the Distributor nor any other adviser, broker, dealer or bank is obligated to buy from the fund any of the Shares. The Distributor does not intend to make a market in Shares. To the extent consistent with applicable law, the fund has agreed to indemnify the Distributor and its affiliates and any brokers, advisers or banks and their affiliates that have entered into selling agreements with the Distributor against certain liabilities. The Distributor also has agreed to provide indemnification and contribution to the fund against certain civil liabilities, including liabilities under the 1933 Act.
Shares are being offered only to investors that meet all requirements to invest in the fund. The minimum initial investment in the fund by any account is $25,000 for Class I Shares and $10,000 for Class S Shares and Class D Shares with additional investment minimums of $5,000 for Class I Shares, Class S Shares and Class D Shares. The minimum investment may be modified by the fund from time to time. Investors that are employees of the Advisor or its affiliates are eligible to invest in Shares and may be subject to lower minimum investments than other investors.
In consideration for distribution and investor services in connection with Class S Shares and Class D Shares of the fund, the fund pays the Distributor or a designee a monthly fee equal to 0.85% per annum of the aggregate value of the fund’s Class S Shares outstanding and equal to 0.25% per annum of the aggregate value of the fund’s Class D Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Advisor or its affiliates may pay from their own resources compensation to broker-dealers and other intermediaries in connection with placement of Shares or servicing of investors. These arrangements may result in receipt by such broker-dealers and other intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which otherwise would have been paid in connection with their placement of shares of a different investment fund. A prospective investor with questions regarding this arrangement may obtain additional detail by contacting his, her or its intermediary directly. Prospective investors also should be aware that this payment could create incentives on the part of an intermediary to view the fund more favorably relative to investment funds not making payments of this nature or making smaller such payments.
The fund is indirectly subject to a FINRA cap on compensation paid to FINRA member firms. The cap includes any sales load and distribution and servicing fee. However, the fund voluntarily agrees to limit the maximum compensation payable to all FINRA member firms (in the aggregate) participating in the fund’s distribution such that it will not exceed 8% of the fund’s offering proceeds until such time as the fund makes at least two repurchase offers per calendar year for its Shares pursuant to Rule
13e-4
and Schedule TO under the Exchange Act. Thereafter, the fund intends to rely on the exemption provided under FINRA Rule 5110(h)(2)(L), including the requirement to limit the total amount of compensation paid to participating members to the amount permitted by the sales charge limitations of FINRA Rule 2341, in which case the underwriting compensation provisions of FINRA Rule 5110 will not apply.
CUSTODIAN
State Street Bank and Trust Company (“State Street”) located at One Congress Street, Suite 1, Boston, Massachusetts 02114, currently acts as custodian with respect to the fund’s assets. State Street has selected various banks and trust companies in foreign countries to maintain custody of certain foreign securities. State Street is authorized to use the facilities of the Depository Trust Company, the Participants Trust Company and the book-entry system of the Federal Reserve Banks.
TRANSFER AGENT
SS&C GIDS, Inc. (“SS&C”) located at 80 Lamberton Road, Windsor, Connecticut 06095, currently acts as transfer agent and dividend paying agent with respect to the fund’s assets.
REPORTS TO SHAREHOLDERS
The fund sends to its Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, who has offices at 200 Clarendon Street, Boston, MA 02116 is the independent registered public accounting firm for the fund and audits the fund’s financial statements.
ADDITIONAL INFORMATION
The Prospectus and the Statement of Additional Information do not contain all of the information set forth in the Registration Statement that the fund has filed with the Securities Exchange Commission. The complete Registration Statement may be obtained from the Securities Exchange Commission upon payment of the fee prescribed by its rules and regulations. The Statement of Additional Information can be obtained without charge by calling
800-225-6020.
Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

General
Shares are issued at the most recently calculated net asset value per Share prior to the date of issuance, and may be subject to an applicable sales load. The net asset value of the fund will equal the value of the assets of the fund, less all of its liabilities, including accrued fees and expenses. The Class I Shares’ net asset value plus the Class S Shares’ net asset value plus the Class D Shares’ net asset value equals the total net asset value of the Fund. The Class I Share net asset value, the Class S Share net asset value and the Class D net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.
Voting Rights.
Each Shareholder of record is entitled to one vote for each Share held on the record date for the Shareholder action or meeting. The fund is not required, and does not intend, to hold annual meetings of Shareholders. Approval of Shareholders will be sought, however, for certain changes in the operation of the fund and for the election of Trustees of the fund under certain circumstances.
Liquidation Rights.
Under the Declaration of Trust, the Trustees have the power to terminate and liquidate the fund without Shareholder approval. While the Trustees have no present intention of exercising this power, they may do so if the fund fails to reach a viable size within a reasonable amount of time or for such other reasons as may be determined by the Board. In addition, Shareholders have no liquidation preference or rights to liquidation
Liability for Further Assessments.
The Shares are not liable to further calls or to assessment by the fund.
Preemptive Rights and Conversion Rights.
There are no
pre-emptive
rights associated with the Shares.
Control Persons.
As of June 24, 2024, each of Manulife Reinsurance (Bermuda) Ltd., located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, John Hancock Life Insurance Company of New York, located at 100 Summit Lake Drive, Valhalla, New York, 10595, John Hancock Life & Health Insurance Company, located at 197 Clarendon Street, Boston Massachusetts, 02116, and John Hancock Life Insurance Company (U.S.A.), located at 200 Berkeley Street, Boston, Massachusetts, 02116 owned beneficially 50%, 20%, 20% and 10% of the outstanding Class I Shares of the fund. For so long as Manulife Reinsurance (Bermuda), Ltd. has a greater than 25% interest in the outstanding voting securities of the fund, it may be deemed to be a “control person” of the fund for purposes of the 1940 Act and therefore could determine the outcome of a Shareholder meeting with respect to a proposal directly affecting the fund or that share class, as applicable.
Class S Shares and Class D Shares of the Fund will commence operations on or following the date of this Prospectus. The officers and Trustees of the Fund as a group beneficially owned no Shares of any class of the Fund as of the date of this Prospectus.
Derivative Actions.
The Declaration of Trust also places certain limitations on the ability of a Shareholder to sue the fund or bring a derivative action on behalf of the fund, although the Fund will not apply this with respect to claims arising under the U.S. federal securities laws. Some of these limitations include, but are not limited to: (a) if a Shareholder brings a claim in a jurisdiction other than as specified in the Declaration of Trust, the Shareholder may be required to reimburse all expenses incurred by the fund or any other person in effecting a change of venue; (b) Shareholders are required to make a pre-suit demand upon the Trustees to bring a derivative action, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the fund that the Shareholder(s) could not reasonably have prevented would otherwise result; (c) the Trustees may, in their sole discretion, submit the question of whether to proceed with a derivative action claim to a vote of Shareholders of the fund; and (d) any diminution in the value of a Shareholder’s Shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the fund’s officers, or the Advisor is a legal claim belonging only to the fund and not to the Shareholders individually.
The Declaration of Trust also place limitations on the forum in which claims against or on behalf of the fund may be heard. Claims against the fund are required to be brought in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. As a result, there is a risk that investors in the fund may find it inconvenient, less favorable, or expensive to bring a claim against the fund, the Advisor, the Trustees, officers or other agents. There is question regarding the enforceability of this provision because the 1940 Act permits shareholder to bring claims arising from the 1940 Act in both state and federal courts.
AUTHORIZED SHARES
As of July 31, 2024, there are three classes of Shares authorized as follows:

(1) Title of Class	(2) Amount Authorized	(3) Amount of Shares Held by the Fund for its Account	Amount of Shares Outstanding Exclusive of Amount Shown Under (3)
Class I Shares	Unlimited	0	4,951,449.295
Class S Shares	Unlimited	0	0
Class D Shares	Unlimited	0	0

LEGAL PROCEEDINGS
There are no legal proceedings to which the fund or the Advisor is a party that are likely to have a material adverse effect on the fund or the ability of the Advisor to perform its contract with the fund.

MANULIFE PRIVATE CREDIT PLUS FUND

Statement of Additional Information

September 18, 2024

200 Berkeley Street

Boston, Massachusetts 02116

800-225-6020

This Statement of Additional Information (SAI) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus of Manulife Private Credit Plus Fund (the “fund”) dated September 18, 2024 (the “Prospectus”) and any related supplement thereto (“Prospectus Supplements”), which are incorporated herein by reference. This SAI should be read in conjunction with such Prospectus and any related Prospectus Supplements, copies of which may be obtained without charge by contacting your financial intermediary or calling the fund at the telephone number or address set forth above.

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FUND

Manulife Private Credit Plus Fund (the “fund”) commenced operations on October 16, 2023 and is a continuously offered non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The fund was organized on January 4, 2023, as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust (the “Declaration of Trust”). The fund’s principal office is located at the Advisor’s offices at 200 Berkeley Street, Boston, Massachusetts, 02116.

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and principal investment strategies of the fund are set forth in the fund’s prospectus (the “Prospectus”). Certain additional investment information is set forth below.

INVESTMENTS, TECHNIQUES, RISKS AND LIMITATIONS

The principal securities or other investments in which the fund invests are described in the fund’s Prospectus. The fund also may invest in securities or other investments as non-principal investments for any purpose that is consistent with its investment objective. The following information is either additional information in respect of a principal security or other investment referenced in the Prospectus or information in respect of a non-principal security or other investment in which case there is no related disclosure in the Prospectus. By owning shares of the underlying funds in which the fund invests (each, an “underlying fund” and together, the “underlying funds”), the fund indirectly invests in securities and instruments held by the underlying funds and bears the same risks of such underlying funds.

Ratings as Investment Criteria. In general, the ratings of Moody’s and S&P represent the opinions of these agencies as to the quality of the securities which they rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. There is no guarantee that these institutions will continue to provide ratings. These ratings may be used by the fund as initial criteria for the selection of debt securities. The fund may also invest in securities that are not rated by a rating agency. Among the factors which will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends. Appendix A contains further information concerning the ratings of Moody’s and S&P and their significance. Subsequent to its purchase by the fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. Neither of these events will require the sale of the securities by the fund. The fund may invest in securities rated by rating agencies other than Moody’s and S&P including without limitation securities rated by Fitch, Kroll and DBRS.

Rebalancing Risks Involving Funds of Funds. The funds of funds seek to achieve their investment objectives by investing in, among other things, other John Hancock and/or Manulife affiliated funds as permitted by Section 12 of the 1940 Act (affiliated underlying funds). In addition, a fund that is not a fund of funds may serve as an affiliated underlying fund for one or more funds of funds. The funds of funds will reallocate or rebalance assets among the affiliated underlying funds (collectively, “Rebalancings”) on a daily basis. The following discussion provides information on the risks related to Rebalancings, which risks are applicable to the affiliated underlying funds undergoing Rebalancings, as well as to those funds of funds that hold affiliated underlying funds undergoing Rebalancings.

From time to time, one or more of the affiliated underlying funds may experience relatively large redemptions or investments due to Rebalancings, as effected by the funds of funds’ affiliated subadvisor. Shareholders should note that Rebalancings may adversely affect the affiliated underlying funds. The affiliated underlying funds subject to redemptions by a fund of funds may find it necessary to sell securities, and the affiliated underlying funds that receive additional cash from a fund of funds will find it necessary to invest the cash. The impact of Rebalancings is likely to be greater when a fund of funds owns, redeems, or invests in, a substantial portion of an affiliated underlying fund. Rebalancings could adversely affect the performance of one or more affiliated underlying funds and, therefore, the performance of one or more funds of funds.

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Possible adverse effects of Rebalancings on the affiliated underlying funds include:

1.	The more affiliated underlying funds could be required to sell securities or to invest cash, at times when they may not otherwise desire to do so.

2.	Rebalancings may increase brokerage and/or other transaction costs of the more affiliated underlying funds.

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When a fund of funds owns a substantial portion of an affiliated underlying fund, a large redemption by the fund of funds could cause that more affiliated underlying fund’s expenses to increase and could result in its portfolio becoming too small to be economically viable.

4.	Rebalancings could accelerate the realization of taxable capital gains in more affiliated underlying funds subject to large redemptions if sales of securities results in capital gains.

The Advisor, which serves as the investment advisor to both the funds of funds and the affiliated underlying funds, has delegated the day-to-day portfolio management of the funds of funds and many of the affiliated underlying funds to the affiliated subadvisors, affiliates of the Advisor. The Advisor monitors both the funds and the affiliated underlying funds. The affiliated subadvisors manage the assets of both the funds and many of the affiliated underlying funds (the “Affiliated Subadvised Funds”). The affiliated subadvisors may allocate up to all of a funds of funds’ assets to Affiliated Subadvised Funds and accordingly has an incentive to allocate more fund of funds assets to such Affiliated Subadvised Funds. The Advisor and the affiliated subadvisors monitor the impact of Rebalancings on the affiliated underlying funds and attempt to minimize any adverse effect of the Rebalancings on the underlying funds, consistent with pursuing the investment objective of the relevant affiliated underlying funds. Moreover, an affiliated subadvisor has a duty to allocate assets to an Affiliated Subadvised Fund only when such subadvisor believes it is in the best interests of fund of funds shareholders. Minimizing any adverse effect of the Rebalancings on the underlying funds may impact the redemption schedule in connection with a Rebalancing. As part of its oversight of the funds and the subadvisors, the Advisor will monitor to ensure that allocations are conducted in accordance with these principles. This conflict of interest is also considered by the Independent Trustees when approving or replacing affiliated subadvisors and in periodically reviewing allocations to Affiliated Subadvised Funds.

As discussed above, the funds of funds periodically reallocate their investments among underlying investments. In an effort to be fully invested at all times and also to avoid temporary periods of under-investment, an affiliated underlying fund may buy securities and other instruments in anticipation of or with knowledge of future purchases of affiliated underlying fund shares resulting from a reallocation of assets by the funds of funds to the affiliated underlying fund. Until such purchases of affiliated underlying fund shares by a fund of funds settle (normally between one and three days), the affiliated underlying fund may have investment exposure in excess of its net assets. Shareholders who transact with the affiliated underlying fund during the period beginning when the affiliated underlying fund first starts buying securities in anticipation of a purchase order from a fund until such purchase order settles may incur more loss or realize more gain than they otherwise might have in the absence of the excess investment exposure. The funds of funds may purchase and redeem shares of underlying funds each business day through the use of an algorithm that operates pursuant to standing instructions to allocate purchase and redemption orders among underlying funds. Each day, pursuant to the algorithm, a fund of funds will purchase or redeem shares of an underlying fund at the NAV for the underlying fund calculated that day. This algorithm is used solely for rebalancing a fund of funds’ investments in an effort to maintain previously determined allocation percentages.

Repurchase Agreements, Reverse Repurchase Agreements, and Sale-Buybacks. Repurchase agreements are arrangements involving the purchase of an obligation and the simultaneous agreement to resell the same obligation on demand or at a specified future date and at an agreed-upon price. A repurchase agreement can be viewed as a loan made by the fund to the seller of the obligation with such obligation serving as collateral for the seller’s agreement to repay the amount borrowed with interest. Repurchase agreements provide the opportunity to earn a return on cash that is only temporarily available. Repurchase agreements may be entered with banks, brokers, or dealers. However, a repurchase agreement will only be entered with a broker or dealer if the broker or dealer agrees to deposit additional collateral should the value of the obligation purchased decrease below the resale price.

Generally, repurchase agreements are of a short duration, often less than one week but on occasion for longer periods. Securities subject to repurchase agreements will be valued every business day and additional collateral will be requested if necessary so that the value of the collateral is at least equal to the value of the repurchase obligation, including the interest accrued thereon.

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Manulife Investment Management (US) LLC (“Manulife IM (US)” or “Subadvisor”) shall engage in a repurchase agreement transaction only with those banks or broker dealers who meet the Subadvisor’s quantitative and qualitative criteria regarding creditworthiness, asset size and collateralization requirements. John Hancock Investment Management LLC (the “Advisor”) also may engage in repurchase agreement transactions on behalf of the fund. The counterparties to a repurchase agreement transaction are limited to a:

•	Federal Reserve System member bank;

•	primary government securities dealer reporting to the Federal Reserve Bank of New York’s Market Reports Division; or

•	broker dealer that reports U.S. government securities positions to the Federal Reserve Board.

The fund also may participate in repurchase agreement transactions utilizing the settlement services of clearing firms that meet the Subadvisor’s creditworthiness requirements.

The Advisor and the Subadvisor will continuously monitor repurchase agreement transactions to ensure that the collateral held with respect to a repurchase agreement equals or exceeds the amount of the obligation.

The risk of a repurchase agreement transaction is limited to the ability of the seller to pay the agreed-upon sum on the delivery date. In the event of bankruptcy or other default by the seller, the instrument purchased may decline in value, interest payable on the instrument may be lost and there may be possible difficulties and delays in obtaining collateral and delays and expense in liquidating the instrument. If an issuer of a repurchase agreement fails to repurchase the underlying obligation, the loss, if any, would be the difference between the repurchase price and the underlying obligation’s market value. The fund also might incur certain costs in liquidating the underlying obligation. Moreover, if bankruptcy or other insolvency proceedings are commenced with respect to the seller, realization upon the underlying obligation might be delayed or limited.

Under a reverse repurchase agreement, the fund sells a debt security and agrees to repurchase it at an agreed-upon time and at an agreed-upon price. The fund retains record ownership of the security and the right to receive interest and principal payments thereon. At an agreed-upon future date, the fund repurchases the security by remitting the proceeds previously received, plus interest. The difference between the amount the fund receives for the security and the amount it pays on repurchase is payment of interest. In certain types of agreements, there is no agreed-upon repurchase date and interest payments are calculated daily, often based on the prevailing overnight repurchase rate. A reverse repurchase agreement may be considered a form of leveraging and may, therefore, increase fluctuations in the fund’s net asset value (“NAV”) per share.

The fund may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the fund’s repurchase of the underlying security.

Subject to the requirements noted under “Government Regulation of Derivatives”, the fund will either treat reverse repurchase agreements and similar financings, including sale-buybacks, as derivatives subject to the Derivatives Rule (as defined below) limitations or not as derivatives and treat reverse repurchase agreements and similar financings transactions as senior securities equivalent to bank borrowings subject to asset coverage requirements of Section 18 of the 1940 Act. The fund will ensure that its repurchase agreement transactions are “fully collateralized” by maintaining in a custodial account cash, Treasury bills, other U.S. government securities, or certain other liquid assets having an aggregate value at least equal to the amount of such commitment to repurchase including accrued interest, until payment is made.

Foreign Repurchase Agreements. Foreign repurchase agreements involve an agreement to purchase a foreign security and to sell that security back to the original seller at an agreed-upon price in either U.S. dollars or foreign currency. Unlike typical U.S. repurchase agreements, foreign repurchase agreements may not be fully collateralized at all times. The value of a security purchased may be more or less than the price at which the counterparty has agreed to repurchase the security. In the event of default by the counterparty, the fund may suffer a loss if the value of the security purchased is less than the agreed-upon repurchase price, or if it is unable to successfully assert a claim to the

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collateral under foreign laws. As a result, foreign repurchase agreements may involve higher credit risks than repurchase agreements in U.S. markets, as well as risks associated with currency fluctuations. In addition, as with other emerging market investments, repurchase agreements with counterparties located in emerging markets, or relating to emerging markets, may involve issuers or counterparties with lower credit ratings than typical U.S. repurchase agreements.

Lending of Securities. The fund may lend its securities so long as such loans do not represent more than 33 1/3% of its total assets. As collateral for the loaned securities, the borrower gives the lending portfolio collateral equal to at least 100% of the value of the loaned securities. The collateral will consist of cash (including U.S. dollars and foreign currency), cash equivalents or securities issued or guaranteed by the U.S. government or its agencies or instrumentalities. The borrower must also agree to increase the collateral if the value of the loaned securities increases. If the market value of the loaned securities declines, the borrower may request that some collateral be returned.

During the existence of the loan, the fund will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts. If the fund receives a payment in lieu of dividends (a “substitute payment”) with respect to securities on loan pursuant to a securities lending transaction, such income will not be eligible for the dividends-received deduction (the “DRD”) for corporate shareholders or for treatment as qualified dividend income for individual shareholders. The DRD and qualified dividend income are discussed more fully in this SAI under “Additional Information Concerning Taxes.”

As with other extensions of credit, there are risks that collateral could be inadequate in the event of the borrower failing financially, which could result in actual financial loss, and risks that recovery of loaned securities could be delayed, which could result in interference with portfolio management decisions or exercise of ownership rights. The collateral is managed by an affiliate of the Advisor, which may incentivize the Advisor to lend fund securities to benefit this affiliate. The Advisor maintains robust oversight of securities lending activity and seeks to ensure that all lending activity undertaken by the fund is in the fund’s best interests. The fund will be responsible for the risks associated with the investment of cash collateral, including the risk that the fund may lose money on the investment or may fail to earn sufficient income to meet its obligations to the borrower. In addition, the fund may lose its right to vote its shares of the loaned securities at a shareholder meeting if the Subadvisor does not recall or does not timely recall the loaned securities, or if the borrower fails to return the recalled securities in advance of the record date for the meeting.

Securities lending involves counterparty risk, including the risk that the loaned securities may not be returned or returned in a timely manner and/or a loss of rights in the collateral if the borrower or the lending agent defaults or fails financially. This risk is increased when the fund’s loans are concentrated with a single or limited number of borrowers. There are no limits on the number of borrowers to which the fund may lend securities and the fund may lend securities to only one or a small group of borrowers.

Investment of cash collateral offers the opportunity for the fund to profit from income earned by this collateral pool, but also the risk of loss, should the value of the fund’s shares in the collateral pool decrease below their initial value. The fund did not engage in securities lending activities during the most recent fiscal year, as the fund had not commenced operations as of the date of this SAI.

Short Sales. The fund may engage in short sales and short sales “against the box.” In a short sale against the box, the fund borrows securities from a broker-dealer and sells the borrowed securities, and at all times during the transaction, the fund either owns or has the right to acquire the same securities at no extra cost. If the price of the security has declined at the time the fund is required to deliver the security, the fund will benefit from the difference in the price. If the price of a security has increased, the fund will be required to pay the difference.

In addition, the fund may sell a security it does not own in anticipation of a decline in the market value of that security (a “short sale”). To complete such a transaction, the fund must borrow the security to make delivery to the buyer. The fund is then obligated to replace the security borrowed by purchasing it at market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the fund. Until the security is replaced, the fund is required to pay the lender any dividends or interest which accrues during the period of the loan. To borrow the security, the fund also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale are typically retained by the broker to meet margin requirements until the short position is closed out. Please see “Government Regulation of Derivatives” section for additional information.

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The fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the fund replaced the borrowed security and theoretically the fund’s loss could be unlimited. The fund will generally realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the fund may be required to pay in connection with a short sale. Short selling may amplify changes in the fund’s NAV. Short selling also may produce higher than normal portfolio turnover, which may result in increased transaction costs to the fund.

Short-Term Bank and Corporate Obligations. The fund may invest in depository-type obligations of banks and savings and loan associations and other high-quality money market instruments consisting of short-term obligations of the U.S. government or its agencies and commercial paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Depository-type obligations in which the fund may invest include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.

Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument at maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. Bank notes and bankers’ acceptances rank junior to domestic deposit liabilities of the bank and pari passu with other senior, unsecured obligations of the bank. Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer. Deposit notes are insured by the Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.

Preferred Securities. The fund may invest in preferred securities. Preferred securities, like common stock, represent an equity ownership in an issuer. Generally, preferred securities have a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred securities do not usually have voting rights. Preferred securities in some instances are convertible into common stock. Although they are equity securities, preferred securities have characteristics of both debt and common stock. Like debt, their promised income is contractually fixed. Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Distributions on preferred securities must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the fund invests will be declared or otherwise made payable. The fund may invest in non-cumulative preferred securities.

Shares of preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred securities. They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the characterization of dividends as tax-advantaged as described herein.

Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call protection during which the stock is not redeemable. Thus, in declining interest rate environments in particular, the fund’s holdings of higher dividend-paying preferred securities may be reduced and the fund may be unable to acquire securities paying comparable rates with the redemption proceeds.

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Asset Backed Securities. The value of asset-backed securities (“ABS”) may be affected by certain factors such as interest rate risk, the availability of information concerning the pool of underlying assets and its structure, the creditworthiness of the servicing agent for the pool or the originator of the underlying assets and the ability of the servicer to service the underlying collateral. Under certain market conditions, ABS may be less liquid and may be difficult to value. Movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain types of ABS. Unscheduled prepayments of ABS may result in a loss of income if the proceeds are invested in lower-yielding securities. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many ABS, which increases the risk of depreciation due to future increases in market interest rates. ABS can also be subject to the risk of default on the underlying assets.

Collateralized Loan Obligations (“CLO”). CLOs are pools of loans, the debt service on which is repackaged into cash flows payable on different tranches of debt collateralized by each pool. Payments on such debt are dependent on payments on the underlying loans. The CLOs in which the fund may participate involve substantial organizational, syndication and ancillary fees. The fund’s investments in CLOs will frequently be subordinate in right of payment to other securities sold by the CLO and not readily marketable. Depending upon the default rate on the collateral of the CLO, such the fund may incur substantial losses on its CLO investments. CLO structures are complex, and the fund may be subject to a number of as yet unanticipated risks in participating in CLOs.

CLO securities are subject to various structural risks, including risks relating to the capital structure of the issuer thereof and the collateral management arrangements relating thereto. The capital structure will be highly leveraged (which will affect the CLO securities of different seniorities in different ways), and the underlying instruments will generally contain various triggers and remedies, which may adversely affect the fund as an investor therein. CLO securities are secured primarily by loans (including commercial loans and eligible synthetic securities whose reference obligations consist of commercial loans), which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. These risks could be exacerbated to the extent that the loans are concentrated in one or more particular types of loans.

Collateralized Debt Obligations (“CDO”). CDOs may be collateralized by mortgages or other bonds. Like CLOs, CDOs typically issue securities in various tranches across the capital structure. The fund may invest in one or more tranches of the debt and/or equity of a CDO and may utilize a wide variety of trades including directional positions and relative value trades.

CDO securities generally have underlying risks such as interest rate mismatches, trading and reinvestment risk and tax considerations. Each CDO security, however, involves risks specific to the particular CDO security and its underlying portfolio. The value of the CDO securities generally fluctuates with, among other things, the financial condition of the obligors on or issuers of the underlying portfolio, general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates.

CDOs are subject to credit, liquidity and interest rate risks. The performance of CDOs will also be adversely affected by macroeconomic factors, including: (i) general economic conditions affecting capital markets and participants therein; (ii) the economic downturns and uncertainties affecting economies and capital markets worldwide; (iii) the effects of, and disruptions and uncertainties resulting from, terrorist attacks; (iv) recent concern about financial performance, accounting and other issues relating to various publicly traded companies; and (v) recent and proposed changes in accounting and reporting standards and bankruptcy legislation.

The risks associated with investing in CDO securities may in addition depend on the skill and experience of the managers of the CDOs’ underlying portfolios, particularly with respect to active trading.

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Covenant-Lite Loans. The fund may invest in loans that may be “covenant lite.” This term typically refers to loans that lack, or contain fewer or contingent, financial maintenance covenants or other provisions intended to provide certain financial protections in favor of lenders as compared to other types of loans. Financial maintenance covenants generally require a borrower to satisfy certain financial metrics at regular intervals over the life of the loan. Loans that include financial maintenance covenants will typically require the borrower to provide a calculation of its financial maintenance covenants and other related financial information on a periodic basis, which permits the lender to monitor the borrower’s financial performance over time. The failure to satisfy a financial maintenance covenant as of any required testing period will result in a default and permit the lender, in certain circumstances, to exercise its rights and remedies against the borrower. Additionally, a lender may determine, based on a borrower’s financial maintenance covenant calculations, that a borrower is experiencing financial distress or decline, which typically permits the lender to engage in negotiations with the borrower or take other actions in order to mitigate losses.

Covenant-lite loans carry greater risks than loans with financial maintenance covenants because the borrower will generally have more flexibility with respect to its activities, and the fund or lender may receive less frequent or less detailed financial reporting from the borrower and may experience greater delays and difficulties in enforcing its rights if the borrower’s financial performance declines, which may result in losses to the fund. For example, if a default occurs, covenant-lite loans may exhibit diminished recovery values because the fund or lender may not have had the opportunity to negotiate with the borrower prior to the default and otherwise may have limited financial information or a limited ability to intervene or obtain concessions from a borrower prior to default. Ultimately, these loans provide fewer protections in favor of the fund, including with respect to the possibility of default, as well as a more limited ability to declare a default. These risks are particularly acute during a downturn in the credit cycle.

Foreign Government Securities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of foreign government securities have different kinds of government support. For example, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments. Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities.

Investments in Foreign Securities. The fund may invest directly in the securities of foreign issuers as well as securities in the form of sponsored or unsponsored American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”) and Global Depository Receipts (“GDRs”) or other securities convertible into foreign securities. The fund may invest up to 30% of its total assets in securities denominated in foreign currencies. ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States. Generally, ADRs are designed for use in the United States securities markets and EDRs are designed for use in European securities markets.

An investment in foreign securities including ADRs may be affected by changes in currency rates and in exchange control regulations. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States and, therefore, there may not be a correlation between such information and the market value of the unsponsored ADR. Foreign companies may not be subject to accounting standards or government supervision comparable to U.S. companies, and there is often less publicly available information about their operations. Foreign companies may also be affected by political or financial instability abroad. These risk considerations may be intensified in the case of investments in ADRs of foreign companies that are located in emerging market countries. ADRs of companies located in these countries may have limited marketability and may be subject to more abrupt or erratic price movements.

Emerging Markets Risk. In addition, the fund may invest in the securities of issuers based in countries with “emerging market” economies. Funds that invest a significant portion of their assets in the securities of issuers based in countries with “emerging market” economies are subject to greater levels of risk and uncertainty than funds investing primarily in more-developed foreign markets, since emerging market securities may present market, credit, currency, liquidity, legal, political and other risks greater than, or in addition to, the risks of investing in developed foreign countries. These risks include: high currency exchange-rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic and political uncertainty and instability (including the

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risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be newly organized, smaller and less seasoned; the difference in, or lack of, auditing and financial reporting requirements or standards, which may result in the unavailability of material information about issuers; different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions; difficulties in obtaining and/or enforcing legal judgments against non-U.S. companies and non-U.S. persons, including company directors and officers, in foreign jurisdictions; and significantly smaller market capitalizations of emerging market issuers. In addition, shareholders of emerging market issuers, such as the fund, often have limited rights and few practical remedies in emerging markets. Finally, the risks associated with investments in emerging markets often are significant, and vary from jurisdiction to jurisdiction and company to company.

European Risk. Countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Union (“EU”) and European Economic and Monetary Union (“EMU”), which require member countries to comply with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls. Decreasing imports or exports, changes in governmental or other regulations on trade, changes in the exchange rate or dissolution of the Euro, the default or threat of default by one or more EU member countries on its sovereign debt, and/or an economic recession in one or more EU member countries may have a significant adverse effect on other European economies and major trading partners outside Europe.

In recent years, the European financial markets have experienced volatility and adverse trends due to concerns about economic downturns, rising government debt levels and the possible default of government debt in several European countries. The European Central Bank and IMF have previously bailed-out several European countries. There is no guarantee that these institutions will continue to provide financial support, and markets may react adversely to any reduction in financial support. A default or debt restructuring by any European country can adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located in countries other than those listed above, and can affect exposures to other EU countries and their financial companies as well.

Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict. It is also possible that various countries within the UK, such as Scotland or Northern Ireland, could seek to separate and remain a part of the EU. Other secessionist movements including countries seeking to abandon the Euro or withdraw from the EU may cause volatility and uncertainty in the EU.

Despite the influence of the lockdowns, and the economic bounce back, Brexit has had a material impact on the UK’s economy. Additionally, trade between the UK and the EU did not benefit from the global rebound in trade in 2021, and remained at the very low levels experienced at the start of 2020, highlighting Brexit’s potential long-term effects on the UK economy.

The UK has one of the largest economies in Europe and is a major trading partner with the EU countries and the United States. Brexit might negatively affect The City of London’s economy, which is heavily dominated by financial services, as banks might be forced to move staff and comply with two separate sets of rules or lose business to banks in Continental Europe.

Investing in the securities of Eastern European issuers is highly speculative and involves risks not usually associated with investing in the more developed markets of Western Europe. Securities markets of Eastern European countries typically are less efficient and have lower trading volume, lower liquidity, and higher volatility than more developed markets. Eastern European economies also may be particularly susceptible to disruption in the international credit market due to their reliance on bank related inflows of capital.

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To the extent that the fund invests in European securities, it may be exposed to these risks through its direct investments in such securities, including sovereign debt, or indirectly through investments in money market funds and financial institutions with significant investments in such securities. In addition, Russia’s increasing international assertiveness could negatively impact EU and Eastern European economic activity. Please see “Market Events” for additional information regarding risks related to sanctions imposed on Russia.

Equity Risk. Equity risk is the risk that the value of securities held by the fund will rise or fall over time. These fluctuations could be a sustained trend or a drastic movement. Historically, the equity market has moved in cycles, and the value of the fund’s equity securities may fluctuate from day to day. The fund’s portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund’s Share price may decline. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the fund. In addition, common stock of an issuer in the fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other possible reasons, the issuer of the security experiences a decline in its financial condition. Furthermore, equity interests in an issuer held by the fund may not be listed on public stock exchanges and therefore subject to risks typical of privately held equity. Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

The Advisor attempts to manage market risk by limiting the amount the fund invests in each company’s equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

ESG Integration Risk. The Subadvisor may integrate research on environmental, social and governance (“ESG”) factors into the fund’s investment process. The Subadvisor may consider ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing the fund. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by the Subadvisor, carries the risk that the fund may perform differently, including underperforming, funds that do not utilize ESG criteria or funds that utilize different ESG criteria. Integration of ESG factors into the fund’s investment process may result in the Subadvisor making different investment decisions for the fund than for a fund with a similar investment universe and/or investment style that does not incorporate such considerations in its investment strategy or processes, and the fund’s investment performance may be affected. Integration of ESG factors into the fund’s investment process does not preclude the fund from including companies with low ESG characteristics or excluding companies with high ESG characteristics in the fund’s investments.

The ESG characteristics utilized in the fund’s investment process may change over time, and different ESG characteristics may be relevant to different investments. Successful integration of ESG factors will depend on the Subadvisor’s skill in researching, identifying, and applying these factors, as well as on the availability of relevant data. The method of evaluating ESG factors and subsequent impact on portfolio composition, performance, proxy voting decisions and other factors, is subject to the interpretation of the Subadvisor in accordance with the fund’s investment objective and strategies. ESG factors may be evaluated differently by different subadvisors, and may not carry the same meaning to all investors and subadvisors. The regulatory landscape with respect to ESG investing in the United States is evolving and any future rules or regulations may require the fund to change its investment process with respect to ESG integration.

Hedging and Other Strategies. Hedging refers to protecting against possible changes in the market value of securities or other assets that the fund already owns or plans to buy, or protecting unrealized gains in the fund. When securities prices are falling, the fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When securities prices are rising, the fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

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If, in the opinion of the Advisor, there is a sufficient degree of correlation between price trends for the fund’s portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in the fund’s portfolio may be more or less volatile than prices of such futures contracts, the Advisor will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any differential by having the fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the fund’s portfolio securities.

When a short hedging position is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the fund’s portfolio securities would be substantially offset by a decline in the value of the futures position. On other occasions, the fund may take a “long” position by purchasing futures contracts.

Hedging, derivatives, and other strategic transactions risk. The ability of the fund to utilize hedging, derivatives, and other strategic transactions to benefit the fund will depend in part on the portfolio manager’s ability to predict pertinent market movements and market risk, counterparty risk, credit risk, interest-rate risk, and other risk factors, none of which can be assured. The skills required to utilize hedging and other strategic transactions are different from those needed to select the fund’s securities. Even if a portfolio manager only uses hedging and other strategic transactions in the fund primarily for hedging purposes or to gain exposure to a particular securities market, if the transaction does not have the desired outcome, it could result in a significant loss to the fund. The amount of loss could be more than the principal amount invested. These transactions may also increase the volatility of the fund and may involve a small investment of cash relative to the magnitude of the risks assumed, thereby magnifying the impact of any resulting gain or loss. For example, the potential loss from the use of futures can exceed the fund’s initial investment in such contracts. In addition, these transactions could result in a loss to the fund if the counterparty to the transaction does not perform as promised.

The fund may invest in derivatives, which are financial contracts with a value that depends on, or is derived from, the value of underlying assets, reference rates, or indexes. Derivatives may relate to stocks, bonds, interest rates, currencies, or currency exchange rates, and related indexes. The fund may use derivatives for many purposes, including for hedging, and as a substitute for direct investment in securities or other assets. Derivatives may be used in a way to efficiently adjust the exposure of the fund to various securities, markets, and currencies without the fund actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of fund assets and making new investments over time. Further, since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the fund uses derivatives for leverage, investments in the fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. The fund will only engage in transactions in futures contracts and related options subject to complying with the Derivatives Rule. The Derivatives Rule requirements are outlined in the “Government Regulation of Derivatives” section. The fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) in order to maintain its qualification as a “regulated investment company” (“RIC”) for federal income tax purposes. For a description of the various derivative instruments the fund may utilize, refer to the Prospectus.

The regulation of the U.S. and foreign derivatives markets has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and regulation proposed to be promulgated thereunder require many derivatives to be cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on dealers that enter into swaps with a pension plan, endowment, retirement plan or government entity, and required banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Although the Commodity Futures Trading Commission has released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, many of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives

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transactions no longer available to the fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the fund may be unable to fully execute its investment strategies as a result. Limits or restrictions applicable to the counterparties with which the fund engages in derivative transactions also could prevent the fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.

At any time after the date of this SAI, legislation may be enacted that could negatively affect the assets of the fund. Legislation or regulation may change the way in which the fund itself is regulated. The advisor cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the fund’s ability to achieve its investment objective.

The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other, more traditional assets. In particular, the use of derivative instruments exposes the fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party’s consent to assign the transaction to a third party. If the counterparty defaults, the fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the fund when the fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the fund has incurred the costs of litigation. While the managers intend to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the fund contracts with a limited number of counterparties, the fund’s risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the fund. Derivatives are also subject to a number of other risks, including market risk and liquidity risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indexes they are designed to hedge or closely track. Suitable derivatives transactions may not be available in all circumstances. The fund is also subject to the risk that the counterparty closes out the derivatives transactions upon the occurrence of certain triggering events. In addition, a portfolio manager may determine not to use derivatives to hedge or otherwise reduce risk exposure. Government legislation or regulation could affect the use of derivatives transactions and could limit the fund’s ability to pursue its investment strategies.

Options on Securities and Securities Indices. The fund may purchase and write (sell) call and put options on any securities and securities indices. These options may be listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. The fund may write covered put and call options and purchase put and call options as a substitute for the purchase or sale of securities or to protect against declines in the value of portfolio securities and against increases in the cost of securities to be acquired.

Writing Covered Options. A call option on securities written by the fund obligates the fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option on securities written by the fund obligates the fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash settlement payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. Writing covered call options may deprive the fund of the opportunity to profit from an increase in the market price of the securities in its portfolio. Writing covered put options may deprive the fund of the opportunity to profit from a decrease in the market price of the securities to be acquired for its portfolio.

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All call and put options written by the fund are subject to the requirements outlined in the “Government Regulation of Derivatives” section.

The fund may terminate its obligations under an exchange-traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as “closing purchase transactions.”

Illiquid and Restricted Securities Risk. The fund may have significant exposure to restricted securities. Restricted securities are securities with restrictions on public resale, such as securities offered in accordance with an exemption under Rule 144A under the Securities Act of 1933 (the “1933 Act”), or commercial paper issued under Section 4(a)(2) of the 1933 Act. Restricted securities are often required to be sold in private sales to institutional buyers, markets for restricted securities may or may not be well developed, and restricted securities can be illiquid. The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments. Funds with principal investment strategies that involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Exposure to liquidity risk may be heightened for funds that invest in securities of emerging markets and related derivatives that are not widely traded, and that may be subject to purchase and sale restrictions.

The capacity of traditional dealers to engage in fixed-income trading has not kept pace with the bond market’s growth. As a result, dealer inventories of corporate bonds, which indicate the ability to “make markets,” i.e., buy or sell a security at the quoted bid and ask price, respectively, are at or near historic lows relative to market size. Because market makers provide stability to fixed-income markets, the significant reduction in dealer inventories could lead to decreased liquidity and increased volatility, which may become exacerbated during periods of economic or political stress.

Purchasing Options. The fund would normally purchase call options in anticipation of an increase, or put options in anticipation of a decrease (“protective puts”), in the market value of securities of the type in which it may invest. The fund may also sell call and put options to close out its purchased options.

The purchase of a call option would entitle the fund, in return for the premium paid, to purchase specified securities or currency at a specified price during the option period. The fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities or currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the fund would realize either no gain or a loss on the purchase of the call option.

The purchase of a put option would entitle the fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the fund’s portfolio securities. Put options may also be purchased by the fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the fund’s portfolio securities.

The fund’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Advisor. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

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Risks Associated with Options Transactions. There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the fund is unable to effect a closing purchase transaction with respect to covered options it has written, the fund will not be able to sell the underlying securities and may not be able to dispose of assets held in as collateral until the options expire or are exercised. Similarly, if the fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities or currencies.

Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The fund’s ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. The Advisor will determine the liquidity of each over-the-counter option in accordance with guidelines adopted by the Board of Trustees of the fund (the “Board”).

The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of options depends in part on the Advisor’s ability to predict future price fluctuations and, for hedging transactions, the degree of correlation between the options and securities or currency markets.

Futures Contracts and Options on Futures Contracts. The fund may purchase and sell futures contracts based on various securities (such as U.S. government securities) and securities indices, and any other financial instruments and indices and purchase and write call and put options on these futures contracts. The fund may also enter into closing purchase and sale transactions with respect to any of these contracts and options. All futures contracts entered into by the fund are traded on U.S. or foreign exchanges or boards of trade that are licensed, regulated or approved by the Commodity Futures Trading Commission (“CFTC”).

Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell particular financial instruments or currencies for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract).

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions, which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the fund may instead make, or take, delivery of the underlying securities or currency whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures contracts are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

The fund may, for example, take a “short” position in the futures market by selling futures contracts in an attempt to hedge against an anticipated decline in market prices that would adversely affect the value of the fund’s portfolio securities. Such futures contracts may include contracts for the future delivery of securities held by the fund or securities with characteristics similar to those of the fund’s portfolio securities.

Options on Futures Contracts. The purchase of put and call options on futures contracts will give the fund the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, the fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.

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The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of the fund’s assets. By writing a call option, the fund becomes obligated, in exchange for the premium (upon exercise of the option) to sell a futures contract if the option is exercised, which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that the fund intends to purchase. However, the fund becomes obligated (upon exercise of the option) to purchase a futures contract if the option is exercised, which may have a value lower than the exercise price. The loss incurred by the fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received.

The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option of the same series. There is no guarantee that such closing transactions can be effected. The fund’s ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.

Other Considerations. The fund will engage in futures and related options transactions either for bona fide hedging or to facilitate portfolio management. The fund will not engage in futures or related options for speculative purposes. To the extent that the fund is using futures and related options for hedging purposes, futures contracts will be sold to protect against a decline in the price of securities that the fund owns or futures contracts will be purchased to protect the fund against an increase in the price of securities it intends to purchase. The fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the fund or securities or instruments which it expects to purchase. To the extent that the fund engages in non-hedging transactions in futures contracts and options on futures to facilitate portfolio management, the aggregate initial margin and premiums required to establish these nonhedging positions will not exceed 5% of the net asset value of the fund’s portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase.

Transactions in futures contracts and options on futures involve brokerage costs and require margin deposits. If the fund enters into a futures or options transaction, the fund will comply with the regulatory limitations outlined in the “Government Regulation of Derivatives” section.

While transactions in futures contracts and options on futures may reduce certain risks, these transactions themselves entail certain other risks. For example, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for the fund than if it had not entered into any futures contracts or options transactions.

Perfect correlation between the fund’s futures positions and portfolio positions will be impossible to achieve. In the event of an imperfect correlation between a futures position and a portfolio position which is intended to be protected, the desired protection may not be obtained and the fund may be exposed to risk of loss.

Some futures contracts or options on futures may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in a futures contract or related option, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or related option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the fund from closing out positions and limiting its losses.

Interest Rate Swaps, Collars, Caps and Floors. In order to hedge the value of the fund’s portfolio against interest rate fluctuations or to facilitate portfolio management, the fund may, but is not required to, enter into various interest rate transactions such as interest rate swaps and the purchase or sale of interest rate caps and floors. To the extent that the fund enters into these transactions, the fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to manage the fund’s interest rate exposure on any debt securities or preferred shares issued by the fund for leverage purposes. The fund intends to use these transactions only as a hedge or to facilitate portfolio management. The fund is not required to hedge its portfolio and may choose not to do so. The fund cannot guarantee that any hedging strategies it uses will work.

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Interest Rate Swaps. In an interest rate swap, the fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments). For example, if the fund holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the fund to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the fund holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the fund from a reduction in yield due to falling interest rates and may permit the fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

The fund usually will enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out with the fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the fund’s obligations will be accrued on a daily basis.

Interest Rate Collars, Caps and Floors. The fund also may engage in interest rate transactions in the form of purchasing or selling interest rate caps or floors. The fund will not sell interest rate caps or floors that it does not own. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest equal to the difference of the index and the predetermined rate on a notional principal amount (i.e., the reference amount with respect to which interest obligations are determined although no actual exchange of principal occurs) from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest at the difference of the index and the predetermined rate on a notional principal amount from the party selling such interest rate floor.

Typically, the parties with which the fund will enter into interest rate transactions will be broker-dealers and other financial institutions. The fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Advisor to be equivalent to such rating. If there is a default by the other party to such a transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with other similar instruments traded in the interbank market. Caps and floors, however, are less liquid than swaps. Certain federal income tax requirements may limit the fund’s ability to engage in interest rate swaps.

Credit Default Swap Agreements. The fund may enter into credit default swap agreements. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. The fund may be either the buyer or seller in the transaction. If the fund is a buyer and no event of default occurs, the fund loses its investment and recovers nothing. However, if an event of default occurs, the buyer receives full notional value for a reference obligation that may have little or no value. As a seller, the fund receives a fixed rate of income throughout the term of the contract, which can run between six months and ten years but is typically structured between three and five years, provided that there is no default event. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. Credit default swaps involve greater risks than if the fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The fund will enter into swap agreements only with counterparties who are rated investment grade by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Advisor to be equivalent to such rating. A buyer also will lose its investment and recover nothing should an event of default occur. If an event of default were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the fund.

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If the fund enters into a credit default swap, the fund may be required to report the swap as a “listed transaction” for tax shelter reporting purposes on the fund’s federal income tax return. If the Internal Revenue Service (the “IRS”) were to determine that the credit default swap is a tax shelter, the fund could be subject to penalties under the Code.

Warrants and Rights. Warrants and rights generally give the holder the right to receive, upon exercise and prior to the expiration date, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “General Characteristics of Options” above and elsewhere in this SAI. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the fund would otherwise wish.

The fund may in the future employ new or additional investment strategies and hedging instruments if those strategies and instruments are consistent with the fund’s investment objective and are permissible under applicable regulations governing the fund.

Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars and Interest Rate and Currency Swap Contracts. The CFTC has adopted regulations that subject registered investment companies and/or their investment advisors to regulation by the CFTC if the registered investment company invests more than a prescribed level of its NAV in commodity futures, options on commodities or commodity futures, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) (“commodity interests”), or if the registered investment company markets itself as providing investment exposure to such commodity interests. The Advisor is registered as a commodity pool operator (“CPO”) under the CEA and is a National Futures Association member firm; however, the Advisor does not act in the capacity of a registered CPO with respect to the fund.

Although the Advisor is a registered CPO under the CEA and is a National Futures Association member firm, the Advisor has claimed an exclusion from CPO registration pursuant to CFTC Rule 4.5 with respect to the fund. To remain eligible for this exclusion, the fund must comply with certain limitations, including limits on trading in commodity interests, and restrictions on the manner in which the fund markets its commodity interests trading activities. These limitations may restrict the fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase its expenses and/or adversely affect its total return.

Government Regulation of Derivatives. The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. In particular, on October 28, 2020, the SEC adopted new regulations governing the use of derivatives by registered investment companies (“Rule 18f-4” or the “Derivatives Rule”). The Funds were required to implement and comply with Rule 18f-4 by August 19, 2022. Rule 18f-4 eliminates the asset segregation framework formerly used by funds to comply with Section 18 of the 1940 Act, as amended.

The Derivatives Rule mandates that the fund adopt and/or implement: (i) value-at-risk limitations (“VaR”); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (“Limited Derivatives User”) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule. Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks.

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The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. Repurchase agreements are not subject to the Derivatives Rule but are still subject to other provisions of the 1940 Act. In addition, when-issued or forward settling securities transactions that physically settle within 35-days are deemed not to involve a senior security.

Furthermore, it is possible that additional governmental regulation of various types of derivative instruments may limit or prevent the fund from using such instruments as part of its investment strategy, which could negatively impact the fund. New position limits imposed on the fund or its counterparty may also impact the fund’s ability to invest in futures, options, and swaps in a manner that efficiently meets its investment objective.

Use of extensive hedging and other strategic transactions by the fund will require, among other things, that the fund post collateral with counterparties or clearinghouses, and/or are subject to the Derivatives Rule regulatory limitations as outlined above.

Futures Contracts and Options on Futures Contracts. In the case of a futures contract or an option on a futures contract, the fund must deposit initial margin and, in some instances, daily variation margin, to meet its obligations under the contract. These assets may consist of cash, cash equivalents, liquid debt, equity securities or other acceptable assets.

Russian Securities Risk. Throughout the past decade, the United States, the EU, and other nations have imposed a series of economic sanctions on the Russian Federation. In addition to imposing new import and export controls on Russia and blocking financial transactions with certain Russian elites, oligarchs, and political and national security leaders, the United States, the EU, and other nations have imposed sanctions on companies in certain sectors of the Russian economy, including the financial services, energy, metals and mining, engineering, technology, and defense and defense-related materials sectors. These sanctions could impair the fund’s ability to continue to price, buy, sell, receive, or deliver securities of certain Russian issuers. For example, the fund may be prohibited from investing in securities issued by companies subject to such sanctions. The fund could determine at any time that certain of the most affected securities have little or no value.

The extent and duration of Russia’s military actions and the global response to such actions are impossible to predict. More Russian companies could be sanctioned in the future, and the threat of additional sanctions could itself result in further declines in the value and liquidity of certain securities. Widespread divestment of interests in Russia or certain Russian businesses could result in additional declines in the value of Russian securities. Additionally, market disruptions could have a substantial negative impact on other economics and securities markets both regionally and globally, as well as global supply chains and inflation.

The Russian government may respond to these sanctions and others by freezing Russian assets held by the fund, thereby prohibiting the fund from selling or otherwise transacting in these investments. In such circumstances, the fund might be forced to liquidate non-restricted assets in order to satisfy shareholder redemptions. Such liquidation of fund assets might also result in the fund receiving substantially lower prices for its portfolio securities.

Multinational Companies Risk. To the extent that the fund invests in the securities of companies with foreign business operations, it may be riskier than funds that focus on companies with primarily U.S. operations. Multinational companies may face certain political and economic risks, such as foreign controls over currency exchange; restrictions on monetary repatriation; possible seizure, nationalization or expropriation of assets; and political, economic or social instability. These risks are greater for companies with significant operations in developing countries.

Short-Term Trading and Portfolio Turnover. Short-term trading means the purchase and subsequent sale of a security after it has been held for a relatively brief period of time. The fund may engage in short-term trading in response to stock market conditions, changes in interest rates or other economic trends and developments, or to take advantage of yield disparities between various fixed-income securities in order to realize capital gains or improve income. Short-term trading may have the effect of increasing portfolio turnover rate. A high rate of portfolio turnover (100% or greater) involves correspondingly greater brokerage transaction expenses and may make it more difficult for the fund to qualify as a RIC for federal income tax purposes (for additional information about qualification as a RIC under the Code, see “Additional Information Concerning Taxes” in this SAI). See specific fund details in the “Portfolio Turnover” section of this SAI.

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Real Estate Securities. Investing in securities of companies in the real estate industry subjects the fund to the risks associated with the direct ownership of real estate. These risks include:

•	Declines in the value of real estate;

•	Risks related to general and local economic conditions;

•	Possible lack of availability of mortgage funds;

•	Overbuilding;

•	Extended vacancies of properties;

•	Increased competition;

•	Increases in property taxes and operating expenses;

•	Changes in zoning laws;

•	Losses due to costs resulting from the cleanup of environmental problems;

•	Liability to third parties for damages resulting from environmental problems;

•	Casualty or condemnation losses;

•	Limitations on rents;

•	Changes in neighborhood values and the appeal of properties to tenants;

•	Changes in interest rates; and

•	Liquidity risk.

Therefore, to the extent that the fund invests a substantial amount of its assets in securities of companies in the real estate industry, the value of the fund’s shares may change at different rates compared to the value of shares of the fund with investments in a mix of different industries.

Securities of companies in the real estate industry have been and may continue to be negatively affected by the coronavirus (COVID-19) pandemic. Potential impacts on the real estate market may include lower occupancy rates, decreased lease payments, defaults and foreclosures, among other consequences. These impacts could adversely affect corporate borrowers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax revenues and tourist dollars generated by such properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. It is not known how long such impacts, or any future impacts of other significant events, will last.

Securities of companies in the real estate industry include equity real estate investment trusts (“REITs”) and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the REIT, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under the Code or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended (the “1940 Act”). The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to a REIT. In the event of a default by a borrower or lessee, a REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

In addition, even the larger REITs in the industry tend to be small- to medium-sized companies in relation to the equity markets as a whole. Moreover, shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements, than securities of larger issuers.

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Operational and Cybersecurity Risk. With the increased use of technologies, such as mobile devices and cloud-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the fund and its shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the fund or a fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.

A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the fund. For example, in a denial of service, fund shareholders could lose access to their electronic accounts indefinitely, and employees of the Advisor, the Subadvisor, or the fund’s other service providers may not be able to access electronic systems to perform critical duties for the fund, such as trading, NAV calculation, shareholder accounting, or fulfilment of fund share purchases and redemptions. Cybersecurity incidents could cause the fund, the Advisor, the Subadvisor, or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the fund invests, thereby causing the fund’s investments to lose value.

Cyber-events have the potential to materially affect the fund and the Advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The fund has established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the fund will be able to prevent or mitigate the impact of any or all cyber-events.

The fund is exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the fund’s service providers, counterparties, or other third parties, failed or inadequate processes and technology or system failures.

The Advisor, the Subadvisor, and their affiliates have established risk management or operational failure systems that seek to reduce cybersecurity and operational risks, and business continuity plans in the event of a cybersecurity breach or operational failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the Advisor, the Subadvisor, or their affiliates controls the cybersecurity or operational systems of the fund’s third-party service providers (including the fund’s Custodian), or those of the issuers of securities in which the fund invests.

In addition, other disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the fund’s ability to conduct business, in particular if the fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.

Market Events. Events in certain sectors have historically resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; bank failures; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits, social, political, and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.

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In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the U.S. Federal Reserve (the “Fed”) or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Fed raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s NAV, to decline, potentially suddenly and significantly. As a result, the fund may experience high redemptions and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance.

In addition, as the Fed increases the target Fed funds rate, any such rate increases, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the fund.

Political turmoil within the United States and abroad may also impact the fund. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the United States and global securities markets and could significantly impair the value of the fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many fund investments, and increase uncertainty in or impair the operation of the United States or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.

Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.

A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect fund performance. For example, the coronavirus (COVID-19) pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus (COVID-19) and the United States ended the public health emergency and national emergency declarations relating to the coronavirus (COVID-19) pandemic on May 11, 2023, the continued impact of coronavirus (COVID-19) and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing political, social and economic risks. Any such impact could adversely affect the fund’s performance, resulting in losses to your investment.

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Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.

As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead Russia’s economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.

In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and the fund’s investments may be affected, which may reduce the fund’s performance. Further, inflation may lead to the rise in interest rates, which may negatively affect the value of debt instruments held by the fund, resulting in a negative impact on the fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

INVESTMENT RESTRICTIONS

The fund’s investment restrictions are subject to, and may be impacted and limited by, the federal securities laws, rules and regulations, including the Investment Company Act of 1940 and Rule 18f-4 thereunder.

The investment policies and strategies of the fund described in this SAI and the Prospectus, except for the seven investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the Board without shareholder approval.

Fundamental Investment Restrictions

As referred to above, the following seven investment restrictions of the fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the fund’s outstanding voting securities, which as used in this SAI means the lesser of (a) 67% of the shares of the fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the fund. As a matter of fundamental policy:

(1)

Concentration. The fund will not concentrate its investments in any industry. For purposes of this restriction, (1) “concentrate” means invest more than 25% of the fund’s total assets (measured at the time of any investment) in any industry and (2) the fund treats: (A) each of the following, without limitation, as a separate industry: commercial real estate (office), commercial real estate (warehouse), commercial real estate (retail), commercial real estate (hospitality), commercial real estate (multifamily), aircraft (narrow body), aircraft (wide body),

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shipping (bulk), shipping (container), shipping (tankers), healthcare (drugs), healthcare (devices), consumer loans, residential real estate loans and auto loans; (B) treats different types of securitizations as separate industries based on the underlying asset type (for example, investments in securitizations of commercial real estate (office), commercial real estate (warehouse), commercial real estate (retail), commercial real estate (hospitality), commercial real estate (multifamily), aircraft (narrow body), aircraft (wide body), shipping (bulk), shipping (container), shipping (tankers), healthcare (drugs), healthcare (devices), consumer loans, residential real estate loans and of auto loans are each treated as separate industries from each other), and (C) treats investments in securitizations of each type of underlying asset as a separate industry from investments directly in the underlying asset type (for example, investments in securitizations of residential real estate loans are treated as a separate industry from direct investments in such loans).

(2)	Borrowing. The fund may not borrow money, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(3)

Underwriting. The fund may not engage in the business of underwriting securities issued by others, except as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(4)

Real Estate. The fund may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(5)	Commodities. The fund may not purchase or sell commodities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(6)	Loans. The fund may make loans to the extent permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(7)	Senior Securities. The fund may not issue senior securities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

In regard to restriction (2), the fund may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of fund securities. The 1940 Act currently requires that the fund have 300% asset coverage at the time of borrowing with respect to all borrowings other than temporary borrowings.

For purposes of construing restriction (1), securities of the U.S. government, its agencies, or instrumentalities are not considered to represent industries. Tax-exempt municipal obligations backed by the credit of a governmental entity also are not considered to represent industries.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the fund’s acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Subadvisor if the security is not rated by a rating agency) will not compel the fund to dispose of such security or other asset. Notwithstanding the foregoing, the fund must always be in compliance with the borrowing policies set forth above.

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REPURCHASES, MANDATORY REPURCHASES AND TRANSFERS OF SHARES

Repurchase Offers. As discussed in the Prospectus, offers to repurchase the fund’s shares of beneficial interest (the “Shares”) will be made by the fund at such times and on such terms as may be determined by the Board in its sole discretion in accordance with the provisions of applicable law. Currently the fund anticipates making quarterly tender offers as further described in the Prospectus. In determining whether the fund should repurchase Shares from Shareholders pursuant to written tenders, the Board will consider various factors, including but not limited to those listed in the Prospectus, in making its determinations.

The Board will cause the fund to make offers to repurchase Shares from Shareholders pursuant to written tenders only on terms it determines to be fair to the fund and to all Shareholders or persons holding Shares acquired from Shareholders. When the Board determines that the fund will repurchase Shares, notice will be provided to each Shareholder describing the terms thereof and containing information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity. Shareholders who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value as at the latest valuation date of their Shares from the fund during such period. If a repurchase offer is oversubscribed by Shareholders, the fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for pro-ration may cause some Shareholders to tender larger portions of their Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender.

Mandatory Repurchases. As noted in the Prospectus, the fund has the right to repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances. Such mandatory repurchases may be made if:

•	Shares have been transferred or such Shares have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder; or

•

ownership of Shares by a Shareholder or other person will cause the fund to be in violation of, or subject the fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction; or

•

continued ownership of such Shares may be harmful or injurious to the business or reputation of the fund or the Advisor, or may subject the fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; or

•	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•	it would be in the best interests of the fund and Shareholders to repurchase Shares.

Transfer of Shares. No person shall become a substituted Shareholder of the fund without the consent of the fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other circumstances, with the consent of the fund (which may be withheld in its sole discretion).

Notice to the fund of any proposed transfer must include evidence satisfactory to the Board or its delegate that the proposed transferee, at the time of transfer, meets any requirements imposed by the fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed application in respect of the proposed transferee. In connection with any request to transfer Shares (or portions thereof), the fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the fund as to such matters as the fund may reasonably request. The Board generally will not consent to a transfer if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $25,000. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the fund in connection with the transfer and such fees will be paid by the transferor prior to the transfer being effectuated. If such fees have been incurred by the fund and have not been paid by the transferor for any reason, including a decision to not transfer the interests, the fund reserves the right to deduct such expenses from the Shareholder’s account.

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Any transferee meeting the fund’s eligibility requirements that acquires Shares in the fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder or otherwise, will be entitled to the allocations and distributions allocable to the Shares so acquired and to transfer such Shares in accordance with the terms of the Declaration of Trust, but will not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder as provided in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the fund will promptly take all necessary actions to admit such transferee or successor to the fund as a Shareholder. Each Shareholder and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the fund in connection with such transfer. If such a transferee does not meet the Shareholder eligibility requirements, the fund reserves the right to repurchase its Shares. Any transfer of Shares in violation of the Declaration of Trust will not be permitted and will be void.

The Declaration of Trust provides, in part, that each Shareholder has agreed to indemnify and hold harmless the fund, the Subadvisor, the Advisor, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.

PORTFOLIO TURNOVER

The fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Subadvisor, investment considerations warrant such action. The fund’s annual rate of portfolio turnover may vary from year to year as well as within a year. A high rate of portfolio turnover (100% or more) generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the fund and could generate short-term capital gain taxable as ordinary income, which could have a negative impact on the fund’s performance over time. Portfolio turnover is calculated by dividing the lesser of purchases or sales of fund securities during the fiscal year by the monthly average of the value of the fund’s securities. (Excluded from the computation are all securities, including options, with maturities at the time of acquisition of one year or less.) The portfolio turnover rate for the fund for the fiscal period ended December 31, 2023 was 0% due to no sales activity.

MANAGEMENT OF THE FUND

Board’s Oversight Role in Management

Pursuant to the Declaration of Trust and By-Laws, the fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the fund’s management and operations. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the fund, primarily the Advisor, have responsibility for the day-to-day management of the fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Advisor’s senior managerial and financial officers, the fund’s and the Advisor’s Chief Compliance Officer and portfolio management personnel. The Board’s Audit Committee, which consists of all of the fund’s Independent Trustees, meets during its scheduled meetings, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and Principal Accounting Officer of the fund. The Board also receives periodic presentations from senior personnel of the Advisor regarding risk management generally, as well as information regarding specific operational, compliance or investment areas, such as business continuity, valuation and investment research. The Board has adopted policies and procedures designed to address certain risks to the fund. In addition, the Advisor and other service providers to the fund have adopted a variety of policies, procedures and controls designed to address particular risks to the fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the fund. The Board also receives reports from counsel to the fund or the Board’s own independent legal counsel regarding regulatory compliance and governance matters. The Board’s oversight role does not make the Board a guarantor of the fund’s investments or activities.

Board Composition and Leadership Structure

To rely on certain exemptive rules under the 1940 Act, a majority of the fund’s Board members must not be “interested persons” (as defined in the 1940 Act) of the fund (the “Independent Trustees”), and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Trustees. The Trustees elect officers who are responsible for the day-to-day operations of the fund and who execute policies formulated by the Trustees. Currently, three Trustees are Independent Trustees, including the Chairman of the Board.

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The fund’s Trustees, including the three Independent Trustees, interact directly with senior management of the Advisor at scheduled meetings and between meetings as appropriate and an Independent Trustee chairs the Audit Committee. The Board has determined that its leadership structure, is appropriate in light of the specific characteristics and circumstances of the fund, including, but not limited to: (i) the services that the Advisor provides to the fund and potential conflicts of interest that could arise from this relationship, (ii) the extent to which the day-to-day operations of the fund are conducted by fund officers, respectively, and employees of the Advisor, (iii) the Board’s oversight role in management of the fund, and (iv) the Board’s size and the cooperative working relationship among the Independent Trustees and among all Trustees.

Risk Oversight

As a registered investment company, the fund is subject to a variety of risks, including investment risks (such as, among others, market risk, credit risk and interest rate risk), financial risks (such as, among others, settlement risk, liquidity risk and valuation risk), compliance risks, and operational risks. As a part of its overall activities, the Board oversees the fund’s risk management activities that are implemented by the Advisor, the fund’s Chief Compliance Officer (“CCO”) and other service providers to the fund. The Advisor has primary responsibility for the fund’s risk management on a day-to-day basis as a part of its overall responsibilities. The Subadvisor, subject to oversight of the Advisor, is primarily responsible for managing investment and financial risks as a part of its day-to-day investment responsibilities, as well as operational and compliance risks at its firm. The Advisor and the CCO also assist the Board in overseeing compliance with investment policies of the fund and regulatory requirements, and monitor the implementation of the various compliance policies and procedures approved by the Board as a part of its oversight responsibilities.

The Advisor identifies to the Board the risks that it believes may affect the fund and develops processes and controls regarding such risks. However, risk management is a complex and dynamic undertaking and it is not always possible to comprehensively identify and/or mitigate all such risks at all times since risks are at times impacted by external events. In discharging its oversight responsibilities, the Board considers risk management issues throughout the year with the assistance of its Audit Committee. The Audit Committee meets at least quarterly and presents reports to the Board, which may prompt further discussion of issues concerning the oversight of the fund’s risk management. The Board as a whole also reviews written reports or presentations on a variety of risk issues as needed and may discuss particular risks that are not addressed in the committee process.

With respect to valuation, the Advisor provides periodic reports to the Board that enables the Board to oversee the Advisor, as the fund’s valuation designee, in assessing, managing and reviewing material risks associated with fair valuation determinations, including material conflicts of interest. In addition, the Board reviews the Advisor’s performance of an annual valuation risk assessment under which the Advisor seeks to identify and enumerate material valuation risks which are or may be impactful to the fund including, but not limited to: (1) the types of investments held (or intended to be held) by the fund, giving consideration to those investments’ characteristics; (2) potential market or sector shocks or dislocations which may affect the ongoing valuation operations; (3) the extent to which each fair value methodology uses unobservable inputs; (4) the proportion of the fund’s investments that are fair valued as determined in good faith, as well as their contributions to the fund’s returns; (5) the use of fair value methodologies that rely on inputs from third-party service providers; and (6) the appropriateness and application of the methods for determining and calculating fair value. The Advisor reports any material changes to the risk assessment, along with appropriate actions designed to manage such risks, to the Board.

As required by the Derivatives Rule, to the extent the fund engages in derivatives transactions, it must adopt and implement a written derivatives risk management program (the “Derivatives Risk Management Program”), that is reasonably designed to manage the fund’s derivatives risks, while taking into account the fund’s derivatives and other investments. This program would include risk guidelines, stress testing, internal reporting and escalation and periodic review of the program. To the extent that the fund invests in derivatives, on a quarterly and annual, the Advisor will provide the Board with written reports that address the operation, adequacy and effectiveness of the fund’s Derivatives Risk Management Program, which is generally designed to assess and manage derivatives risk.

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Information About Each Board Member’s Experience, Qualifications, Attributes or Skills

The tables below present certain information regarding the Trustees and officers of the fund, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. In addition, the table includes information concerning other directorships held by each Trustee in other registered investment companies or publicly traded companies. Information is listed separately for each Trustee who is an “interested person” (as defined in the 1940 Act) of the fund (each a “Non-Independent Trustee”) and the Independent Trustees. As of June 30, 2024, the “John Hancock Fund Complex” consisted of 184 funds (including separate series of series mutual funds). Board members of the fund, together with information as to their positions with the fund, principal occupations and other board memberships for the past five years, are shown below. The address of each Trustee and officer of the fund is 200 Berkeley Street, Boston, Massachusetts, 02116.

Name (Birth Year)	Current Position(s) with the Trust[1]	Principal Occupation(s) and other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee

Independent Trustees

Hassell H. McClellan (1945)	Trustee and Chairperson of the Board (since 2023)	Trustee of Berklee College of Music (since 2022); Director/Trustee, Virtus Funds (2008–2020); Director, The Barnes Group (2010–2021); Associate Professor, The Wallace E. Carroll School of Management, Boston College (retired 2013). Trustee (since 2005) and Chairperson of the Board (since 2017) of various trusts within the John Hancock Fund Complex.	184

William H. Cunningham (1944)	Trustee (since 2023)	Professor, University of Texas, Austin, Texas (since 1971); former Chancellor, University of Texas System and former President of the University of Texas, Austin, Texas; Director (since 2006), Lincoln National Corporation (insurance); Director, Southwest Airlines (since 2000). Trustee of various trusts within the John Hancock Fund Complex (since 1986).	181

Grace K. Fey (1946)	Trustee (since 2023)	Chief Executive Officer, Grace Fey Advisors (since 2007); Director and Executive Vice President, Frontier Capital Management Company (1988–2007); Director, Fiduciary Trust (since 2009). Trustee of various trusts within the John Hancock Fund Complex (since 2008).	184

Non-Independent Trustee

Andrew G. Arnott[2] (1971)	Trustee and President (since 2023)	Global Head of Retail for Manulife (since 2022); Head of Wealth and Asset Management, United States and Europe, for John Hancock and Manulife (2018-2023); Director and Chairman, John Hancock Investment Management LLC (2005-2023, including prior positions); Director and	181

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Name (Birth Year)	Current Position(s) with the Trust	Principal Occupation(s) and other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee

Chairman, John Hancock Variable Trust Advisers LLC (2006-2023, including prior positions); Director and Chairman, John Hancock Investment Management Distributors LLC (2004-2023, including prior positions); President of various trusts within the John Hancock Fund Complex (2007-2023, including prior positions).

Trustee of various trusts within the John Hancock Fund Complex (since 2017).

[1]	Each Trustee holds office until his or her successor is elected and qualified, or until the Trustee’s death, retirement, resignation, or removal.
[2]	The Trustee is a Non-Independent Trustee due to current or former positions with the Advisor and certain of its affiliates.

The following table presents information regarding the current principal officers of the fund who are not Trustees, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. Each of the officers is an affiliated person of the Advisor. All of the officers listed are officers or employees of the Advisor or its affiliates.

Principal Officers who are not Trustees

Name (Birth Year)	Current Position(s) with the Fund[1]	Principal Occupation(s) During the Past 5 Years
Fernando A. Silva (1977)	Chief Financial Officer (since 2024)	Director, Fund Administration and Assistant Treasurer, John Hancock Funds (2016-2020); Assistant Treasurer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2020); Assistant Vice President, John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company (U.S.A.) and John Hancock Life Insurance Company of New York (since 2021); Chief Financial Officer of various trusts within the John Hancock Fund Complex (since 2024).

Salvatore Schiavone (1965)	Treasurer (since 2023)	Assistant Vice President, John Hancock Financial Services (since 2007); Vice President, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2007); Treasurer of various trusts within the John Hancock Fund Complex (since 2007, including prior positions).

Christopher (Kit) Sechler (1973)	Secretary and Chief Legal Officer (since 2023)	Vice President and Deputy Chief Counsel, John Hancock Investment Management (since 2015); Assistant Vice President and Senior Counsel (2009–2015), John Hancock Investment Management; Assistant Secretary of John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2009); Chief Legal Officer and Secretary of various trusts within the John Hancock Fund Complex (since 2009, including prior positions).

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Name (Birth Year)	Current Position(s) with the Fund[1]	Principal Occupation(s) During the Past 5 Years
Trevor Swanberg (1979)	Chief Compliance Officer (since 2023)	Chief Compliance Officer, John Hancock Investment Management LLC, and John Hancock Variable Trust Advisers LLC (since 2020); Deputy Chief Compliance Officer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (2019–2020); Assistant Chief Compliance Officer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (2016–2019); Vice President, State Street Global Advisors (2015–2016); Chief Compliance Officer of various trusts within the John Hancock Fund Complex (since 2016, including prior positions).

[1]	Each officer holds office for an indefinite term until his or her successor is duly elected and qualified or until he/she dies, retires, resigns, is removed or becomes disqualified.

Additional Information about the Trustees

Additional information about each Trustee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Trustee possesses which the Board believes has prepared them to be effective Board members. Each Trustee believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee, or particular factor, being indicative of board effectiveness. Each Board member believes that collectively the Trustees have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the fund and protecting the interests of Investors. Among the attributes common to all Trustees is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a Trustee’s educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member; and/or other life experiences. The Board and any committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Independent Trustees

William H. Cunningham – Mr. Cunningham has management and operational oversight experience as a former Chancellor and President of a major university. Mr. Cunningham regularly teaches a graduate course in corporate governance at the law school and at the Red McCombs School of Business at The University of Texas at Austin. He also has oversight and corporate governance experience as a current and former director of a number of operating companies, including an insurance company. For the fund, Mr. Cunningham serves on the Board’s Audit Committee and as Chair of the Nominating and Governance Committee.

Grace K. Fey — Ms. Fey has significant governance, financial services, and asset management industry expertise based on her extensive non-profit board experience, as well as her experience as a consultant to non-profit and corporate boards, and as a former director and executive of an investment management firm. For the fund, Ms. Fey serves as Chair of the Board’s Audit Committee and serves on the Nominating and Governance Committee.

Hassell H. McClellan — As a former professor of finance and policy in the graduate management department of a major university, a director of a public company, and as a former director of several privately held companies, Mr. McClellan has experience in corporate and financial matters. He also has experience as a director of other investment companies not affiliated with the fund. For the fund, Mr. McClellan serves as Chairman of the Board and serves on the Board’s Audit Committee and Nominating and Governance Committee.

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Non-Independent Trustee

Andrew G. Arnott — As former President of various trusts within the John Hancock Fund Complex and through his positions as Global Head of Retail for Manulife and Trustee of the John Hancock Fund Complex, Mr. Arnott has experience in the management of investments, registered investment companies, variable annuities and retirement products, enabling him to provide management input to the Board.

Compensation of the Trustees

The Independent Trustees did not receive any payments from the fund during the fiscal year ended December 31, 2023. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the fund.

Trustee Ownership of Shares of John Hancock Funds

The table below sets forth the aggregate dollar range of equity securities beneficially owned by the Trustees in the fund and in all other funds in the family of investment companies of the fund overseen by each Trustee as of December 31, 2023. The information as to beneficial ownership is based on statements furnished to the fund by the Trustees. Each of the Trustees has all voting and investment powers with respect to the shares indicated.

Trustees	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee
Independent Trustees
William H. Cunningham	None	Over $100,000
Grace K. Fey	None	Over $100,000
Hassell H. McClellan	None	Over $100,000
Interested Trustee
Andrew G. Arnott	None	Over $100,000

CONTROL PERSONS

As of June 24, 2024, each of Manulife Reinsurance (Bermuda) Ltd., located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, John Hancock Life Insurance Company of New York, located at 100 Summit Lake Drive, Valhalla, New York, 10595, John Hancock Life & Health Insurance Company, located at 197 Clarendon Street, Boston Massachusetts, 02116, and John Hancock Life Insurance Company (U.S.A.), located at 200 Berkeley Street, Boston, Massachusetts, 02116 owned beneficially 50%, 20%, 20% and 10% of the outstanding Class I Shares of the fund. For so long as Manulife Reinsurance (Bermuda), Ltd. has a greater than 25% interest in the outstanding voting securities of the fund, it may be deemed to be a “control person” of the fund for purposes of the 1940 Act and therefore could determine the outcome of a Shareholder meeting with respect to a proposal directly affecting the fund or that share class, as applicable.

Class S Shares and Class D Shares of the Fund will commence operations on or following the date of this Prospectus. The officers and Trustees of the Fund as a group beneficially owned no Shares of any class of the Fund as of the date of this Prospectus.

Codes of Ethics

Each of the fund, the Advisor, the Distributor, and the Subadvisor has adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the fund and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the fund. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In

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addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

INVESTMENT ADVISORY AND OTHER SERVICES

THE ADVISOR

The Advisor is a Delaware limited liability company whose principal offices are located at 200 Berkeley Street, Boston, Massachusetts 02116 and serves as the fund’s investment advisor. The Advisor is registered with the SEC as an investment advisor under the Advisers Act.

Founded in 1968, the Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife Financial Corporation (“Manulife Financial” or the “Company”). Manulife Financial is the holding company of The Manufacturers Life Insurance Company (the “Life Company”) and its subsidiaries. John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”) offer a broad range of financial products and services, including whole, term, variable, and universal life insurance, as well as college savings products, mutual funds, fixed and variable annuities, long-term care insurance and various forms of business insurance. Additional information about John Hancock may be found on its website at johnhancock.com.

The Advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The Advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals. The Advisor has been managing closed-end funds since 1971. As of June 30, 2024, the Advisor had total assets under management of approximately $160.7 billion.

Manulife Financial Corporation is a leading international financial services group with principal operations in Asia, Canada and the United States. Operating primarily as John Hancock in the United States and Manulife elsewhere, it provides financial protection products and advice, insurance, as well as wealth and asset management services through its extensive network of solutions for individuals, groups and institutions. Its global headquarters are in Toronto, Canada, and it trades as ‘MFC’ on the Toronto Stock Exchange, New York Stock Exchange (the “NYSE”), and the Philippine Stock Exchange, and under ‘945’ in Hong Kong. Manulife Financial Corporation can be found on the Internet at manulife.com.

Pursuant to the Investment Advisory Agreement, the Advisor is responsible, subject to the supervision of the Board, for formulating a continuing investment program for the fund. The Investment Advisory Agreement was initially approved by the fund’s full Board and by the Independent Trustees at a meeting held on July 24, 2023, and is also approved by the initial Shareholder of the fund. The Investment Advisory Agreement is terminable without penalty, on 60 days prior written notice by the Board, by vote of a majority of the outstanding Shares of the fund, or by the Advisor. The Investment Advisory Agreement has an initial term that expires two years after the fund has commenced investment operations. Thereafter, the Investment Advisory Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the vote of a majority of the outstanding Shares of the fund, respectively, provided that, in either event, the continuance also is approved by a majority of the Independent Trustees by vote cast at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

The Advisor shall be paid at the end of each calendar month a fee at the annual rate of 1.25% of the value of the fund’s monthly net assets (the “Management Fee”).

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the fund, the Advisor and any trustee, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the

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fund, for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Advisory Agreement. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the fund of the Advisor, or any Trustee, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the fund, as the case may be, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the fund.

The Subadvisory Agreement

The Advisor entered into a Subadvisory Agreement dated August 22, 2023, with Manulife IM (US), a Delaware limited liability company (the “Subadvisory Agreement”). The Subadvisor is a wholly-owned subsidiary of John Hancock Life Insurance Company (U.S.A.) and an affiliate of the Advisor. John Hancock Life Insurance Company (U.S.A.) is a subsidiary of MFC, based in Toronto, Canada. MFC is the holding company of the Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. References to Manulife IM (US) refer to its predecessor or affiliate organizations and entities. As of June 30, 2024, Manulife IM (US) had total assets under management of approximately $206 billion. The Subadvisor is located at 197 Clarendon Street Boston MA 02116.

For services rendered by the Subadvisor under the Subadvisory Agreement, the Advisor (and not the fund) pays the Subadvisor at the end of each calendar month a fee at the annual rate of 0.07% of the value of the fund’s monthly net assets.

Duties of the Subadvisor. Under the terms of the current subadvisory agreement (the “Subadvisory Agreement”), the Subadvisor manages the investment and reinvestment of the assets of the fund, subject to the supervision of the Board and the Advisor. The Subadvisor formulates a continuous investment program for the fund consistent with its investment objective and related investment policies outlined in the Prospectus. The Subadvisor implements such programs by purchases and sales of securities, including the placing of orders for such purchases and sales, and regularly reports to the Advisor and the Board with respect to the implementation of such programs. The Subadvisor, at its expense, furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, as well as administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the efficient conduct of the investment affairs of the fund. Additional information about the fund’s portfolio managers, including other accounts managed, ownership of fund shares, and compensation structure, can be found below in the “Portfolio Managers” section.

The Advisor has delegated to the Subadvisor the responsibility to vote all proxies, to the extent such may be relevant, relating to the securities held by the fund. See “Other Services — Proxy Voting” below, for additional information.

Subadvisory Arrangement. In rendering investment advisory services to the fund, the Subadvisor may use the portfolio management, research and other resources of Manulife Investment Management (Hong Kong) Limited (“Manulife IM (HK)”), an affiliate of Manulife IM (US) (a “Participating Affiliate”). The Participating Affiliate is not registered with the SEC as an investment advisor under the Advisers Act. Manulife IM (US) has entered into a separate memorandum of understanding and supervisory agreement (the “Participating Affiliate Agreement”) with the Participating Affiliate pursuant to which the Participating Affiliate is considered a participating affiliate of the Subadvisor as that term is used in relief granted by the staff of the SEC allowing U.S. registered investment advisors to use portfolio management or research resources of advisory affiliates subject to the supervision of a registered advisor. Investment professionals from the Participating Affiliate may render portfolio management, research and other services to the fund under the Participating Affiliate Agreement and is subject to supervision by Manulife IM (US).

Additional Information Applicable to Subadvisory Agreement

Term of the Subadvisory Agreement.

Under the terms of the Subadvisory Agreement, the Subadvisor is responsible for managing the investment and reinvestment of the assets of the fund, subject to the supervision and control of the Board and the Advisor.

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Amendments to the Subadvisory Agreement. The Subadvisory Agreement may be amended by the parties to the agreement, provided that the amendment is approved by the vote of a majority of the outstanding voting securities of the fund (except as noted below) and by the vote of a majority of the Independent Trustees. The required shareholder approval of any amendment to the Subadvisory Agreement shall be effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of the fund.

Service Agreement

The description below of the Service Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Service Agreement attached as an exhibit to this Registration Statement.

Pursuant to a Service Agreement, the Advisor is responsible for providing, at the expense of the fund, certain financial, accounting and administrative services such as legal services, tax, accounting, valuation, financial reporting and performance, compliance and service oversight. Pursuant to the Service Agreement, the Advisor shall determine, subject to Board approval, the expenses to be reimbursed by the fund, including an overhead allocation. The payments under the Service Agreement are not intended to provide a profit to the Advisor. Instead, the Advisor provides the services under the Service Agreement because it also provides advisory services under the Investment Advisory Agreement. The reimbursement shall be calculated and paid monthly in arrears.

The Advisor is not liable for any error of judgment or mistake of law or for any loss suffered by a fund in connection with the matters to which the Service Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by the Advisor in the performance of its duties or from reckless disregard by the Advisor of its obligations under the Agreement.

The Service Agreement has an initial term of two years, and continues thereafter so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Independent Trustees. The fund or the Advisor may terminate the Agreement at any time without penalty on 60 days’ written notice to the other party. The Agreement may be amended by mutual written agreement of the parties, without obtaining Shareholder approval.

PORTFOLIO MANAGERS

The Subadvisor handles the fund’s portfolio management activities, subject to oversight by the Advisor. The individuals jointly and primarily responsible for the day-to-day management of the fund’s portfolio are listed below.

The following tables present information regarding accounts other than the fund for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into three categories: (i) other investment companies, (ii) other pooled investment vehicles, and (iii) other accounts. To the extent that any of these accounts pay advisory fees based on account performance, information on those accounts is specifically broken out. In addition, any assets denominated in foreign currencies have been converted into U.S. dollars using the exchange rates as of the applicable date. Also shown below the chart is each portfolio manager’s investment in the fund.

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The following table reflects approximate information as of June 30, 2024:

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million
Nathan W. Thooft	44	57,991	63	22,914	0	0
Eric Menzer	0	0	2	398	17	3,957
Jeffrey Kan	0	0	4	32	0	0
Michael J. Comer	0	0	4	434	0	0

Performance-Based Fees for Other Accounts Managed

Number and value of accounts within the total accounts that are subject to a performance-based advisory fee:

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million
Nathan W. Thooft	0	0	0	0	0	0
Eric Menzer	0	0	0	0	0	0
Jeffrey Kan	0	0	0	0	0	0
Michael J. Comer	0	0	0	0	0	0

Portfolio Manager Ownership of Shares of the Fund

The following table indicates as of June 30, 2024, the value of shares beneficially owned by the portfolio managers in the fund.

Portfolio Manager	Range of Beneficial Ownership in the Fund
Nathan W. Thooft	None
Eric Menzer	None
Jeffrey Kan	None
Michael J. Comer	None

Conflicts of Interest.

Material conflicts of interest exist whenever a portfolio manager simultaneously manages multiple accounts. A conflict of interest may arise as a result of the portfolio manager being responsible for multiple accounts, including the fund, which may have different investment guidelines and objectives. In addition to the fund, these accounts may include accounts of other registered investment companies for which the Subadvisor serves as sub-advisor, private pooled investment vehicles and other accounts. The Subadvisor has adopted aggregation and allocation of investments procedures designed to ensure that all of its clients are treated fairly and equitably over time and to prevent this form of conflict from influencing the allocation of investment opportunities among its clients. As a general matter, the Subadvisor will offer clients the right to participate in all investment opportunities that it determines are appropriate for the client in view of relative amounts of capital available for new investments, each client’s investment program, and the then current portfolios of its clients at the time an allocation decision is made. As a result, in certain situations priority or weighted allocations can be expected to occur in respect of certain accounts, including but not limited to situations where clients have differing: (A) portfolio concentrations with respect to geography, asset class, issuer, sector or rating, (B) investment restrictions, (C) tax or regulatory limitations, (D) leverage limitations or volatility targets, (E) ramp up or ramp down scenarios or (F) counterparty relationships. The Subadvisor maintains conflicts of interest policies and procedures containing provisions designed to prevent potential conflicts related to personal trading, allocation, and fees among other potential conflicts of interest. Such potential conflicts and others are disclosed in Subadvisor’s Form ADV Part 2A filing.

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Compensation of Portfolio Managers

The Subadvisor has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals. At the Subadvisor, the structure of compensation of investment professionals is currently comprised of the following basic components: base salary and short- and long-term incentives. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the fund.

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Base salary. Base compensation is fixed and normally reevaluated on an annual basis. The Subadvisor seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.

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Incentives. Only investment professionals are eligible to participate in the short- and long-term incentive plan. Under the plan, investment professionals are eligible for an annual cash award. The plan is intended to provide a competitive level of annual bonus compensation that is tied to the investment professional achieving superior investment performance and aligns the financial incentives of the Subadvisor and the investment professional. Any bonus under the plan is completely discretionary, with a maximum annual bonus that may be well in excess of base salary. Payout of a portion of this bonus may be deferred for up to five years. While the amount of any bonus is discretionary, the following factors are generally used in determining bonuses under the plan:

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Investment Performance: The investment performance of all accounts managed by the investment professional over one, three and five-year periods are considered. The pre-tax performance of each account is measured relative to an appropriate peer group benchmark identified in the table below (for example a Morningstar large cap growth peer group if the fund invests primarily in large cap stocks with a growth strategy). With respect to fixed income accounts, relative yields are also used to measure performance. This is the most heavily weighted factor.

•	Financial Performance: The profitability of the Subadvisor and its parent company are also considered in determining bonus awards.

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Non-Investment Performance: To a lesser extent, intangible contributions, including the investment professional’s support of client service and sales activities, new fund/strategy idea generation, professional growth and development, and management, where applicable, are also evaluated when determining bonus awards.

•

In addition to the above, compensation may also include a revenue component for an investment team derived from a number of factors including, but not limited to, client assets under management, investment performance, and firm metrics.

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Manulife equity awards. A limited number of senior investment professionals may receive options to purchase shares of Manulife Financial stock. Generally, such option would permit the investment professional to purchase a set amount of stock at the market price on the date of grant. The option can be exercised for a set period (normally a number of years or until termination of employment) and the investment professional would exercise the option if the market value of Manulife Financial stock increases. Some investment professionals may receive restricted stock grants, where the investment professional is entitled to receive the stock at no or nominal cost, provided that the stock is forgone if the investment professional’s employment is terminated prior to a vesting date.

•

Deferred Incentives. Investment professionals may receive deferred incentives which are fully invested in strategies managed by the team/individual as well as other Manulife Investment Management strategies.

The Subadvisor also permits investment professionals to participate on a voluntary basis in a deferred compensation plan, under which the investment professional may elect on an annual basis to defer receipt of a portion of their compensation until retirement. Participation in the plan is voluntary.

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Other Services

Proxy Voting Policies and Procedures

On occasion, the fund may receive notices or proposals from issuers seeking the consent of or voting by holders of their securities (“proxies”). The Advisor has delegated any voting of proxies in respect of security portfolio holdings to the Subadvisor to vote the proxies in accordance with the Subadvisor’s proxy voting guidelines and procedures. In general, the Advisor believes that voting proxies in accordance with the policies described below will be in the best interests of the fund. Complete descriptions of the proxy voting procedures of the Advisor and the Subadvisor are set forth in Appendix B to this SAI.

Information regarding how the fund voted proxies relating to portfolio securities during the most recent period from October 16, 2023 (commencement of operations) to December 31, 2023 is available: (i) without charge, on jhinvestments.com; and (ii) on the SEC’s website at http://www.sec.gov.

DETERMINATION OF NET ASSET VALUE

The net asset value per Share for each class of Shares of the fund is determined monthly (or more frequently as needed) by dividing the value of total assets for the class of Shares minus liabilities for the class of Shares by the total number of Shares outstanding for such class at the date as of which the determination is made. The Class I Shares’ net asset value, plus the Class S Shares’ net asset value, plus the Class D Shares’ net asset value equals the total net asset value of the fund. The Class I Share net asset value, the Class S Share net asset value and the Class D Share net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time. A “Business Day” with respect to the fund is each day the New York Stock Exchange and the fund are open.

The Board has designated the Advisor as the valuation designee to perform fair value functions for the fund in accordance with the Advisor’s valuation policies and procedures. As valuation designee, the Advisor will determine the fair value, in good faith, of securities and other assets held by the fund for which market quotations are not readily available and, among other things, will assess and manage material risks associated with fair value determinations, select, apply and test fair value methodologies, and oversee and evaluate pricing services and other valuation agents used in valuing the fund’s investments. The Advisor is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters. The Advisor carries out its responsibilities as valuation designee through its Pricing Committee.

The fund’s investments will be valued at fair value in a manner consistent with Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment. Determinations of fair value involve subjective judgments and estimates.

If the Pricing Committee determines that reliable market quotations are not readily available, investments are valued at fair value as determined in good faith by the Pricing Committee in accordance with the valuation policies and procedures adopted by the Advisor that have been approved by the Board. Pursuant to these policies and procedures, the Pricing Committee may value portfolio securities and other assets for which market quotations are not readily available utilizing inputs from pricing services, valuation agents or appraisal firms, and other third-party sources.

With respect to certain asset-based lending investments, the Pricing Committee will perform detailed investment valuations, including an analysis of the investment purchase commitments, using both the market and income approaches, as appropriate, and consistent with the Advisor’s valuation policies and procedures. There is no one methodology to estimate investment value and, in fact, for any one investment, value is generally best expressed as a range of values. The Pricing Committee will also engage one or more independent business appraisal firms(s) to conduct independent appraisals of investments to develop the range of values, from which the fund may derive a single estimate of value.

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Other portfolio securities are valued by various methods that are generally described below. Equity securities are generally valued at the last sale price or, for certain markets, the official closing price as of the close of the relevant exchange. Securities not traded on a particular day are valued using last available bid prices. A security that is listed or traded on more than one exchange is typically valued at the price on the exchange where the security was acquired or most likely will be sold. In certain instances, the Pricing Committee may determine to value equity securities using prices obtained from another exchange or market if trading on the exchange or market on which prices are typically obtained did not open for trading as scheduled, or if trading closed earlier than scheduled, and trading occurred as normal on another exchange or market. Equity securities traded principally in foreign markets are typically valued using the last sale price or official closing price in the relevant exchange or market, as adjusted by an independent pricing vendor to reflect fair value. On any day a foreign market is closed and the NYSE is open, any foreign securities will typically be valued using the last price or official closing price obtained from the relevant exchange on the prior business day adjusted based on information provided by an independent pricing vendor to reflect fair value. Debt obligations are typically valued based on evaluated prices provided by an independent pricing vendor. The value of securities denominated in foreign currencies is converted into U.S. dollars at the exchange rate supplied by an independent pricing vendor. Forward foreign currency contracts are valued at the prevailing forward rates which are based on foreign currency exchange spot rates and forward points supplied by an independent pricing vendor. Exchange-traded options are valued at the mid-price of the last quoted bid and ask prices. Futures contracts whose settlement prices are determined as of the close of the NYSE are typically valued based on the settlement price while other futures contracts are typically valued at the last traded price on the exchange on which they trade. Foreign equity index futures that trade in the electronic trading market subsequent to the close of regular trading may be valued at the last traded price in the electronic trading market as of the close of the NYSE, or may be fair valued based on fair value adjustment factors provided by an independent pricing vendor in order to adjust for events that may occur between the close of foreign exchanges or markets and the close of the NYSE. Swaps and unlisted options are generally valued using evaluated prices obtained from an independent pricing vendor. Shares of other open-end investment companies that are not ETFs (underlying funds) are valued based on the NAVs of such underlying funds.

Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, broker-dealer quotations, credit quality information, general market conditions, news, and other factors and assumptions. The fund may receive different prices when it sells odd-lot positions than it would receive for sales of institutional round lot positions. Pricing vendors generally value securities assuming orderly transactions of institutional round lot sizes, but the fund may hold or transact in such securities in smaller, odd lot sizes.

The Pricing Committee engages in oversight activities with respect to pricing vendors, which includes, among other things, monitoring significant or unusual price fluctuations above predetermined tolerance levels from the prior day, back-testing of pricing vendor prices against actual trades, conducting periodic due diligence meetings and reviews, and periodically reviewing the inputs, assumptions and methodologies used by these vendors. Nevertheless, market quotations, official closing prices, or information furnished by a pricing vendor could be inaccurate, which could lead to a security being valued incorrectly.

The use of fair value pricing has the effect of valuing a security based upon the price the fund might reasonably expect to receive if it sold that security in an orderly transaction between market participants, but does not guarantee that the security can be sold at the fair value price. Further, because of the inherent uncertainty and subjective nature of fair valuation, a fair valuation price may differ significantly from the value that would have been used had a readily available market price for the investment existed and these differences could be material.

BROKERAGE ALLOCATION

Pursuant to the Subadvisory Agreement, the subadvisor is responsible for placing all orders for the purchase and sale of portfolio securities of the fund. The Subadvisor has no formula for the distribution of the fund’s brokerage business; rather it places orders for the purchase and sale of securities with the primary objective of obtaining the most favorable overall results for the fund and the Subadvisor’s other clients. The cost of securities transactions for the fund primarily consists of brokerage commissions or dealer or underwriter spreads. Fixed-income securities and money market instruments generally are traded on a net basis and normally do not involve either brokerage commissions or transfer taxes.

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Occasionally, securities may be purchased directly from the issuer. For securities traded primarily in the OTC market, the Subadvisor will, where possible, deal directly with dealers who make a market in the securities unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account.

Approved Trading Counterparties

The Subadvisor maintains and periodically updates a list of approved trading counterparties. Portfolio managers may execute trades only with pre-approved broker-dealer/counterparties. The Subadvisor’s Best Execution Committee reviews and approves all broker-dealers/counterparties.

Selection of Brokers, Dealers, and Counterparties

In placing orders for purchase and sale of securities and selecting trading counterparties (including banks or broker-dealers) to effect these transactions, the Subadvisor seeks prompt execution of orders at the most favorable prices reasonably obtainable. The Subadvisor will consider a number of factors when selecting trading counterparties, including the overall direct net economic result to the fund (including commissions, which may not be the lowest available, but which ordinarily will not be higher than the generally prevailing competitive range), the financial strength, reputation and stability of the counterparty, the efficiency with which the transaction is effected, the ability to effect the transaction when a large block trade is involved, the availability of the counterparty to stand ready to execute possibly difficult transactions in the future, and other matters involved in the receipt of brokerage and research services.

Best Execution

The Subadvisor owes a duty to its clients to seek best execution when executing trades on behalf of clients. “Best execution” generally is understood to mean the most favorable cost or net proceeds reasonably obtainable under the circumstances. However, the SEC has stated that in deciding what constitutes best execution, the determinative factor is not necessarily the lowest possible commission cost, but whether the transaction represents the best qualitative execution. The Subadvisor is not obligated to choose the broker-dealer offering the lowest available commission rate if, in the Subadvisor’s reasonable judgment, there is a material risk that the total cost or proceeds from the transaction might be less favorable than may be obtained elsewhere, or, if a higher commission is justified by the trading provided by the broker-dealer, or if other considerations dictate using a different broker-dealer. Negotiated commission rates generally will reflect overall execution requirements of the transaction without regard to whether the broker may provide other services in addition to execution.

The Subadvisor may pay higher or lower commissions to different brokers that provide different categories of services.

The reasonableness of brokerage commission is evaluated on an ongoing basis and at least semi-annually on a formal basis.

When more than one broker-dealer is believed to be capable of providing the best combination of price and execution with respect to a particular portfolio transaction, the Subadvisor will select a broker-dealer based on factors that include, as applicable, average commission rate charged by each broker, finance rates and related services, the brokers inventory of, and ability to obtain, “ hard to locate” securities, the services provided by the broker other than execution (i.e., research or other services used in the management of client accounts), whether the execution and other services provided by the broker were satisfactory (taking into account such factors as the speed of execution, the certainty of execution, and the ability to handle large orders or orders requiring special handling), reason for using that broker (i.e., research, execution only, etc.), unusual trends (such as higher than usual commission rates or a large volume of business directed to an unknown broker), and potential conflicts of interest. The amount of brokerage allotted to a particular broker-dealer is not made pursuant to any binding agreement or commitment with any selected broker-dealer.

Soft Dollar Considerations

While the Subadvisor generally does not enter into traditional “soft dollar” arrangements, the Subadvisor cannot be certain that it does not “pay-up” for the execution of trades; thus, the fund may be deemed to be paying for research services provided by the broker. Research and related products or services furnished by brokers will be limited to services that constitute research within the meaning of Section 28(e) of the Securities and Exchange Act of 1934, as amended. Accordingly, research and related products or services may include, but are not limited to, written information and analyses concerning specific

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securities, companies or sectors; market, financial and economic studies and forecasts, as well as discussions with research personnel; financial and industry publications; and statistical and pricing services utilized in the investment management process. The research and related products or services may include both proprietary research created or developed by the broker-dealer and research created or developed by a third party. Research services obtained by the use of commissions arising from the fund’s portfolio transactions may not only benefit the fund, but may be used by the Subadvisor in its other investment activities.

When the Subadvisor receives research or other products or services from brokers or dealers to whom it directs trades, it may receive a benefit because it does not have to produce or pay for such research, products, or services. The receipt of research and other “soft-dollar” benefits from broker-dealers may provide an incentive for the Subadvisor to select or recommend a broker-dealer based on its interest in receiving the research or other products or services, rather than on the fund’s interest in receiving the most favorable execution. Using a broker who provides the Subadvisor with research or other “soft-dollar” benefits may cause the fund to pay commissions higher than the commissions charged by broker-dealers who do not so provide.

Previously, the Subadvisor has acquired the following types of research and related products or services from brokers with whom it did business: written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts, as well as discussions with research personnel; financial and industry publications; statistical and pricing services, along with software, databases and other technical and telecommunication services utilized in the investment management process.

Trade Aggregation by the Subadvisor

Because investment decisions often affect more than one client, the subadvisor frequently will attempt to acquire or dispose of the same security for more than one client at the same time. The Subadvisor, to the extent permitted by applicable law, regulations and advisory contracts, may aggregate purchases and sales of securities on behalf of its various clients for which it has discretion, provided that in the Subadvisor’s opinion, all client accounts are treated equitably and fairly and that block trading will result in a more favorable overall execution. Trades will not be combined when a client has directed transactions to a particular broker-dealer or when the Subadvisor determines that combined orders would not be efficient or practical.

When appropriate, the Subadvisor will allocate such block orders at the average price obtained or according to a system that the Subadvisor considers to be fair to all clients over time. Generally speaking, the Subadvisor shall exercise best efforts to allocate such opportunity pro rata based upon the total notional capital of each client account devoted to such security, sector or strategy.

Affiliated Underwriting Transactions by the Subadvisor

The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in underwritings in which an affiliate of the Advisor or a Subadvisor participates. These procedures prohibit the fund from directly or indirectly benefiting an Advisor or Subadvisor affiliate in connection with such underwritings. In addition, for underwritings where an Advisor or Subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the fund could purchase.

ERISA AND OTHER CONSIDERATIONS

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an IRA) and 401(k) Plans (collectively, “ERISA Plans”) may purchase Shares. Because the fund is an investment company registered under the 1940 Act, the underlying assets of the fund will not be considered to be “plan assets” of an ERISA Plan investing in the fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Advisor will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the fund.

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ADDITIONAL INFORMATION CONCERNING TAXES

The following discussion of U.S. federal income tax matters is based on the advice of K&L Gates LLP, counsel to the fund. The fund intends to elect to be treated and to qualify each year as a RIC under the Code.

To qualify as a RIC for income tax purposes, the fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the fund must also satisfy certain requirements with respect to the diversification of its assets. The fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the market value (or fair value if market quotations are unavailable) of the fund’s assets can be invested in securities (other than United States government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the fund fails to meet the annual gross income test described above, the fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure, and (ii) the fund pays an excise tax equal to the excess non-qualifying income. If the fund fails to meet the asset diversification test described above with respect to any quarter, the fund will nevertheless be considered to have satisfied the requirements for such quarter if the fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure and pays an excise tax.

As a RIC, the fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders; provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt interest income and net capital gain. In order to avoid incurring a nondeductible 4% U.S. federal excise tax obligation, the Code requires that the fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on December 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the fund paid no U.S. federal income tax. Under current law, provided that the fund qualifies as a RIC for U.S. federal income tax purposes, the fund should not be liable for any income, corporate excise or franchise tax in the Secretary of the Commonwealth of Massachusetts.

If the fund does not qualify as a RIC or fails to satisfy the 90% distribution requirement for any taxable year, subject to the opportunity to cure such failures under applicable provisions of the Code as described above, the fund’s taxable income will be subject to corporate income taxes, and distributions from earnings and profits, including distributions of net capital gain (if any), will generally constitute ordinary dividend income for U.S. federal income tax purposes. To the extent so designated by the fund, such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other noncorporate shareholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

For U.S. federal income tax purposes, distributions paid out of the fund’s current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by the fund (whether paid in cash or reinvested in additional fund shares) to individual taxpayers that are attributable to the fund’s qualified dividend income and

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capital gain are taxed at rates applicable to net long-term capital gains (maximum rates of 20% 15%, or 0% for individuals depending on the amount of their taxable income for the year). This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividend income received by the fund itself. For this purpose, “qualified dividend income” means dividends received by the fund from United States corporations and “qualified foreign corporations,” provided that the fund satisfies certain holding period and other requirements in respect of the stock of such corporations. Only a small portion, if any of the distributions from the fund may consist of income eligible to be treated as qualified dividend income. An additional 3.8% Medicare tax will also apply in the case of some individuals.

Shareholders receiving any distribution from the fund in the form of additional shares pursuant to the dividend reinvestment plan will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

Distributions of net capital gain, if any, reported as capital gains dividends are taxable to a shareholder as long-term capital gains, regardless of how long the shareholder has held fund shares. A distribution of an amount in excess of the fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions of gains from the sale of investments that the fund owned for one year or less will be taxable as ordinary income.

The fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the fund on the gain and (iii) increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.

Selling shareholders generally will recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the sale proceeds. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions) (20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year). An additional 3.8% Medicare tax will also apply in the case of some individuals.

Any loss realized upon the sale or exchange of fund shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized on a sale or other disposition of fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of the fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Common Shares. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or any exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

For federal income tax purposes, the fund is permitted to carry forward a net capital loss incurred in any year to offset net capital gains, if any, in any subsequent year until such loss carry forwards have been fully used. Capital losses carried forward will retain their character as either short-term or long-term capital losses. The fund’s ability to utilize capital losses in a given year or in total may be limited. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the fund and would not be distributed as such to shareholders.

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Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8%. Undistributed net investment income of trusts and estates in excess of a specified amount will also be subject to this tax. Dividends and capital gains distributed by the fund, and gain realized on redemption of fund shares, will constitute investment income of the type subject to this tax.

Only a small portion, if any, of the distributions from the fund may qualify for the dividends-received deduction for corporations, subject to the limitations applicable under the Code. The qualifying portion is limited to properly designated distributions attributed to dividend income (if any) the fund receives from certain stock in U.S. domestic corporations and the deduction is subject to holding period requirements and debt-financing limitations under the Code.

If the fund should have dividend income that qualifies for the reduced tax rate applicable to qualified dividend income, the maximum amount allowable will be designated by the fund. This amount will be reflected on Form 1099-DIV for the current calendar year.

Dividends and distributions on the fund’s shares generally are subject to U.S. federal income tax as described herein to the extent they do not exceed the fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to shareholders of record of such month and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the fund may be “spilled back” and treated as paid by the fund (except for purposes of the non-deductible 4% U.S. federal excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

The fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

The fund (or its administrative agent) reports to the IRS and furnish to shareholders the cost basis information and holding period for the fund’s shares purchased on or after January 1, 2012, and repurchased by the fund on or after that date. The fund will permit shareholders to elect from among several permitted cost basis methods. In the absence of an election, the fund will use a default cost basis method. The cost basis method a shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the fund as an investment through such plans.

The fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the fund. Tax rules are not entirely clear about issues such as when the fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the fund if it acquires such obligations in order to reduce the risk of distributing insufficient income to preserve its status as a regulated investment company and to seek to avoid becoming subject to federal income or excise tax.

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The fund is required to accrue income on any debt securities that have more than a de minimis amount of original issue discount (or debt securities acquired at a market discount, if the fund elects to include market discount in income currently) prior to the receipt of the corresponding cash payments. The mark to market or constructive sale rules applicable to certain options, futures, forwards, short sales or other transactions also may require the fund to recognize income or gain without a concurrent receipt of cash. Additionally, some countries restrict repatriation, which may make it difficult or impossible for the fund to obtain cash corresponding to its earnings or assets in those countries. However, the fund must distribute to shareholders for each taxable year substantially all of its net income and net capital gains, including such income or gain, to qualify as a regulated investment company and avoid liability for any federal income or excise tax. Therefore, the fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or borrow cash, to satisfy these distribution requirements.

The fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the fund.

Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

The fund’s transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the fund (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to the fund and may defer fund losses. These rules could, therefore, affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out), and (b) may cause the fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement for qualifying to be taxed as a RIC and the distribution requirement for avoiding excise taxes. The fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the fund from being taxed as a RIC.

For the fund’s options and futures contracts that qualify as “section 1256 contracts,” Code Section 1256 generally will require any gain or loss arising from the lapse, closing out or exercise of such positions to be treated as 60% long-term and 40% short-term capital gain or loss. In addition, the fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each outstanding “section 1256 contract” position at the close of each taxable year (and on December 31 of each year for excise tax purposes). If a “section 1256 contract” held by the fund at the end of

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a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules. The fund’s options that do not qualify as “section 1256 contracts” under the Code generally will be treated as equity options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to the fund. If the fund enters into a closing transaction, the difference between the premium received for writing the option, and the amount paid to close out its position generally is short-term capital gain or loss. If a call option written by the fund that is not a “section 1256 contract” is cash settled, any resulting gain or loss will be short-term.

The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. If two or more positions constitute a straddle, recognition of a realized loss from one position generally must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.

The Code allows a taxpayer to elect to offset gain and loss from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are “section 1256 contracts.” The fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gain and loss from all positions in the account. At the end of a taxable year, the annual net gain or loss from the mixed straddle account are recognized for tax purposes. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the “section 1256 contract” positions, or all short-term capital gain or loss if attributable to the non-section 1256 contract positions.

Further, certain of the fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into short-term capital gain or ordinary income taxed at the higher rate applicable to ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. While it may not always be successful in doing so, the fund will seek to avoid or minimize any adverse tax consequences of its investment practices.

Dividends and interest received, and gains realized, by the fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by U.S. investors. Depending on the number of foreign shareholders in the fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The fund may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the fund will be subject to U.S. federal income tax on a portion of any “excess distribution” received on the stock of a PFIC or of any gain from disposition of that stock (collectively “PFIC income”), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.

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If the fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain—which it may have to distribute to satisfy the distribution requirement and avoid imposition of the excise tax—even if the QEF does not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain of its requirements.

The fund may elect to “mark-to-market” its stock in any PFIC. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the fund also would be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains (reduced by any prior deductions) with respect to that stock included by the fund for prior taxable years under the election. The fund’s adjusted basis in each PFIC’s stock with respect to which it has made this election will be adjusted to reflect the amounts of income included and deductions taken thereunder. The reduced rates for “qualified dividend income” are not applicable to (i) dividends paid by a foreign corporation that is a PFIC, (ii) income inclusions from a QEF election with respect to a PFIC, and (iii) ordinary income from a “mark-to-market” election with respect to a PFIC.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the fund actually collects such income or receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuations in exchange rate between the acquisition and disposition dates, also are treated as ordinary income or loss.

If a shareholder realizes a loss on disposition of the fund’s shares of $2 million or more in any single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for an individual shareholder, corporation or Trust or $10 million or more in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Amounts paid by the fund to individuals and certain other shareholders who have not provided the fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the fund has received certain information from the IRS or a broker may be subject to “backup” withholding of U.S. federal income tax arising from the fund’s taxable dividends and other distributions as well as the gross proceeds of sales of shares, at a rate of 24%. An individual’s TIN generally is his or her social security number. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any; provided that the required information is furnished to the IRS.

Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph.

Dividend distributions are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership (“foreign shareholder”). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of capital gain dividends paid by the fund to a foreign shareholder, and any gain realized upon the sale of fund shares by such a shareholder, will ordinarily not be subject to

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U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. Such distributions and sale proceeds may be subject, however, to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on a net basis on the income derived from the fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, also may be subject to a branch profits tax. Properly-designated dividends are generally exempt from U.S. federal withholding tax where they are (i) “interest-related dividends” paid in respect of the fund’s “qualified net interest income” (generally, the fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “short-term capital gain dividends” paid in respect of the fund’s “qualified short-term gains” (generally, the excess of the fund’s net short-term capital gain over the fund’s long-term capital loss for such taxable year). Depending on its circumstances, the fund may designate all, some or none of its potentially eligible dividends as such interest-related dividends or as short-term capital gain dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The fund’s capital gain distributions are also exempt from such withholding. Foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

The Foreign Account Tax Compliance Act (FATCA), imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (even if the interest is otherwise exempt from the withholding rules described above), dividends and other fixed or determinable annual or periodical income (“Withholdable Payments”), if paid to a foreign financial institution, unless such institution registers with the IRS and enters into an agreement with the IRS or a governmental authority in its own jurisdiction to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. These withholding and reporting requirements generally apply to income payments made after June 30, 2014. A withholding tax that would apply to the gross proceeds from the disposition of certain investment property and that was scheduled to go into effect in 2019 would be eliminated by proposed regulations (having an immediate effect while pending). Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the fund.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Shareholders of investing in Common Shares, reflects U.S. federal tax law as of the date of this SAI, and does not address special tax rules applicable to certain types of investors, such as corporate and foreign investors. Unless otherwise noted, this discussion assumes that an investor is a United States person and holds Common Shares as a capital asset. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable to their particular circumstances, as well as any proposed tax law changes.

OTHER INFORMATION

The fund is an organization of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with fund property or the acts, obligations or affairs of the fund. The Declaration of Trust also provides for indemnification out of fund property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by sole reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the fund itself is unable to meet its obligations. The fund has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the fund is remote.

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The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to the fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Voting rights are not cumulative with respect to the election of Trustees, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.

The foregoing description of the Declaration of Trust and By-Laws are qualified in their entirety by the full text of the Declaration of Trust and By-Laws, each effective as of January 4, 2023, which is available by writing to the Secretary of the fund at 200 Berkeley Street, Boston, Massachusetts 02116, and are available on the SEC’s website. The Declaration of Trust also is available on the Commonwealth of Massachusetts’ website.

CUSTODIAN

State Street Bank and Trust Company (“State Street”) located at One Congress Street, Suite 1, Boston, Massachusetts 02114, currently acts as custodian with respect to the fund’s assets. State Street has selected various banks and trust companies in foreign countries to maintain custody of certain foreign securities. State Street is authorized to use the facilities of the Depository Trust Company, the Participants Trust Company and the book-entry system of the Federal Reserve Banks.

TRANSFER AGENT

SS&C GIDS, Inc. (“SS&C”) located at 80 Lamberton Road, Windsor, Connecticut 06095, currently acts as transfer agent and dividend paying agent with respect to the fund’s assets.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP is the independent registered public accounting firm for the fund and audits the fund’s financial statements.

FINANCIAL STATEMENTS

The financial statements of the fund for the fiscal period ended December 31, 2023 and for the semi-annual reporting period ended June 30, 2024, including the related financial highlights that appear in the Prospectus, are incorporated herein by reference from the fund’s most recent Annual Report to Shareholders and Semi-Annual Report to Shareholders of the fund dated December 31, 2023 and June 30, 2024, respectively.

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Manulife Private Credit Plus Fund

Statement of Additional Information

September 18, 2024

Investment Advisor

John Hancock Investment Management LLC

200 Berkeley Street

Boston, Massachusetts 02116

1-800-225-6020

Subadvisor

Manulife Investment Management (US) LLC

197 Clarendon Street

Boston, Massachusetts 02116

Custodian

State Street Bank and Trust Company

One Congress Street, Suite 1

Boston, Massachusetts 02114

Transfer Agent

SS&C GIDS, Inc.

80 Lamberton Road

Windsor, Connecticut 06095

Independent Registered Public Accounting Firm

Ernst & Young LLP

200 Clarendon Street

Boston, Massachusetts 02116

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APPENDIX A

DESCRIPTION OF BOND RATINGS

DESCRIPTIONS OF CREDIT RATING SYMBOLS AND DEFINITIONS

The ratings of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, Fitch Ratings (“Fitch”), Kroll Bond Rating Agency (“KBRA”) and DBRS Morningstar represent their respective opinions as of the date they are expressed and not statements of fact as to the quality of various long-term and short-term debt instruments they undertake to rate. It should be emphasized that ratings are general and are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.

Ratings do not constitute recommendations to buy, sell, or hold any security, nor do they comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of any payments of any security.

IN GENERAL

Moody’s. Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Moody’s, is derived directly from Moody’s electronic publication of “Ratings Symbols and Definitions” which is available at: https://www.moodys.com/researchdocumentcontentpage.aspx?docid=PBC_79004.

S&P Global Ratings. An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by S&P Global Ratings, is derived directly from S&P Global Ratings’ electronic publication of “S&P’s Global Ratings Definitions,” which is available at: https://www.standardandpoors.com/en_US/web/guest/article/-/view/sourceId/504352.

Fitch. Fitch’s opinions are forward looking and include Fitch’s views of future performance. In many cases, these views on future performance may include forecasts, which may in turn (i) be informed by non-disclosable management projections, (ii) be based on a trend (sector or wider economic cycle) at a certain stage in the cycle, or (iii) be based on historical performance. As a result, while ratings may include cyclical considerations and attempt to assess the likelihood of repayment at “ultimate/final maturity,” material changes in economic conditions and expectations (for a particular issuer) may result in a rating change.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred. For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Fitch, is derived directly from Fitch’s electronic publication of “Definitions of Ratings and Other Forms of Opinion” which is available at: https://www.fitchratings.com/research/structured-finance/rating-definitions-21-03-2022.

GENERAL PURPOSE RATINGS

LONG-TERM ISSUE RATINGS

MOODY’S GLOBAL LONG-TERM RATING SCALE

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Addition of a Modifier 1, 2 or 3: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment.

Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

S&P GLOBAL RATINGS LONG-TERM ISSUE CREDIT RATINGS

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC and C: Obligations rated ‘BB’, ‘B’, ‘CCC’ ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Note: Addition of a Plus (+) or minus (-) sign: The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Dual Ratings – Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U. S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

FITCH CORPORATE FINANCE OBLIGATIONS – LONG-TERM RATING SCALES

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bond ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. “CCC” ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. “CC” ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. “C” indicates exceptionally high levels of credit risk.

Corporate finance defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings but are instead rated in the ‘CCC’ to ‘C’ rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: Addition of a Plus (+) or minus (-) sign: Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended. For Viability Ratings, the modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’.

CORPORATE AND TAX-EXEMPT COMMERCIAL PAPER RATINGS

SHORT-TERM ISSUE RATINGS

MOODY’S GLOBAL SHORT-TERM RATING SCALE

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

The following indicates the long-term ratings consistent with different short-term ratings when such long-term ratings exist. (Note: Structured finance short-term ratings are usually based either on the short-term rating of a support provider or on an assessment of cash flows available to retire the financial obligation).

S&P’S SHORT-TERM ISSUE CREDIT RATINGS

S&P Global Ratings’ short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium term notes are assigned long-term ratings. Ratings are graded into several categories, ranging from ‘A’ for the highest-quality obligations to ‘D’ for the lowest. These categories are as follows:

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Dual Ratings - Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

FITCH’S SHORT-TERM ISSUER OR OBLIGATION RATINGS

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added (“+”) to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

TAX-EXEMPT NOTE RATINGS

MOODY’S U.S. MUNICIPAL SHORT-TERM DEBT RATINGS

While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial A-8 paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scale discussed below).

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Variable Municipal Investment Grade (VMIG) ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

*

For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade. VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.

For more complete discussion of these rating transitions, please see Annex B of Moody’s Methodology titled Variable Rate Instruments Supported by Conditional Liquidity Facilities.

S&P’S GLOBAL RATINGS’ MUNICIPAL SHORT-TERM NOTE RATINGS

MUNICIPAL SHORT-TERM NOTE RATINGS

An S&P Global Ratings municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

•	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

FITCH PUBLIC FINANCE RATINGS

See FITCH SHORT-TERM ISSUER OR OBLIGATIONS RATINGS above.

KROLL - LONG-TERM CREDI RATINGS

Kroll Bond Rating Agency (“KBRA”) assigns credit ratings to issuers and their obligations using the same rating scale. In either case, KBRA’s ratings are intended to reflect both the probability of default and severity of loss in the event of default, with greater emphasis on probability of default at higher rating categories. For obligations, the determination of expected loss severity is, among other things, a function of the seniority of the claim. Generally speaking, issuer-level ratings assume a loss severity consistent with a senior unsecured claim. KBRA appends an (sf) indicator to ratings assigned to structured obligations. These definitions should be used in conjunction with KBRA’s rating methodologies.

AAA	Determined to have almost no risk of loss due to credit-related events. Assigned only to the very highest quality obligors and obligations able to survive extremely challenging economic events.

AA	Determined to have minimal risk of loss due to credit-related events. Such obligors and obligations are deemed very high quality.

A	Determined to be of high quality with a small risk of loss due to credit-related events. Issuers and obligations in this category are expected to weather difficult times with low credit losses.

BBB	Determined to be of medium quality with some risk of loss due to credit-related events. Such issuers and obligations may experience credit losses during stressed environments.

BB	Determined to be of low quality with moderate risk of loss due to credit-related events. Such issuers and obligations have fundamental weaknesses that create moderate credit risk.

B	Determined to be of very low quality with high risk of loss due to credit-related events. These issuers and obligations contain many fundamental shortcomings that create significant credit risk.

CCC	Determined to be at substantial risk of loss due to credit-related events, near default, or in default with high recovery expectations.

CC	Determined to be near default or in default with average recovery expectations.

C	Determined to be near default or in default with low recovery expectations.

D

KBRA defines default as occurring if:

1.  There is a missed interest payment, principal payment, or preferred dividend payment, as applicable, on a rated obligation which is unlikely to be recovered.

2.  The rated entity files for protection from creditors, is placed into receivership, or is closed by regulators such that a missed payment is likely to result.

3.  The rated entity seeks and completes a distressed exchange, where existing rated obligations are replaced by new obligations with a diminished economic value.

KBRA may append - or + modifiers to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

DBRS MORNINGSTAR

DBRS Morningstar has several rating scales related to credit ratings which are described on DBRS Morningstar’s website: dbrsmorningstar.com/understanding-ratings

57

APPENDIX B

PROXY VOTING POLICIES

ALTERNATIVE FUNDS

PROXY VOTING POLICIES AND PROCEDURES

August 27, 2024

Overview

The Funds are required to disclose their proxy voting policies and procedures in their registration statements and, pursuant to Rule 30b1-4 under the 1940 Act, file annually with the Securities and Exchange Commission and make available to shareholders its actual proxy voting record.

Investment Company Act

An investment company is required to disclose in its SAI, or private placement memorandum, as applicable,either (a) a summary of the policies and procedures that it uses to determine how to vote proxies relating to portfolio securities or (b) a copy of its proxy voting policies.

The Funds are also required by Rule 30b1-4 of the Investment Company Act of 1940 to file Form N-PX annually with the SEC, which contains a record of how the Funds voted proxies relating to portfolio securities. For each matter relating to a portfolio security considered at any shareholder meeting, Form N-PX is required to include, among other information, the name of the issuer of the security, a brief identification of the matter voted on, whether and how the Funds cast their votes, and whether such votes were for or against management. In addition, the Funds are required to disclose in their SAIs, or private placement memoranda, as applicable, and their annual and semi-annual reports to shareholders that such voting record may be obtained by shareholders, either by calling a toll-free number through the Funds’ website, or on the Securities and Exchange Commission’s website at www.sec.gov.

Advisers Act

Under Advisers Act Rule 206(4)-6, investment advisers are required to adopt proxy voting policies and procedures, and investment companies typically rely on the policies of their advisers or sub-advisers.

Policy

The majority of the Independent Boards of Trustees (the “Boards”) of the Funds, have adopted these proxy voting policies and procedures (the “Fund Proxy Policy”).

It is the Advisers’ policy to comply with Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act as described above. In general, the Advisers defer proxy voting decisions to the applicable Sub-adviser(s). It is the policy of the Funds to delegate the responsibility for voting proxies to its Adviser or, if the applicable Fund’s Adviser has delegated portfolio management responsibilities to the Sub-adviser, to the Sub-adviser, subject to the Board’s continued oversight. The Sub-advisers shall vote all proxies relating to securities held by the applicable Fund and, in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by the Sub-advisers in conformance with Rule 206(4)-6 under the Advisers Act.

If an instance occurs where a conflict of interest arises between the shareholders and the applicable Sub-adviser, however, the Advisers retain the right to influence and/or direct the conflicting proxy voting decisions in the best interest of shareholders.

Delegation of Proxy Voting Responsibilities

It is the policy of the Funds to delegate the responsibility for voting proxies relating to portfolio securities held by the applicable Fund to its Adviser or, if its Adviser has delegated portfolio management responsibilities to the applicable Sub-adviser, to the Sub-adviser, subject to the applicable Board’s continued oversight. The relevant Sub-adviser shall vote all proxies relating to securities held by the applicable Fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by the relevant Sub-adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Except as noted below under Material Conflicts of Interest, the Fund Proxy Policy shall incorporate that adopted by the Sub-advisers with respect to voting proxies held by its clients (the “Sub-adviser Proxy Policy”). The Sub-adviser Proxy Policy, as it may be amended from time to time, is hereby incorporated by reference into the Fund Proxy Policy. The Sub-advisers are directed to comply with these policies and procedures in voting proxies relating to portfolio securities held by the Funds, subject to oversight by the Advisers and by the Boards. The Advisers retain the responsibility, and are directed, to oversee the applicable Sub-adviser’s compliance with these policies and procedures, and to adopt and implement such additional policies and procedures as it deems necessary or appropriate to discharge its oversight responsibility. Additionally, the Fund’s Chief Compliance Officer (“CCO”) shall conduct such monitoring and supervisory activities as the CCO or the Boards deem necessary or appropriate in order to appropriately discharge the CCO’s role in overseeing the Sub-advisers’ compliance with these policies and procedures.

The delegation by the Boards of the authority to vote proxies relating to portfolio securities of the Funds is entirely voluntary and may be revoked by the Boards, in whole or in part, at any time.

Voting Proxies of Underlying Funds of a Fund of Funds

A.	Where the Fund of Funds is not the Sole Shareholder of the Underlying Fund

With respect to voting proxies relating to the shares of an underlying fund (an “Underlying Fund”) held by a Fund operating as a fund of funds (a “Fund of Funds”) in reliance on Section 12(d)(1)(G) of the 1940 Act where the Underlying Fund has shareholders other than the Fund of Funds which are not other Fund of Funds, the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of all other holders of such Underlying Fund shares.

B.	Where the Fund of Funds is the Sole Shareholder of the Underlying Fund

In the event that one or more Funds of Funds are the sole shareholders of an Underlying Fund, the Adviser(s) to the Fund of Funds will vote proxies relating to the shares of the Underlying Fund as set forth below unless the applicable Board elects to have the Fund of Funds seek voting instructions from the shareholders of the Funds of Funds in which case the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders.

1.	Where Both the Underlying Fund and the Fund of Funds are Voting on Substantially Identical Proposals

In the event that the Underlying Fund and the Fund of Funds are voting on substantially identical proposals (the “Substantially Identical Proposal”), then the Adviser(s) or the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of the shareholders of the Fund of Funds on the Substantially Identical Proposal.

2.	Where the Underlying Fund is Voting on a Proposal that is Not Being Voted on by the Fund of Funds

(a)	Where there is No Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser(s) Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is no material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser(s) relating to the Proposal, then the Adviser(s) will vote proxies relating to the shares of the Underlying Fund pursuant to its Proxy Voting Procedures.

(b)	Where there is a Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser(s) Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is a material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser(s) relating to the Proposal, then the Fund of Funds will seek voting instructions from the shareholders of the Fund of Funds on the proposal and will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders. A material conflict is generally defined as a proposal involving a matter in which the Adviser(s) or one of its affiliates has a material economic interest.

Material Conflicts of Interest

If (1) the Sub-advisers become aware that a vote presents a material conflict between the interests of (a) shareholders of the applicable Fund; and (b) the applicable Fund’s Adviser, Sub-adviser, principal underwriter, or any of their affiliated persons, and (2) the applicable Sub-adviser does not propose to vote on the particular issue in the manner prescribed by its Sub-adviser Proxy Policy or the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy are otherwise triggered, then the relevant Sub-adviser will follow the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy when voting such proxies.

If the Sub-adviser Proxy Policy provides that in the case of a material conflict of interest between shareholders of the Funds and another party, the applicable Sub-adviser will ask the relevant Board to provide voting instructions, the said Sub-adviser shall vote the proxies, in its discretion, as recommended by an independent third party, in the manner prescribed by its applicable Sub-adviser Proxy Policy or abstain from voting the proxies.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy in the name of the Funds must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Disclosure of Proxy Voting Policies and Procedures in the Funds’ Statement of Additional Information (“SAI”) or Private Placement Memoranda, as applicable

The Funds shall include in their SAIs, or private placement memoranda, as applicable, a summary of the Fund Proxy Policy and of the applicable Sub-adviser Proxy Policy included therein. (In lieu of including a summary of these policies and procedures, the Funds may include each full Fund Proxy Policy and Sub-adviser Proxy Policy in their SAIs, or private placement memoranda, as applicable.)

Disclosure of Proxy Voting Policies and Procedures in Annual and Semi-Annual Shareholder Reports

The Funds shall disclose in annual and semi-annual shareholder reports that a description of the Fund Proxy Policy, including the Sub-adviser Proxy Policy, and the applicable Fund’s proxy voting record for the most recent 12 months are available on the Securities and Exchange Commission’s (“SEC”) website, and without charge, upon request, by calling a specified toll-free telephone number. The Funds will send these documents within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery. The Fund Administration Department is responsible for preparing appropriate disclosure regarding proxy voting for inclusion in shareholder reports and distributing reports. The Legal Department supporting the Funds is responsible for reviewing such disclosure once it is prepared by the Fund Administration Department.

Filing of Proxy Voting Record on Form N-PX

The Funds will annually file their complete proxy voting record with the SEC on Form N-PX. The Form N-PX shall be filed for the most recent twelve months of that year. The Fund Administration department, supported by the Legal Department supporting the Funds, is responsible for the annual filing.

Regulatory Requirement

Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act

Reporting

Disclosures in SAI or Private Placement Memorandum, as applicable: The Funds shall disclose in annual and semi-annual shareholder reports that a description of the Fund Proxy Policy, including the Sub-adviser Proxy Policy, and the Fund’s proxy voting record for the most recent 12 months.

Form N-PX: The proxy voting service will file Form N-PX for each twelve-month period.

Procedure

Review of Sub-advisers’ Proxy Voting

The Funds have delegated proxy voting authority with respect to the applicable Fund portfolio securities in accordance with the Fund Proxy Policy, as set forth above.

Consistent with this delegation, the relevant Sub-adviser is responsible for the following:

1.

Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the Sub-adviser votes portfolio securities in the best interest of shareholders of the Funds.

2.

Providing the applicable Adviser with a copy and description of the Sub-adviser Proxy Policy prior to being approved by the relevant Board as the Sub-adviser, accompanied by a certification that represents that the Sub-adviser Proxy Policy has been adopted in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, providing the Adviser with notice of any amendment or revision to that Sub-adviser Proxy Policy or with a description thereof. The applicable Adviser is required to report all material changes to a Sub-adviser Proxy Policy quarterly to the relevant Board. The CCO’s annual written compliance report to said Board will contain a summary of the material changes to the applicable Sub-adviser Proxy Policy during the period covered by the report.

3.

Providing the relevant Adviser with a quarterly certification indicating that the applicable Sub-adviser did vote proxies of the relevant Fund and that the proxy votes were executed in a manner consistent with the Sub-adviser Proxy Policy. If the said Sub-adviser voted any proxies in a manner inconsistent with the Sub-adviser Proxy Policy, it will provide the relevant Adviser with a report detailing the exceptions.

Adviser Responsibilities

The Funds have retained a proxy voting service to coordinate, collect, and maintain all proxy-related information, and to prepare and file the Funds’ reports on Form N-PX with the SEC.

The Advisers, in accordance with their general oversight responsibilities, will periodically review the voting records maintained by the proxy voting service in accordance with the following procedures:

1.	Receive a file with the proxy voting information directly from the applicable Sub-adviser on a quarterly basis.

2.	Select a sample of proxy votes from the files submitted by said Sub-adviser and compare them against the proxy voting service files for accuracy of the votes.

3.	Deliver instructions to shareholders on how to access proxy voting information via the applicable Fund’s semi-annual and annual shareholder reports.

The Fund Administration Department, in conjunction with the Legal Department supporting the Funds, is responsible for the foregoing procedures.

Proxy Voting Service Responsibilities

Proxy voting services retained by the Funds are required to undertake the following procedures:

•	Aggregation of Votes:

The proxy voting service’s proxy disclosure system will collect Fund-specific and/or account-level voting records, including votes cast by multiple sub-advisers or third-party voting services.

•	Reporting:

The proxy voting service’s proxy disclosure system will provide the following reporting features:

1.	multiple report export options;

2.	report customization by fund-account, portfolio manager, security, etc.; and

3.	account details available for vote auditing.

•	Form N-PX Preparation and Filing:

The Advisers will be responsible for oversight and completion of the filing of the Funds’ reports on Form N-PX with the SEC. The proxy voting service will prepare the EDGAR version of Form N-PX and will submit it to the Advisers for review and approval prior to filing with the SEC. The proxy voting service will file Form N-PX for each twelve-month period The Fund Administration Department, in conjunction with the Legal Department supporting the Funds, is responsible for the foregoing procedures.

The Fund Administration Department in conjunction with the CCO oversees compliance with this policy.

The Fund Administration Department maintains operating procedures affecting the administration and disclosure of the Funds’ proxy voting records.

The Fund’s Chief Legal Counsel is responsible for including in the Funds’ SAIs, or private placement memoranda, as applicable, information regarding the proxy voting policies as required by applicable rules and form requirements.

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures

07B Registration Statements and Prospectuses

Document Retention Requirements

The Fund Administration Department and The CCO’s Office is responsible for maintaining all documentation created in connection with this policy. Documents will be maintained for the period set forth in the Records Retention Schedule. See Compliance Policy: Books and Records.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

PROXY VOTING POLICIES AND PROCEDURES

August 20, 2024

Overview

The SEC adopted Rule 206(4)-6 under the Advisers Act, which requires investment advisers with voting authority to adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes client securities in the best interest of clients. The procedures must include how the investment adviser addresses material conflicts that may arise between the interests of the investment adviser and those of its clients. The Advisers are registered investment advisers under the Advisers Act and serve as the investment advisers to the Funds. The Advisers generally retain one or more sub-advisers to manage the assets of the Funds, including voting proxies with respect to a Fund’s portfolio securities. From time to time, however, the Advisers may elect to manage directly the assets of a Fund, including voting proxies with respect to such Fund’s portfolio securities, or a Fund’s Board may otherwise delegate to the Advisers authority to vote such proxies. Rule 206(4)-6 under the Advisers Act requires that a registered investment adviser adopt and implement written policies and procedures reasonably designed to ensure that it votes proxies with respect to a client’s securities in the best interest of the client.

Firms are required by Advisers Act Rule 204-2(c)(2) to maintain records of their voting policies and procedures, a copy of each proxy statement that the investment adviser receives regarding client securities, a record of each vote cast by the investment adviser on behalf of a client, a copy of any document created by the investment adviser that was material to making a decision how to vote proxies on behalf of a client, and a copy of each written client request for information on how the adviser voted proxies on behalf of the client, as well as a copy of any written response by the investment adviser to any written or oral client request for information on how the adviser voted that client’s proxies.

Investment companies must disclose information about the policies and procedures used to vote proxies on the investment company’s portfolio securities and must file the fund’s entire proxy voting record with the SEC annually on Form N-PX.

Advisers that are subject to the reporting requirements of Section 13(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) are required by Exchange Act Rule 14Ad-1 to file Form N-PX annually to report how they voted proxies regarding certain executive compensation matters (known as “say-on-pay” matters). However, an Adviser that has a disclosed policy of not voting proxies, and that did not in fact vote during the reporting period, must only complete a notice report filing on Form N-PX marking the appropriate box on the cover page to confirm these facts.

Pursuant thereto, the Advisers have adopted and implemented these proxy voting policies and procedures (the “Proxy Procedures”).

Policy

It is the Advisers’ policy to comply with Rule 206(4)-6 and Rule 204-2(c)(2) under the Advisers Act and Rule 14Ad-1 under the Exchange Act as described above. In general, the Advisers delegate proxy voting decisions to the sub-advisers managing the funds. If an instance occurs where a conflict of interest arises between the shareholders and a particular sub-adviser, however, the Adviser retains the right to influence and/or direct the conflicting proxy voting decisions.

Filing of Proxy Voting Record on Form N-PX

The Advisers will annually file their proxy voting notice report with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year. The Investment Standards & Monitoring (ISM) CoE Team, supported by the Legal Department supporting the Advisers, is responsible for the annual filing.

Regulatory Requirement

Rule 206(4)-6 under the Advisers Act and Rule 14Ad-1 under the Exchange Act

Reporting

Form N-PX: The ISM CoE Team will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

Procedure

Fiduciary Duty

The Advisers have a fiduciary duty to vote proxies on behalf of a Fund in the best interest of the Fund and its shareholders.

Voting of Proxies - Advisers

The Advisers will vote proxies with respect to a Fund’s portfolio securities when authorized to do so by the Fund and subject to the Fund’s proxy voting policies and procedures and any further direction or delegation of authority by the Fund’s Board. The decision on how to vote a proxy will be made by the person(s) to whom the Advisers have from time to time delegated such responsibility (the “Designated Person”). The Designated Person may include the Fund’s portfolio manager(s) or a Proxy Voting Committee, as described below.

When voting proxies with respect to a Fund’s portfolio securities, the following standards will apply:

•	The Designated Person will vote based on what it believes is in the best interest of the Fund and its shareholders and in accordance with the Fund’s investment guidelines.

•

Each voting decision will be made independently. To assist with the analysis of voting issues and/or to carry out the actual voting process the Designated Person may enlist the services of (1) reputable professionals (who may include persons employed by or otherwise associated with the Advisers or any of its affiliated persons) or (2) independent proxy evaluation services such as Institutional Shareholder Services. However, the ultimate decision as to how to vote a proxy will remain the responsibility of the Designated Person.

•

The Advisers believe that a good management team of a company will generally act in the best interests of the company. Therefore, the Designated Person will take into consideration as a key factor in voting proxies with respect to securities of a company that are held by the Fund the quality of the company’s management. In general, the Designated Person will vote as recommended by company management except in situations where the Designated Person believes such recommended vote is not in the best interests of the Fund and its shareholders.

•	As a general principle, voting with respect to the same portfolio securities held by more than one Fund should be consistent among those Funds having substantially the same investment mandates.

•

The Advisers will provide the Fund, from time to time in accordance with the Fund’s proxy voting policies and procedures and any applicable laws and regulations, a record of the Advisers’ voting of proxies with respect to the Fund’s portfolio securities.

Material Conflicts of Interest

In carrying out its proxy voting responsibilities, the Advisers will monitor and resolve potential material conflicts (“Material Conflicts”) between the interests of (a) a Fund and (b) the Advisers or any of its affiliated persons. Affiliates of the Advisers include Manulife Financial Corporation and its subsidiaries. Material Conflicts may arise, for example, if a proxy vote relates to matters involving any of these companies or other issuers in which the Advisers or any of their affiliates has a substantial equity or other interest.

If the Advisers or a Designated Person become aware that a proxy voting issue may present a potential Material Conflict, the issue will be referred to the Advisers’ Legal Department and/or the Office of the CCO. If the Legal Department and/or the Office of the CCO, as applicable determines that a potential Material Conflict does exist, a Proxy Voting Committee will be appointed to consider and resolve the issue. The Proxy Voting Committee may make any determination that it considers reasonable and may, if it chooses, request the advice of an independent, third-party proxy service on how to vote the proxy.

Voting Proxies of Underlying Funds of a Fund of Funds

The Advisers or the Designated Person will vote proxies with respect to the shares of a Fund that are held by another Fund that operates as a Fund of Funds”) in the manner provided in the proxy voting policies and procedures of the Fund of Funds (including such policies and procedures relating to material conflicts of interest) or as otherwise directed by the board of trustees or directors of the Fund of Funds.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Voting of Proxies - SubAdvisers

In the case of proxies voted by a sub-adviser to a Fund pursuant to the Fund’s proxy voting procedures, the Advisers will request the sub-adviser to certify to the Advisers that the sub-adviser has voted the Fund’s proxies as required by the Fund’s proxy voting policies and procedures and that such proxy votes were executed in a manner consistent with these Proxy Procedures and to provide the Advisers with a report detailing any instances where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures. The CCO of the Advisers will then report to the Board on a quarterly basis regarding the sub-adviser certification and report to the Board any instance where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.

The Fund Administration Department maintains procedures affecting all administration functions for the mutual funds. These procedures detail the disclosure and administration of the Trust’s proxy voting records.

The Trust’s Chief Legal Counsel is responsible for including, in the SAI of each Trust, information about the proxy voting of the Advisers and each sub-adviser.

Reporting to Fund Boards

The CCO of the Advisers will provide the Board with a copy of these Proxy Procedures, accompanied by a certification that represents that the Proxy Procedures have been adopted by the Advisers in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, the Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

Form N-PX Preparation and Filing:

The Advisers will be responsible for oversight and completion of the filing of the Advisers’ notice reports on Form N-PX with the SEC. The ISM CoE Team will prepare the EDGAR version of Form N-PX and will submit it to the applicable Adviser for review and approval prior to filing with the SEC. The ISM CoE Team will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures

N/A

Document Retention Requirements

The Advisers will retain (or arrange for the retention by a third party of) such records relating to proxy voting pursuant to these Proxy Procedures as may be required from time to time by applicable law and regulations, including the following:

1.	These Proxy Procedures and all amendments hereto;

2.	All proxy statements received regarding Fund portfolio securities;

3.	Records of all votes cast on behalf of a Fund;

4.	Records of all Fund requests for proxy voting information;

5.	Any documents prepared by the Designated Person or a Proxy Voting Committee that were material to or memorialized the basis for a voting decision;

6.	All records relating to communications with the Funds regarding Conflicts; and

7.	All minutes of meetings of Proxy Voting Committees.

The Office of the CCO, and/or the Legal Department are responsible for maintaining the documents set forth above as needed and deemed appropriate. Such documents will be maintained in the Office of the CCO, and/or the Legal Department for the period set forth in the Records Retention Schedule.

MANULIFE INVESTMENT MANAGEMENT (US) LLC

PROXY VOTING POLICIES AND PROCEDURES

April 2021

Manulife Investment Management global proxy voting policy and procedures

Global Proxy Voting Policy and Procedures

Applicable Business Unit: Manulife Investment Management Public Markets

Applicable Legal Entity(ies): Refer to Appendix A

Committee Approval: Manulife IM Public Markets Operating Committee

Business Owner: Manulife IM Public Markets

Policy Sponsor: Chief Compliance Officer, Manulife IM Public Markets

Policy Last Updated/Reviewed: April 2021

Policy Next Review Date: April 2024

Policy Original Issue Date: February 2011

Review Cycle: Three (3) years

Company policy documents are for internal use only and may not be shared outside the Company, in whole or part, without prior approval from the Global Chief Compliance Officer (or local Chief Compliance Officer if policy is only entity-applicable) who will consult, as appropriate with, the Policy Sponsor and legal counsel when deciding whether to approve and the conditions attached to any approval.

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Manulife Investment Management global proxy voting policy and procedures

Executive summary

Each investment team at Manulife Investment Management (Manulife IM)1 is responsible for investing in line with its investment philosophy and clients’ objectives. Manulife IM’s approach to proxy voting aligns with its organizational structure and encourages best practices in governance and management of environmental and social risks and opportunities. Manulife IM has adopted and implemented proxy voting policies and procedures to ensure that proxies are voted in the best interests of its clients for whom it has proxy voting authority.

This global proxy voting policy and procedures (policy) applies to each of the Manulife IM advisory affiliates listed in Appendix A. In seeking to adhere to local regulatory requirements of the jurisdiction in which an advisory affiliate operates, additional procedures specific to that affiliate may be implemented to ensure compliance, where applicable. The policy is not intended to cover every possible situation that may arise in the course of business, but rather to act as a decision-making guide. It is therefore subject to change and interpretation from time to time as facts and circumstances dictate.

Statement of policy

•

The right to vote is a basic component of share ownership and is an important control mechanism to ensure that a company is managed in the best interests of its shareholders. Where clients delegate proxy voting authority to Manulife IM, Manulife IM has a fiduciary duty to exercise voting rights responsibly.

•

Where Manulife IM is granted and accepts responsibility for voting proxies for client accounts, it will seek to ensure proxies are received and voted in the best interests of the client with a view to maximize the economic value of their equity securities unless it determines that it is in the best interests of the client to refrain from voting a given proxy.

•

If there is any potential material proxy-related conflict of interest between Manulife IM and its clients, identification and resolution processes are in place to provide for determination in the best interests of the client.

•	Manulife IM will disclose information about its proxy voting policies and procedures to its clients.

•	Manulife IM will maintain certain records relating to proxy voting.

[1]

Manulife Investment Management is the unified global brand for Manulife’s global wealth and asset management business, which serves individual investors and institutional clients in three businesses: retirement, retail, and institutional asset management (Public markets and private markets).

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Manulife Investment Management global proxy voting policy and procedures

Philosophy on sustainable investing

Manulife IM’s commitment to sustainable investment2 is focused on protecting and enhancing the value of our clients’ investments and, as active owners in the companies in which we invest, we believe that voting at shareholder meetings can contribute to the long-term sustainability of our investee companies. Manulife IM will seek to exercise the rights and responsibilities associated with equity ownership, on behalf of its clients, with a focus on maximizing long-term shareholder returns, as well as enhancing and improving the operating strength of the companies to create sustainable value for shareholders.

Manulife IM invests in a wide range of securities across the globe, ranging from large multinationals to smaller early-stage companies, and from well-developed markets to emerging and frontier markets. Expectations of those companies vary by market to reflect local standards, regulations, and laws. Manulife IM believes, however, that successful companies across regions are generally better positioned over the long term if they have:

•	Robust oversight, including a strong and effective board with independent and objective leaders working on behalf of shareholders;

•

Mechanisms to mitigate risk such as effective internal controls, board expertise covering a firm’s unique risk profile, and routine use of key performance indicators to measure and assess long-term risks;

•	A management team aligned with shareholders through remuneration structures that incentivize long- term performance through the judicious and sustainable stewardship of company resources;

•	Transparent and thorough reporting of the components of the business that are most significant to shareholders and stakeholders with focus on the firm’s long-term success; and

•	Management focused on all forms of capital, including environmental, social, and human capital.

The Manulife Investment Management voting principles (voting principles) outlined in Appendix B provide guidance for our voting decisions. An active decision to invest in a firm reflects a positive conviction in the investee company and we generally expect to be supportive of management for that reason. Manulife IM may seek to challenge management’s recommendations, however, if they contravene these voting principles or Manulife IM otherwise determines that doing so is in the best interest of its clients.

[2]	Further information on Sustainable Investing at Manulife IM can be found at manulifeim.com/institutional.

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Manulife Investment Management global proxy voting policy and procedures

Manulife IM also regularly engages with boards and management on environmental, social, or corporate governance issues consistent with the principles stipulated in our sustainable investing statement and our ESG engagement policy. Manulife IM may, through these engagements, request certain changes of the portfolio company to mitigate risks or maximize opportunities. In the context of preparing for a shareholder meeting, Manulife IM will review progress on requested changes for those companies engaged. In an instance where Manulife IM determines that the issuer has not made sufficient improvements on an issue, then we may take voting action to demonstrate our concerns.

In rare circumstances, Manulife IM may consider filing, or co-filing, a shareholder resolution at an investee company. This may occur where our team has engaged with management regarding a material sustainability risk or opportunity, and where we determine that the company has not made satisfactory progress on the matter within a reasonable time period. Any such decision will be in the sole discretion of Manulife IM and acted on where we believe filing, or co-filing, a proposal is in the best interests of our clients.

Manulife IM may also divest of holdings in a company where portfolio managers are dissatisfied with company financial performance, strategic direction, and/or management of material sustainability risks or opportunities.

Procedures

Receipt of ballots and proxy materials

Proxies received are reconciled against the client’s holdings, and the custodian bank will be notified if proxies have not been forwarded to the proxy service provider when due.

Voting proxies

Manulife IM has adopted the voting principles contained in Appendix B of this policy.

Manulife IM has deployed the services of a proxy voting services provider to ensure the timely casting of votes, and to provide relevant and timely proxy voting research to inform our voting decisions. Through this process, the proxy voting services provider populates initial recommended voting decisions that are aligned with the Manulife IM voting principles outlined in Appendix B. These voting recommendations are then submitted, processed, and ultimately tabulated. Manulife IM retains the authority and operational functionality to submit different voting instructions after these initial recommendations from the proxy voting services provider have been submitted, based on Manulife IM’s assessment of each situation. As Manulife IM reviews voting recommendations and decisions, as articulated below, Manulife IM will often change voting instructions based on those reviews. Manulife IM periodically reviews the detailed policies created by the proxy voting service provider to ensure consistency with our voting principles, to the extent this is possible.

Manulife IM also has procedures in place to review additional materials submitted by issuers often in response to voting recommendations made by proxy voting service providers. Manulife IM will review additional materials related to proxy voting decisions in those situations where Manulife IM becomes aware of those additional materials, is considering voting contrary to management, and where Manulife IM owns 2% or more of the subject issuer as aggregated across the funds.

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Manulife Investment Management global proxy voting policy and procedures

Portfolio managers actively review voting options and make voting decisions for their holdings. Where Manulife IM holds a significant ownership position in an issuer, the rationale for a portfolio manager’s voting decision is specifically recorded, including whether the vote cast aligns with the recommendations of the proxy voting services provider or has been voted differently. A significant ownership position in an investment is defined as those cases where Manulife IM holds at least 2% of a company’s issued share capital in aggregate across all Manulife IM client accounts.

The Manulife IM ESG research and integration team (ESG team) is an important resource for portfolio management teams on proxy matters. This team provides advice on specific proxy votes for individual issuers if needed. ESG team advice is supplemental to the research and recommendations provided by our proxy voting services provider. In particular, ESG analysts actively review voting resolutions for companies in which:

•	Manulife IM’s aggregated holdings across all client accounts represent 2% or greater of issued capital;

•

A meeting agenda includes shareholder resolutions related to environmental and social risk management issues, or where the subject of a shareholder resolution is deemed to be material to our investment decision; or

Manulife IM may also review voting resolutions for issuers where an investment team engaged with the firm within the previous two years to seek a change in behavior.

After review, the ESG team may provide research and advice to investment staff in line with the voting principles.

Manulife IM also has an internal proxy voting working group (working group) comprising senior managers from across Manulife IM including the equity investment team, legal, compliance, and the ESG team. The working Group operates under the auspices of the Manulife IM Public Markets Sustainable Investing Committee. The Working group regularly meets to review and discuss voting decisions on shareholder proposals or instances where a portfolio manager recommends a vote different than the recommendation of the proxy voting services provider.

Manulife IM clients retain the authority and may choose to lend shareholdings. Manulife IM, however, generally retains the ability to restrict shares from being lent and to recall shares on loan in order to preserve proxy voting rights. Manulife IM is focused in particular on preserving voting rights for issuers where funds hold 2% or more of an issuer as aggregated across funds. Manulife IM has a process in place to systematically restrict and recall shares on a best efforts basis for those issuers where we own an aggregate of 2% or more.

Manulife IM may refrain from voting a proxy where we have agreed with a client in advance to limit the situations in which we will execute votes. Manulife IM may also refrain from voting due to logistical considerations that may have a detrimental effect on our ability to vote. These issues may include, but are not limited to:

•	Costs associated with voting the proxy exceed the expected benefits to clients;

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Manulife Investment Management global proxy voting policy and procedures

•	Underlying securities have been lent out pursuant to a client’s securities lending program and have not been subject to recall;

•	Short notice of a shareholder meeting;

•	Requirements to vote proxies in person;

•	Restrictions on a nonnational’s ability to exercise votes, determined by local market regulation;

•	Restrictions on the sale of securities in proximity to the shareholder meeting (i.e., share blocking);

•	Requirements to disclose commercially sensitive information that may be made public (i.e., reregistration);

•	Requirements to provide local agents with power of attorney to facilitate the voting instructions (such proxies are voted on a best-efforts basis); or

•	The inability of a client’s custodian to forward and process proxies electronically.

If a Manulife IM portfolio manager believes it is in the best interest of a client to vote proxies in a manner inconsistent with the policy, the portfolio manager will submit new voting instructions to a member of the ESG team with rationale for the new instructions. The ESG team will then support the portfolio manager in developing voting decision rationale that aligns with this policy and the voting principles. The ESG team will then submit the vote change to the working group. The working group will review the change and ensure that the rationale is sound, and the decision will promote the long-term success of the issuer.

On occasion, there may be proxy votes that are not within the research and recommendation coverage universe of the proxy voting service provider. Portfolio managers responsible for the proxy votes will provide voting recommendations to the ESG team, and those items may be escalated to the working group for review to ensure that the voting decision rationale is sound, and the decision will promote the long-term success of the issuer. the Manulife IM proxy operations team will be notified of the voting decisions and execute the votes accordingly.

Manulife IM does not engage in the practice of “empty voting” (a term embracing a variety of factual circumstances that result in a partial, or total, separation of the right to vote at a shareholders meeting from beneficial ownership of the shares on the meeting date). Manulife IM prohibits investment managers from creating large hedge positions solely to gain the vote while avoiding economic exposure to the market. Manulife IM will not knowingly vote borrowed shares (for example, shares borrowed for short sales and hedging transactions).

Engagement of the proxy voting service provider

Manulife IM has contracted with a third-party proxy service provider to assist with the proxy voting process. Except in instances where a client retains voting authority, Manulife IM will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to the proxy service provider.

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Manulife Investment Management global proxy voting policy and procedures

Manulife IM has engaged its proxy voting service provider to:

•	Research and make voting recommendations;

•	Ensure proxies are voted and submitted in a timely manner;

•	Provide alerts when issuers file additional materials related to proxy voting matters;

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Manulife Investment Management global proxy voting policy and procedures

•	Perform other administrative functions of proxy voting;

•	Maintain records of proxy statements and provide copies of such proxy statements promptly upon request;

•	Maintain records of votes cast; and

•	Provide recommendations with respect to proxy voting matters in general.

Scope of proxy voting authority

Manulife IM and our clients shape the proxy voting relationship by agreement provided there is full and fair disclosure and informed consent. Manulife IM may agree with clients to other proxy voting arrangements in which Manulife IM does not assume proxy voting responsibility or will only vote in limited circumstances.3

While the application of our fiduciary duty in the context of proxy voting will vary with the scope of the voting authority we assume, we acknowledge the relationship in all cases remains that of a fiduciary to the client. Beyond the general discretion retained by Manulife IM to withhold from voting as outlined above, Manulife IM may enter a specific agreement with a client not to exercise voting authority on certain matters where the cost of voting would be high or the benefit to the client would be low.

Disclosure of proxy votes

Manulife IM may inform company management of our voting intentions ahead of casting the vote. This is in line with Manulife IM’s objective to provide the opportunity for companies to better understand our investment process, policies, and objectives.

We will not intentionally disclose to anyone else, including other investors, our voting intention prior to casting the vote.

Manulife IM keeps records of proxy voting available for inspection by clients, regulatory authorities, or government agencies.

Manulife IM quarterly discloses voting records aggregated across funds.4

Conflicts of interest

Manulife IM has an established infrastructure designed to identify conflicts of interest throughout all aspects of the business. Proxy voting proposals may raise conflicts between the interests of Manulife IM’s clients and the interests of Manulife IM, its affiliates, or employees. Apparent conflicts are reviewed by the working group to determine whether there is a conflict of interest and, if so, whether the conflict is material. Manulife IM shall consider any of the following circumstances a potential material conflict of interest:

•	Manulife IM has a business relationship or potential relationship with the issuer;

[3]

We acknowledge SEC guidance on this issue from August 2019, which lists several nonexhaustive examples of possible voting arrangements between the client and investment advisor, including (i) an agreement with the client to exercise voting authority pursuant to specific parameters designed to serve the client’s best interest; (ii) an agreement with the client to vote in favor of all proposals made by particular shareholder proponents; or (iii) an agreement with the client to vote in accordance with the voting recommendations of management of the issuer. All such arrangements could be subject to conditions depending on instruction from the client.

[4]	Manulife IM aggregated voting records are available through this site manulifeim.com/institutional/us/en/sustainability

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Manulife Investment Management global proxy voting policy and procedures

•	Manulife IM has a business relationship with the proponent of the proxy proposal; or

•	Manulife IM members, employees, or consultants have a personal or other business relationship with managers of the business such as top-level executives, corporate directors, or director candidates.

In addressing any such potential material conflict, Manulife IM will seek to ensure proxy votes are cast in the advisory client’s best interests and are not affected by Manulife IM’s potential conflict. In the event a potential material conflict of interest exists, the working group or its designee will either (i) review the proxy voting decisions to ensure robust rationale, that the voting decision will protect or enhance shareholder value over the long term, and is in line with the best interest of the client; (ii) vote such proxy according to the specific recommendation of the proxy voting services provider; (iii) abstain; or (iv) request the client vote such proxy. The basis for the voting decision, including the process for the determination of the decision that is in the best interests of the client, is recorded.

Voting shares of Manulife Financial Corporation

Manulife Financial Corporation (MFC) is the publicly listed parent company of Manulife IM. Generally, legislation restricts the ability of a public company (and its subsidiaries) to hold shares in itself within its own accounts. Accordingly, the MFC share investment policy outlines the limited circumstances in which MFC or its subsidiaries may, or may not, invest or hold shares in MFC on behalf of MFC or its subsidiaries.5

The MFC share investment policy does not apply to investments made on behalf of unaffiliated third parties, which remain assets of the client. 6 Such investing may be restricted, however, by specific client guidelines, other Manulife policies, or other applicable laws.

Where Manulife IM is charged with voting MFC shares, we will execute votes in proportion with all other shareholders (i.e., proportional or echo vote). This is intended to neutralize the effect of our vote on the meeting outcome.

Policy responsibility and oversight

The working group oversees and monitors the policy and Manulife IM’s proxy voting function. The working group is responsible for reviewing regular reports, potential conflicts of interest, vote changes, and nonroutine proxy voting items. The working group also oversees the third-party proxy voting service provider. The working group will meet at least monthly and report to the Manulife IM public markets sustainable investing committee and, where requested, the Manulife IM operating committee.

[5]	This includes general funds, affiliated segregated funds or separate accounts, and affiliated mutual / pooled funds.
[6]	This includes assets managed or advised for unaffiliated third parties, such as unaffiliated mutual/pooled funds and unaffiliated institutional advisory portfolios.

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Manulife Investment Management global proxy voting policy and procedures

Manulife IM’s proxy operations team is responsible for the daily administration of the proxy voting process for all Manulife IM operations that have contracted with a third-party proxy voting services provider. Significant proxy voting issues identified by Manulife IM’s proxy operations team are escalated to the chief compliance officer or its designee, and the working group.

The working group is responsible for the proper oversight of any service providers hired by Manulife IM to assist it in the proxy voting process. This oversight includes:

Annual due diligence: Manulife IM conducts an annual due diligence review of the proxy voting research service provider. This oversight includes an evaluation of the service provider’s industry reputation, points of risk, compliance with laws and regulations, and technology infrastructure. Manulife IM also reviews the provider’s capabilities to meet Manulife IM’s requirements, including reporting competencies; the adequacy and quality of the proxy advisory firm’s staffing and personnel; the quality and accuracy of sources of data and information; the strength of policies and procedures that enable it to make proxy voting recommendations based on current and accurate information; and the strength of policies and procedures to address conflicts of interest of the service provider related to its voting recommendations.

Regular Updates: Manulife also requests that the proxy voting research service provider deliver updates regarding any business changes that alter that firm’s ability to provide independent proxy voting advice and services aligned with our policies.

Additional oversight in process: Manulife IM has additional control mechanisms built into the proxy voting process to act as checks on the service provider and ensure that decisions are made in the best interest of our clients. These mechanisms include:

•

Sampling prepopulated votes: Where we use a third-party research provider for either voting recommendations or voting execution (or both), we may assess prepopulated votes shown on the vendor’s electronic voting platform before such votes are cast to ensure alignment with the voting principles.

•

Decision scrutiny from the working group: Where our voting policies and procedures do not address how to vote on a particular matter, or where the matter is highly contested or controversial (e.g., major acquisitions involving takeovers or contested director elections where a shareholder has proposed its own slate of directors), review by the working group may be necessary or appropriate to ensure votes cast on behalf of its client are cast in the client’s best interest.

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Manulife Investment Management global proxy voting policy and procedures

Recordkeeping and reporting

Manulife IM provides clients with a copy of the voting policy on request and it is also available on our website at manulifeim.com/institutional. Manulife IM describes its proxy voting procedures to its clients in the relevant or required disclosure document and discloses to its clients the process to obtain information on how Manulife IM voted that client’s proxies.

Manulife IM keeps records of proxy voting activities and those records include proxy voting policies and procedures, records of votes cast on behalf of clients, records of client requests for proxy voting information; and any documents generated in making a vote decision. These documents are available for inspection by clients, regulatory authorities, or government agencies.

Manulife IM discloses voting records on its website and those records are updated on a quarterly basis. The voting records generally reflect the voting decisions made for retail, institutional and other client funds in the aggregate.

Policy amendments and exceptions

This policy is subject to periodic review by the proxy voting working group. The working group may suggest amendments to this policy and any such amendments must be approved by the Manulife IM public markets sustainable investing committee and the Manulife IM operating committee.

Any deviation from this policy will only be permitted with the prior approval of the chief investment officer or chief administrative officer (or their designee), with the counsel of the chief compliance officer/general counsel.

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Appendix A. Manulife IM advisory affiliates in scope of policy and investment management business only.

Manulife Investment Management Limited

Manulife Investment Management (North America) Limited

Manulife Investment Management (Hong Kong) Limited

PT Manulife Aset Manajemen Indonesia*

Manulife Investment Management (Japan) Limited

Manulife Investment Management (Malaysia) Bhd.

Manulife Investment Management and Trust Corporation

Manulife Investment Management (Singapore) Pte. Ltd.

Manulife IM (Switzerland) LLC

Manulife Investment Management (Taiwan) Co., Ltd.*

Manulife Investment Management (Europe) Limited

Manulife Investment Management (US) LLC

Manulife Investment Fund Management (Vietnam) Company Limited*

*

By reason of certain local regulations and laws with respect to voting, for example, manual/physical voting processes or the absence of a third-party proxy voting service provider for those jurisdictions, Manulife Investment Fund Management (Vietnam) Company Limited, and PT Manulife Aset Manajemen Indonesia do not engage a third-party service provider to assist in their proxy voting processes. Manulife Investment Management (Taiwan) Co., Ltd. Uses the third-party proxy voting service provider to execute votes for non-Taiwanese entities only.

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Appendix B. Manulife IM voting principles

Manulife IM believes that strong management of all forms of corporate capital, whether financial, social, or environmental will mitigate risks, create opportunities, and drive value over the long term. Manulife IM reviews and considers environmental, social, and corporate governance risks and opportunities in our investment decisions. Once invested, Manulife IM continues our oversight through active ownership, which includes portfolio company engagement and proxy voting of underlying shares. We believe proxy voting is a vital component of this continued oversight as it provides a voice for minority shareholders regarding management actions.

Manulife IM has developed some key principles that generally drive our proxy voting decisions and engagements. We believe these principles preserve value and generally lead to outcomes that drive positive firm performance. These principles dictate our voting on issues ranging from director elections and executive compensation to the preservation of shareholder rights and stewardship of environmental and social capital. Manulife IM also adopts positions on certain sustainability topics and these voting principles should be read in conjunction with those position statements. Currently, we have a climate change statement and an executive compensation statement that also help guide proxy voting decisions on those matters. The facts and circumstances of each issuer are unique, and Manulife IM may deviate from these principles where we believe doing so will preserve or create value over the long term. These principles also do not address the specific content of all proposals voted around the globe, but provide a general lens of value preservation, value creation, risk management, and protection of shareholder rights through which Manulife IM analyzes all voting matters.

I.

Boards and directors: Manulife IM generally use the following principles to review proposals covering director elections and board structure in the belief that they encourage engaged and accountable leadership of a firm.

a.

Board independence: The most effective boards are composed of directors with a diverse skill set that can provide an objective view of the business, oversee management, and make decisions in the best interest of the shareholder body at large. To create and preserve this voice, boards should have a significant number of nonexecutive, independent directors. The actual number of independent directors can vary by market and Manulife IM accounts for these differences when reviewing the independence of the board. Ideally, however, there is an independent majority among directors at a given firm.

b.

Committee independence: Manulife IM also prefers that key board committees are composed of independent directors. Specifically, the audit, nomination, and compensation committees should generally be entirely or majority composed of independent directors.

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c.

Attendance: A core part of a director’s duties is to remain an engaged and productive participant at board and committee meetings. Directors should, therefore, attend at least 75% of board and committee meetings in the aggregate over the course of a calendar year.

d.

Diversity: In line with the principles expressed in relation to board of independence above, Manulife IM believes boards with strong gender representation are better equipped to manage risks and oversee business resilience over the long term compared to firms with low gender balance. Manulife IM generally expects boards to have at least one woman on the board and encourages companies to aspire to a higher balance of gender representation. Manulife IM also may hold boards in certain markets to a higher standard as market requirements and expectations change. In Canada, Europe, the United Kingdom, and Ireland, for example, we encourage boards to achieve at least one-third female representation. We generally encourage boards to achieve racial and ethnic diversity among their members. We may, in the future, hold nomination committee chairs accountable where the board does not appear to have racial or ethnically diverse members.

e.

Classified/staggered boards: Manulife IM prefers that directors be subject to election and reelection on an annual basis. Annual elections operate to hold directors accountable for their actions in a given year in a timely manner. Shareholders should have the ability to voice concerns through a director vote and to potentially remove problematic directors if necessary. Manulife IM generally opposes the creation of classified or staggered director election cycles designed to extend director terms beyond one year. Manulife IM also generally supports proposals to eliminate these structures.

f.

Overboarding: Manulife IM believes directors should limit their outside board seats in order to ensure that they have the time and attention to provide their director role at a firm in question. Generally, this means directors should not sit on more than five public company boards. The role of CEO requires an individual’s significant time and attention. Directors holding the role of CEO at any public firm, therefore, generally should not sit on more than three public company boards inclusive of the firm at which they hold the CEO role.

g.

Independent chair/CEO: Governance failures can occur where a manager has firm control over a board through the combination of the chair/CEO roles. Manulife IM generally supports the separation of the chair/CEO roles as a means to prevent board capture by management. We may evaluate proposals to separate the chair/CEO roles on a case-by-case basis, for example, however, considering such factors as the establishment of a strong lead independent director role or the temporary need for the combination of the CEO/chair roles to help the firm through a leadership transition.

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h.

Vote standard: Manulife IM generally supports a vote standard that allows resolutions to pass, or fail, based on a majority voting standard. Manulife IM generally expects companies to adopt a majority vote standard for director elections and supports the elimination of a plurality vote standard except in the case of contested elections.

i.

Contested elections: Where there is a proxy contest or a director’s election is otherwise contested, Manulife IM evaluates the proposals on a case-by-case basis. Consideration is given to firm performance, whether there have been significant failures of oversight and whether the proponent for change makes a compelling case that board turnover will drive firm value.

j.

Significant and problematic actions or omissions: Manulife IM believes boards should be held accountable to shareholders in instances where there is a significant failure of oversight that has led to a loss of firm value, transparency failure or otherwise curtailed shareholder rights. Manulife IM generally considers withholding from, or voting against, certain directors in these situations. Some examples of actions that might warrant a vote against directors include, but are not limited to, the following:

Failure of oversight: Manulife IM may take action against directors where there has been a significant negative event leading to a loss of shareholder value and stakeholder confidence. A failure may manifest itself in multiple ways, including adverse auditor opinions, material misstatements, failures of leadership and governance, failure to manage ESG risks, environmental or human rights violations, and poor sustainability reporting.

Adoption of anti-takeover mechanism: Boards should generally review takeover offers independently and objectively in consideration of the potential value created or lost for shareholders. Manulife IM generally holds boards accountable when they create or prolong certain mechanisms, bylaws or article amendments that act to frustrate genuine offers that may lead to value creation for shareholders. These can include poison pills; classes of shares with differential voting rights; classified, or staggered, board structures; and unilateral bylaw amendments and supermajority voting provisions.

Problematic executive compensation practices: Manulife IM encourages companies to adopt best practices for executive compensation in the markets in which they operate. Generally, this means that pay should be aligned with performance. Manulife IM may hold directors accountable where this alignment is not robust. We may also hold boards accountable where they have not adequately responded to shareholder votes against a previous proposal on remuneration or have adopted problematic agreements or practices (e.g., golden parachutes, repricing of options).

Bylaw/article adoption and amendments: Shareholders should have the ability to vote on any change to company articles or bylaws that will materially change their rights as shareholders. Any amendments should require only a majority of votes to pass. Manulife IM will generally hold directors accountable where a board has amended or adopted bylaw and/or article provisions that significantly curtail shareholder rights.

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Manulife Investment Management global proxy voting policy and procedures

Engagement responsiveness: Manulife IM regularly engages with issuers to discuss ESG risks and opportunities and may request changes from firms during these discussions. Manulife IM may vote against certain directors where we have engaged with an issuer and requested certain changes, but the firm has not made sufficient progress on those matters.

II.

Environmental and social proposals: Manulife IM expects its portfolio companies to manage material environmental and social issues affecting their businesses, whether risks or opportunities, with a view towards long-term value preservation and creation. 7 Manulife IM expects firms to identify material environmental and social risks and opportunities specific to their businesses, to develop strategies to manage those matters, and to provide meaningful, substantive reporting while demonstrating progress year over year against their management plans. Proposals touching on management of risks and opportunities related to environmental and social issues are often put forth as shareholder proposals but can be proposed by management as well. Manulife IM generally supports shareholder proposals that request greater transparency or adherence to internationally recognized standards and principles regarding material environmental and social risks and opportunities.

a.

The magnitude of the risk/opportunity: Manulife IM evaluates the level of materiality of a certain environmental or social issue identified in a proposal as it pertains to the firm’s ability to generate value over the long term. This review includes deliberation of the effect an issue will have on the financial statements and/or the cost of capital.

b.

The firm’s current management of the risk/opportunity: Manulife IM analyzes a firm’s current approach to an issue to determine whether the firm has robust plans, infrastructure, and reporting to mitigate the risk or embrace the opportunity. Recent controversies, litigation, or penalties related to a given risk are also considered.

c.

The firm’s current disclosure framework: Manulife IM expects firms to disclose enough information for shareholders to assess the company’s management of environmental and social risks and opportunities material to the business. Manulife IM may support proposals calling for enhanced firm disclosure regarding environmental and social issues where additional information would help our evaluation of a company’s exposure, and response, to those factors.

[7]

For more information on issues generally of interest to our firm, please see the Manulife Investment Management engagement policy, the Manulife Investment Management sustainable investing and sustainability risk statement, and the Manulife Investment Management climate change statement.

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Manulife Investment Management global proxy voting policy and procedures

d.

Legislative or regulatory action of a risk/opportunity: When reviewing proposals on environmental or social factors, Manulife IM considers whether a given risk or opportunity is currently addressed by local regulation or law in the markets in which a firm operates and whether those rules are designed to adequately manage an issue. Manulife IM also considers whether a firm should proactively address a matter in anticipation of future legislation or regulation.

e.

Cost to, or disruption of, the business: When reviewing environmental and social proposals, Manulife IM assesses the potential cost of the requested action against the benefit provided to the firm and its shareholders. Particular attention is paid to proposals that request actions that are overly prescriptive on management or that request a firm exit markets or operations that are essential to its business.

III.	Shareholder rights: Manulife IM generally supports management or shareholder proposals that protect, or improve, shareholder rights and opposes proposals that remove, or curtail, existing rights.

a.

Shareholder rights plans (poison pills): Manulife IM generally opposes mechanisms intended to frustrate genuine takeover offers. Manulife IM may, however, support shareholder rights plans where the plan has a trigger of 20% ownership or more and will expire in three years or less. In conjunction with these requirements, Manulife IM evaluates the company’s strategic rationale for adopting the poison pill.

b.

Supermajority voting: Shareholders should have the ability to direct change at a firm based on a majority vote. Manulife IM generally opposes the creation, or continuation, of any bylaw, charter, or article provisions that require approval of more than a majority of shareholders for amendment of those documents. Manulife IM may consider supporting such a standard where the supermajority requirement is intended to protect minority shareholders.

c.

Proxy access: Manulife IM believes that shareholders have a right to appoint representatives to the board that best protect their interests. The power to propose nominees without holding a proxy contest is a way to protect that right and is potentially less costly to management and shareholders. Accordingly, Manulife IM generally supports creation of a proxy access right (or similar power at non-U.S. firms) provided there are reasonable thresholds of ownership and a reasonable number of shareholders can aggregate ownership to meet those thresholds.

d.

Written consent: Written consent provides shareholders the power to formally demand board action outside of the context of an annual general meeting. Shareholders can use written consent as a nimble method of holding boards accountable. Manulife IM generally supports the right of written consent so long as that right is reasonably tailored to reflect the will of a majority of shareholders. Manulife IM may not support such a right, however, where there is a holder with a significant, or controlling, stake. Manulife IM evaluates the substance of any written actual consent proposal in line with these principles.

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Manulife Investment Management global proxy voting policy and procedures

e.

Right to call a special meeting: Manulife IM is generally supportive of the shareholder right to call a special meeting. This right allows shareholders to quickly respond to events that can significantly affect firm value. Manulife IM believes that a 10% ownership threshold to call a special meeting reasonably protects this shareholder right while reducing the possibility of undue distraction for management.

IV.

Executive compensation: Manulife IM encourages companies to align executive incentives with shareholder interests when designing executive compensation plans. Companies should provide shareholders with transparent, comprehensive, and substantive disclosure regarding executive compensation that aids shareholder assessment of the alignment between executive pay and firm performance. Companies should also have the flexibility to design remuneration programs that fit a firm’s business model, business sector and industry, and overall corporate strategy. No one template of executive remuneration can fit all companies.

a.

Advisory votes on executive compensation: While acknowledging that there is no singular model for executive compensation, Manulife IM closely scrutinizes companies that have certain concerning practices which may include:

i.

Misalignment between pay and company performance: Pay should generally move in tandem with corporate performance. Firms where CEO pay remains flat, or increases, though corporate performance remains down relative to peers, are particularly concerning.

ii.

One-time grants: A firm’s one-time grant to an executive, outside of the normal salary, bonus, and long-term award structure, may be indicative of an overall failure of the board to design an effective remuneration plan. A company should have a robust justification for making grants outside of the normal remuneration framework.

iii.

Significant quantity of nonperformance-based pay: Executive pay should generally be weighted more heavily toward performance-based remuneration to create the alignment between pay and performance. Companies should provide a robust explanation for any significant awards made that vest solely based on time or are not otherwise tied to performance.

iv.

Lack of rigor in performance targets: Performance targets should challenge managers to improve corporate performance and outperform peers. Targets should, where applicable, generally align with, or even outpace, guidance; incentivize outperformance against a peer group; and otherwise remain challenging.

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v.

Lack of disclosure: Transparency is essential to shareholder analysis and understanding of executive remuneration at a company. Manulife IM expects firms to clearly disclose all major components of remuneration. This includes disclosure of amounts, performance metrics and targets, vesting terms, and pay outcomes.

vi.

Repricing of options: Resetting the exercise price of outstanding options significantly undermines the incentive nature of the initial option grant. Though a firm may have a strong justification for repricing options, Manulife IM believes that firms should put such decisions to a shareholder vote. Manulife IM may generally oppose an advisory vote on executive compensation where a company has repriced outstanding options for executives without that shareholder approval.

vii.

Adoption of problematic severance agreements (golden parachutes): Manulife IM believes managers should be incentivized to pursue and complete transactions that may benefit shareholders. Severance agreements, if structured appropriately, can provide such inducements. At the same time, however, the significant payment associated with severance agreements could potentially drive managers to pursue transactions at the expense of shareholder value. Manulife IM may generally oppose an executive remuneration proposal where a firm has adopted, or amended, an agreement with an executive that contains an excise tax gross-up provision, permits accelerated vesting of equity upon a change-in-control, allows an executive to unilaterally trigger the severance payment, or pays out in an amount greater than 300% of salary and bonus combined.

V.

Capital structure: Manulife IM believes firms should balance the need to raise capital and encourage investment with the rights and interests of the existing shareholder body. Evaluation of proposals to issue shares, repurchase shares, conduct stock splits, or otherwise restructure capital, is conducted on a case- by-case basis with some specific requests covered here:

a.

Common stock authorization: Requests to increase the pool of shares authorized for issuance are evaluated on a case-by-case basis with consideration given to the size of the current pool, recent use of authorized shares by management, and the company rationale for the proposed increase. Manulife IM also generally supports these increases where the company intends to execute a split of shares or pay a stock dividend.

b.

Reverse stock splits: Manulife IM generally supports proposals for a reverse stock split if the company plans to proportionately reduce the number of shares authorized for issue in order to mitigate against the risk of excessive dilution to our holdings. We may also support these proposals in instances where the firm needs to quickly raise capital in order to continue operations.

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Manulife Investment Management global proxy voting policy and procedures

c.

Dual class voting structure: Voting power should align with economic interest at a given firm. Manulife IM generally opposes the creation of new classes of stock with differential voting rights and supports the elimination of these structures.

VI.

Corporate transactions and restructurings: Manulife IM reviews mergers, acquisitions, restructurings, and reincorporations on a case-by-case basis through the lens of whether the transaction will create shareholder value. Considerations include fairness of the terms, valuation of the event, changes to management and leadership, realization of synergies and efficiencies, and whether the rationale for a strategic shift is compelling.

VII.

Cross shareholding: Cross shareholding is a practice where firms purchase equity shares of business partners, customers, or suppliers in support of those relationships. Manulife IM generally discourages this practice as it locks up firm capital that could be allotted to income-generating investments or otherwise returned to shareholders. Manulife IM will review cross shareholding practices at issuers and we encourage issuers to keep cross shareholdings below 20% of net assets.

VIII.

Audit-related issues: Manulife IM believes that an effective auditor will remain independent and objective in its review of company reporting. Firms should be transparent regarding auditor fees and other services provided by an auditor that may create a conflict of interest. Manulife IM uses the below principles to guide voting decisions related to auditors.

a.

Auditor ratification: Manulife IM generally approves the reappointment of the auditor absent evidence that they have either failed in their duties or appear to have a conflict that may not allow independent and objective oversite of a firm.

b.

Auditor rotation: If Manulife IM believes that the independence and objectivity of an auditor may be impaired at a firm, we may support a proposal requesting a rotation of auditor. Reasons to support the rotation of the auditor can include a significant failure in the audit function and excessive tenure of the auditor at the firm.

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